EXHIBIT 10.4

CREDIT AGREEMENT

among

ALPHA STAR EQUITIES LTD.,

as Borrower

VARIOUS FINANCIAL INSTITUTIONS,

as Lenders

CITIBANK, N.A.,

as Administrative Agent

and

CITIBANK, N.A.,

as Collateral Agent

Dated as of March 21, 2011

Alpha Star Drilling Rig Project

CREDIT AGREEMENT (this “Agreement”), dated as of March 21, 2011, among (i) ALPHA STAR EQUITIES LTD., a company incorporated under the laws of the British Virgin Islands (the “Borrower”), (ii) the financial institutions from time to time party hereto as Lenders, (iii) CITIBANK, N.A., as Administrative Agent, and (iv) CITIBANK, N.A., as Collateral Agent.

W I T N E S S E T H

WHEREAS the Borrower has been organized as a special purpose company under the laws of the British Virgin Islands to arrange the construction, completion, ownership and operation of the Drilling Unit, all as more fully described in the Project Documents, to be chartered to Petrobras under the Charter Agreement;

WHEREAS the Borrower has entered into the Building Contract relating to the construction of the Drilling Unit;

WHEREAS in order to enable the Borrower to pay certain Project Costs, the Borrower has requested the Lenders to provide the credit facilities described herein; and

WHEREAS the Lenders are willing to provide the credit facilities described herein upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION

1.1 Defined Terms. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its Schedules and Exhibits shall have the respective meanings assigned to such terms in Appendix A hereto.

1.2 Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Appendix A hereto shall apply to this Agreement.

1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to financial matters, and all financial statements to be delivered by the Borrower under this Agreement shall be made or prepared in accordance with IFRS (including principles of consolidation where appropriate) applied on a consistent basis (except to the extent approved or required by the independent public accountants certifying such statements and disclosed therein).

1.4 Currency. To the extent that the determination of compliance with any provision hereof or any other Financing Document (other than the Required Hedging Agreements) requires the conversion of Reais into Dollars or of Dollars into Reais, then such conversion shall be made based upon the Dollar Equivalent of the amount of Reais, or the Reais Equivalent of the amount of Dollars, as the case may be, as determined on the date of each new incurrence, creation, sale, transfer, disposition, expenditure or other similar event (each an “incurrence”), as the case may be, pursuant to the applicable provision (with all such items theretofore incurred to be recalculated based upon such conversion rate).

SECTION 2. AMOUNTS AND TERMS OF LOANS

2.1 The Loans.

(a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, from time to time during the Availability Period, loans (each a “Loan” and, collectively, the “Loans”) to the Borrower, which Loans shall (i) be made and maintained in Dollars, (ii) not exceed for any Lender, in aggregate principal amount, that amount which equals the Commitment of such Lender, and (iii) mature on the Maturity Date.

(b) The Loans are available only on the terms and conditions specified hereunder, and once repaid, in whole or in part, at maturity or by prepayment, may not be reborrowed in whole or in part.

(c) The Parties agree that (i) the obligations of each of the Financing Parties hereunder are several and not joint and no Financing Party shall be responsible for the failure of any other Financing Party to satisfy its obligations hereunder or under any other Transaction Document and (ii) the rights and interests of each of the Financing Parties hereunder are several and the amounts due to each constitute a separate and independent debt.

2.2 Notice of Borrowing. Whenever the Borrower desires to make a Borrowing pursuant to Section 2.1, it shall give the Administrative Agent at its Notice Office at least three (3) Business Days’ prior written notice; provided, that any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (New York City time). Each such notice (a “Notice of Borrowing”) shall be irrevocable and shall be given by the Borrower substantially in the form of Exhibit A hereto, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing and (ii) the date of such Borrowing (which shall be a Business Day); provided, however, that no Notice of Borrowing shall be required to be delivered in connection with a Borrowing of Loans solely in respect of Eligible IDC. The Administrative Agent shall promptly give each Lender notice of the proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

2.3 Pro Rata Borrowings; Availability. Each Borrowing of Loans (other than Borrowings of Loans to be utilized pursuant to Section 2.5(c)) shall be incurred ratably among the Lenders based upon the amount of their respective Commitments. It is agreed that each Lender shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Lender to make a Loan hereunder.

2.4 Minimum Amount and Maximum Number of Borrowings, etc.

(a) The aggregate principal amount of each Borrowing of Loans (other than under Section 2.5(c)) shall not be less than ten million Dollars ($10,000,000).

(b) The Borrower shall be limited to a maximum of two (2) Borrowings per calendar month, provided that no Notice of Borrowing shall be given to the Administrative Agent sooner than five (5) Business Days after the immediately preceding Notice of Borrowing.

2.5 Disbursement of Funds.

(a) Subject to the terms and conditions hereof, no later than 11:00 a.m. (New York City time) on the relevant Disbursement Date, each Lender will make available, through such Lender’s Applicable Lending Office, its pro rata portion of the aggregate amount of the Loans requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will deposit the aggregate of the amounts so made available by the Lenders:

(i)	in accordance with Section 2.5(c), in the case of Loans made for the payment of Eligible IDC; or

(ii)	into the Offshore Construction Account, in the case of Loans made for the payment of other Project Costs.

(b) Unless the Administrative Agent shall have been notified by any Lender prior to the applicable date of the Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of the Borrowing on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may (but shall have no obligation to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If, having made such corresponding amount available to the Borrower, such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender on demand. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately repay such corresponding amount received by it to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if such amount is recovered from such Lender, the cost to the Administrative Agent of acquiring overnight federal funds at the then applicable rate, and (ii) if such amount is recovered from the Borrower, the then applicable rate of interest as provided herein. Nothing in this Section 2.5 shall be deemed to relieve any Lender from its obligation to make a Loan hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

(c) In the event that the Borrower has not submitted a Notice of Borrowing for Loans to be made for the payment of Eligible IDC due on an Interest Payment Date pursuant to Section 2.7 by 11:00 a.m. (New York City time) on the date falling three (3) Business Days prior to that Interest Payment Date, the Borrower irrevocably and unconditionally authorizes and directs each Lender to apply the amount of its pro rata portion of the aggregate amount of the Loans, which are to be made for the payment of Eligible IDC due on such Interest Payment Date pursuant to Section 2.7, without the need for any further authority or direction from the Borrower. The Lenders will not be required to pay any such Loans to the Borrower, but shall apply the proceeds in payment of the Eligible IDC due on the relevant Interest Payment Date, and each Lender will be deemed to have advanced its pro rata portion of such Loans to the Borrower and the Borrower will be deemed to have paid, to the extent of such Loans made, the Eligible IDC due on the relevant Interest Payment Date. Notwithstanding anything herein to the contrary, nothing in this Section 2.5(c) shall limit the right of the Lenders to withhold making any Loans for the payment of Eligible IDC if an Event of Default has occurred and is continuing or any other condition precedent set forth in Section 3.2 has not been satisfied.

2.6 Evidence of Obligations and Notes.

(a) Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender as a result of the Loans of such Lender, including the amounts of principal, interest and other amounts payable and paid to such Lender from time to time under this Agreement and any Notes delivered to such Lender. The entries made by each Lender pursuant to the foregoing sentence shall constitute prima facie evidence of the existence and amounts of Obligations payable and paid to such Lender from time to time under this Agreement and any such Notes; provided, however, that the failure of any Lender to maintain such account or accounts, or any error therein, shall not in any manner affect the obligations of the Borrower to repay or pay the Loan made by such Lender, accrued interest thereon and the other Obligations of the Borrower to such Lender hereunder in accordance with the terms of this Agreement. Each Lender will advise the Borrower of the outstanding indebtedness hereunder to such Lender upon written request therefor.

(b) The Borrower’s obligation to pay the principal of, and interest on, the Loans made by such Lender shall, upon the request of such Lender, be evidenced by a promissory note duly executed and delivered by the Borrower to such Lender substantially in the form of Exhibit B hereto with blanks appropriately completed in conformity herewith (each, a “Note” and, collectively, the “Notes”).

(c) The Note issued to any Lender shall (i) be payable to the order of such Lender or its registered assigns, (ii) be dated on or about the Closing Date, (iii) be in a stated maximum principal amount equal to the Commitment of such Lender and be payable in the outstanding principal amount of Loans evidenced thereby, (iv) mature on the Maturity Date applicable to the Loans, (v) bear interest as provided in this Agreement, and (vi) be entitled to the benefits of this Agreement and the other Financing Documents.

2.7 Interest; Conversions.

(a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date of Borrowing thereof until the maturity of such Loan (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of (x) the LIBOR determined in accordance with Section 2.7(d) for such Interest Period, and (y) the Applicable Margin.

(b) Overdue principal and, to the extent permitted by Law, overdue interest in respect of each Loan and any other overdue amount payable by the Borrower hereunder or under any other Financing Document (other than the Required Hedging Agreements) shall bear interest at a rate (the “Default Rate”) which is equal to the sum of (i) the interest rate in effect from time to time under this Agreement with respect to such Loans and (ii) one percent (1%) per annum. Interest at the Default Rate shall accrue starting from the forth (4th) Business Day following the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount (as well after as before judgment), and shall be payable by the Borrower on demand.

(c) Accrued (and theretofore unpaid) interest on each Loan shall be payable (i) on the last day of each Interest Period applicable thereto and (ii) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Notwithstanding the foregoing, interest payable in accordance with Section 2.7(b) shall be payable as provided therein.

(d) On each Interest Determination Date, the Administrative Agent shall determine the LIBOR for the applicable Interest Period to be applicable to the Loans or to any portion thereof and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.8 Interest Periods. The initial Interest Period for any Loan shall commence on (and include) the date of Borrowing of such Loan and end on (but not include) the next succeeding Interest Payment Date. Each Interest Period occurring thereafter in respect of such Loan shall commence on (and include) the last day of the immediately preceding Interest Period and end on (but not include) the next succeeding Interest Payment Date.

2.9 Net Payments. (a) All payments made by the Borrower hereunder or under any other Financing Document will be made without set-off, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, in the case of any Lender, except as provided in the immediately succeeding sentence, any tax imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges, regardless of whether imposed, assessed or collected by withholding deduction or otherwise, being referred to collectively as “Taxes”); provided that if the Borrowers shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.9), the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable Law. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower shall be obligated to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within forty-five (45) days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower (or such other evidence of payment as is reasonably acceptable to the Lenders). The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) If the Borrower pays any additional amount under this Section 2.9 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 2.9(b), as determined by such Lender in its sole discretion, shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 2.9; (iii) nothing in this Section 2.9(b) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Section 2.9(b) at any time when a Default or Event of Default exists.

(c) A Lender shall, at the request of the Borrower, take all reasonable steps to mitigate any circumstances which arise and which result in or would result in the Lender’s being grossed-up or indemnified under this Section 2.9. A Lender need not take any such steps if such Lender determines, in its sole discretion, that to do so may be materially prejudicial to the Lender (it being understood that it is not prejudicial to the Lender to bear costs that the Borrower is willing to reimburse).

(d) If the Borrower reasonably determines that there exists a reasonable basis for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as the case may be, shall in good faith take into account the position being advanced by the Borrower in evaluating whether a contest with respect to any such taxes should be pursued; provided, however, that (i) the relevant Lender or the Administrative Agent, as the case may be, shall have sole discretion in deciding whether to commence, settle, or abandon any such contest, and shall have complete control with respect to all aspects of any such contest; (ii) the Borrower shall pay all costs and expenses incurred with respect to the contest; (iii) the Borrower shall pay to the relevant Lender or the Administrative Agent, as the case may be, all amounts for which indemnification has been demanded hereunder prior to the commencement of any such contest; and (iv) nothing in this Section 2.9(d) shall require the relevant Lender or the Administrative Agent, as the case may be, to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

2.10 Illegality.

(a) If, after the Effective Date, the introduction of any Law, or any change in any Law, or in the interpretation or administration of any Law, has made it unlawful, or that any applicable central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make a Loan, then, on notice thereof by the Lender to the Borrower through the Administrative Agent, any obligation of that Lender to make such Loan shall be suspended until, subject to Section 2.10(b), the Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful to maintain a Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full the Loan of such Lender then outstanding, together with interest accrued thereon and amounts required under Section 2.12, either on (x) the later of (i) the last day of the Interest Period in respect of such Loan and (ii) the date within thirty (30) days from receipt of such notice (or such shorter period of time as required by applicable Law), if such Lender may lawfully continue to maintain such Loan to such day, or (y) immediately, if such Lender may not lawfully continue to maintain such Loan. In the event that the date specified for such prepayment in such notice is a day other than an Interest Payment Date, the Borrower shall not be required to reimburse such Lender pursuant to Section 2.12 if it makes such prepayment on such date.

(c) The Borrower agrees to take all reasonable steps to obtain, as quickly as possible after receipt of such Lender’s request for prepayment pursuant to Section 2.10(b), any Governmental Approvals then required in connection with such prepayment.

(d) Before giving notice to the Administrative Agent under Section 2.10(a), the affected Lender may designate a different Applicable Lending Office with respect to its Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the reasonable judgment of such Lender, be illegal or otherwise materially disadvantageous to such Lender.

2.11 Increased Costs and Reduction of Return.

(a) If, after the Effective Date, any Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of (i) any change since the date of this Agreement in any applicable Law, including the introduction of any new Law (such as, for example, but not limited to (A) a change in the basis of taxation of payments to a Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of Tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or Applicable Lending Office is located, other than changes in the rate of Tax to the extent such rate change applies to Taxes covered in the fourth sentence of Section 2.9(a)) or (B) a change in official reserve requirements but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR) and/or (ii) in relation to any Loan, other circumstances affecting such Lender or the relevant interbank market or the position of such Lender in such market (unless at that time a Market Disruption Margin Event has been called or a substitute base rate has been applied pursuant to Section 2.13 in respect of or arising out of such other circumstances), then, and in any such event, the Borrower shall pay to such Lender, within thirty (30) days of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as shall be agreed by both the Borrower and such Lender), as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the cause of such increased costs or reduction in the amounts and the basis for the calculation thereof, submitted to the Borrower by such Lender through the Administrative Agent shall, absent manifest error, be final and conclusive and binding on all parties hereto).

(b) If, after the Effective Date, any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Applicable Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender, then, upon written demand of such Lender to the Borrower through the Administrative Agent, the Borrower shall pay to such Lender, from time to time within thirty (30) days of such written demand, additional amounts specified by such Lender as sufficient to compensate such Lender for such increase. A Lender’s reasonable good faith determination of compensation owing under this Section 2.11(b) shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(c) Before giving notice to the Administrative Agent under Section 2.11(a) and (b), the affected Lender shall designate a different Applicable Lending Office with respect to its Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise materially disadvantageous to such Lender.

(d) The Borrower shall not be obliged to pay any additional amount pursuant to this Section 2.11 to the extent that the increased cost to which such additional amount relates is with respect to Taxes for which additional amounts are required to be paid pursuant to Section 2.9.

2.12 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from all losses and expenses documented in the manner provided in the last sentence of this Section 2.12 (excluding any loss of anticipated profits but including any such losses or expenses arising from liquidation or reemployment of funds obtained by such Lender to fund the relevant Loan or from fees payable to terminate the deposits from which such funds were obtained) which the Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to make on a timely basis any scheduled payment of principal of any Loan;

(b) the failure of the Borrower to borrow a Loan after the Borrower has given a Notice of Borrowing;

(c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 6.2; or

(d) the prepayment or repayment (including pursuant to Section 6.1, 6.2 or 6.3) or other payment (including after acceleration thereof) of a Loan on a day that is not an Interest Payment Date;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Loan or from fees payable to terminate the deposits from which such funds were obtained. Each Lender shall, at any time that it makes a claim under this Section 2.12, provide a written notice as to the amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, which notice shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.13 Inability to Determine Rates; Market Disruption.

(a) If, on any Interest Determination Date, the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR for the relevant Interest Period, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the rate of interest on each Loan for each Interest Period shall be the percentage rate per annum which is equal to the sum of (a) a rate determined by calculating the arithmetic mean of the cost of obtaining matching deposits in Dollars in the London interbank market (rounded up to four decimal places) as supplied to the Lenders by the Reference Banks that provide a quote and (b) the Applicable Margin until the Administrative Agent revokes such notice in writing. Upon the receipt of such notice, if the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest applicable to such Loans. Any alternative basis agreed pursuant to foregoing sentence shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties hereto. If no such alternative basis is so agreed, the rate of interest on each Loan shall be as determined pursuant to the second sentence of this Section 2.13(a).

(b) In the event that a Reference Bank shall for whatever reason cease to be a Reference Bank or a Reference Bank assigns its Loans in accordance with Section 9.13 to more than one other bank, the Borrower and the Administrative Agent shall consult and use reasonable efforts to agree (with the consent of the Majority Lenders, acting reasonably) on a replacement Reference Bank; provided that in the event that no such agreement is reached within thirty (30) days, the Administrative Agent may designate a Lender as such replacement Reference Bank.

(c) If, by the close of business which is two (2) Business Days prior to the commencement of any Interest Period, the Required Lenders determine and notify the Administrative Agent that the LIBOR for such Interest Period will not be adequate to cover the cost to such Lenders of making or maintaining their Loans for such Interest Period (a “Market Disruption Margin Event”), then (A) the Administrative Agent and the Borrower shall negotiate in good faith to determine a mutually agreeable substitute base rate of interest applicable to the affected Loans or Commitments in lieu of the LIBOR for such Interest Period (it being understood that each affected Lender must consent to such interest rate) and (B) if no agreement can be so reached by the tenth (10th) Business Day of the Interest Period, then each affected Lender shall determine (and shall certify from time to time in a certificate delivered by such Lender to the Administrative Agent setting forth in reasonable detail the basis of the computation of such amount), which determination shall be made in a commercially reasonable manner, the substitute base rate reflecting the cost to such Lender of funding its Loan for such Interest Period, and such substitute base rate shall be binding upon the Borrower and shall apply in lieu of the LIBOR for such Interest Period; provided, however, that (x) if as the result of such determination such substitute base rate exceeds the LIBOR by 100 basis points (1.0%) or more, such substitute base rate shall be deemed to be the rate per annum equal to the sum of the LIBOR and 100 basis points (1.0%) and (y) in no event shall the interest applicable to the Loans be less than the rate per annum equal to the sum of (1) the LIBOR determined in accordance with Section 2.7(d) and (2) the Applicable Margin.

2.14 Survival. The agreements and obligations of the Borrower in Sections 2.9 through 2.12 shall survive any termination of any Transaction Document and the payment of the Loans, the Notes and all other Obligations.

2.15 Replacement of Lenders; Prepayment. If any Lender is owed increased costs or other amounts under Section 2.9 or 2.11 and compensation with respect to such event is not otherwise requested by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default then exists and such Lender has not changed its Applicable Lending Office with the effect of eliminating such increased costs or other amounts, to (1) prepay the Loans made by such Lender in accordance with Section 6.2(c) or (2) replace such Lender (the “Replaced Lender”) with another commercial bank or banks or other financial institutions (collectively, the “Replacement Lender”) reasonably acceptable to the Administrative Agent (acting on the instructions of the Majority Lenders); provided that (a) at the time of any replacement pursuant to this Section 2.15, the Replacement Lender shall enter into one or more assignment agreements pursuant to Section 9.13 hereof pursuant to which the Replacement Lender shall acquire all of the Commitment and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (i) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (ii) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender, (b) all Obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid; for the avoidance of doubt, in no event will the Borrower be required to make any duplicative payment of Obligations) shall be paid in full to such Replaced Lender concurrently with such replacement and (c) any Required Hedging Agreement to which such Replaced Lender (or any Affiliate of such Replaced Lender) is a party shall be replaced by a Required Hedging Agreement to which another Lender (or its Affiliate) shall be a party (or by an adjustment to an existing Required Hedging Agreement to which another Lender (or its Affiliate) is party) and the Borrower shall pay any amounts owing under such replaced Required Hedging Agreement or otherwise as a result of such replacement. For the avoidance of doubt, nothing in this Section 2.15 shall prevent the Borrower or the Replacement Lender, as the case may be, from making an offer for the amount less than the amount of Obligations then payable to such Lender or the Replaced Lender, as applicable, provided, however, that such Lender or the Replaced Lender, as applicable, shall be under no obligations to accept such offer. Upon the execution of the respective assignment documentation pursuant to clause (a) above and the payment of the amounts referred to in clauses (a), (b) and (c) above, the Replacement Lender shall become a Lender hereunder, and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

SECTION 3. CONDITIONS PRECEDENT.

3.1 Conditions to First Disbursement. The obligation of any Lender to make the first Disbursement shall be subject to the conditions precedent that the Administrative Agent shall have received, or shall have waived (acting on the instructions of all of the Lenders) receipt of, the following, each of which shall be in form and substance satisfactory to the Administrative Agent (acting on the instructions of all of the Lenders), and that the other conditions set forth below shall have been satisfied or waived by the Administrative Agent (acting on the instructions of all of the Lenders):

(a) Transaction Documents. (i) Each of the Transaction Documents (other than any Additional Project Documents not then in existence), each in form and substance satisfactory to each Lender, shall have been duly authorized, executed and delivered by each party thereto and is in full force and effect. The Administrative Agent shall have received originals of each such document to which such Lender is a party (other than the Notes) executed by all parties thereto and a copy of each other such Transaction Document.

(ii) The Administrative Agent shall have received an original certificate of an Authorized Officer of each of the Borrower, Positive and the Operator, dated the Closing Date, certifying that (A) such Person is not in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any of the

Project Documents to which it is a party and, to the best of such Person’s knowledge, no Project Participant is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained therein, (B) each Project Document delivered pursuant to Section 3.1(a)(i) is in full force and effect, (C) the copy of each such Project Document is true, correct and complete, and (D) except as delivered to the Administrative Agent pursuant to Section 3.1(a)(i), there are no agreements, side letters or other documents to which such Person is a party which have the effect of modifying or supplementing in any respect any of the respective rights or obligations of such Person or any other Project Participant under any of the Project Documents to which such Person is a party.

(b) Notes. The Administrative Agent shall have received an original of each Note duly authorized and executed by the Borrower for the account of each Lender that has made a request therefor pursuant to Section 2.6(b). Each such Note shall be appropriately completed with the name of the payee, the maximum principal amount thereof and the date of issuance (which shall be on or about, but in no event later than, the Closing Date) inserted therein. Upon delivery of the Notes to the Administrative Agent, the Administrative Agent shall promptly deliver such Notes to the respective payees thereof.

(c) Equity Contributions. The Administrative Agent shall have received evidence that the Sponsor shall have made an Equity Contribution in the amount of not less than one hundred forty-three million seven hundred and fifty thousand Dollars ($143,750,000).

(d) Organizational Documents. The Administrative Agent shall have received, the following documents, each certified as indicated below:

(i) a copy of the Organizational Documents of the Borrower as in effect on the Closing Date, with a copy of the certification of the Borrower’s certificate of formation by the relevant governmental agency in the British Virgin Islands, and a copy of a certificate, where available, as to the good standing of and payment of franchise taxes by the Borrower from the relevant governmental agency of the British Virgin Islands, dated as of a date no earlier than fifteen (15) days prior to the Closing Date;

(ii) a certificate of an Authorized Officer of the Borrower, the Sponsor, Positive and the Operator dated on or about (but in no event later than) the Closing Date, certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of such Person, as in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or other equivalent body) or evidence of any necessary partnership or limited liability company action, as the case may be, of such Person, authorizing the execution, delivery and performance of the Transaction Documents to which such Person is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the name, incumbency and specimen signature of each officer or attorney-in-fact, as the case may be, of such Person executing the Transaction Documents to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection therewith (and each Secured Party may conclusively rely on such certificate until it receives a replacement certificate in the form described in this clause (C) from such Person).

(e) Fees and Expenses. The Borrower shall have paid or arranged for the payment when due (including, to the extent permitted, arrangement for payment out of Disbursements) of all fees, expenses, premiums and other charges payable by it on or prior to the First Disbursement Date under this Agreement or under any other Transaction Document.

(f) Governmental Approvals. The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower certifying that attached thereto are true and complete copies of all Necessary Governmental Approvals listed in Part A of Schedule 4.6 that are required to be obtained on or before the First Disbursement Date (if any) and, if requested by the Administrative Agent, of all applications made for such Necessary Governmental Approvals and all material correspondence received or sent in respect of such applications.

(g) Filings, Registrations and Recordings. The Administrative Agent shall have received a UCC report as of a date no less recent than ten (10) Business Days before the Closing Date, listing all effective financing statements that name the Borrower or Positive as “Debtor” and that are filed in the District of Columbia, together with copies of such financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens). Any document required to be filed, registered, notarized or recorded in order to create and perfect the Security Interests as first priority Liens shall have been properly filed, registered, notarized or recorded in each office in each jurisdiction in which such filings, registrations, notarizations and recordations are required, and any other action required in the reasonable judgment of the Collateral Agent (acting upon the instructions of any Secured Party) to perfect such Security Interests as such first priority Liens shall have been effected, and the Collateral Agent shall have received acknowledgment copies or other evidence satisfactory to it that all necessary filing, notarization, recording and other fees and all taxes and expenses related to such filings, notarizations, registrations and recordings have been paid in full.

(h) Subordination and Pledge Agreement. The Pledged Securities required to be delivered to the Collateral Agent pursuant to the Subordination and Pledge Agreement shall have been delivered, together with such other documents as are necessary to perfect the interests of the Secured Parties in and to the Collateral covered thereby with the priority contemplated therefor by the Subordination and Pledge Agreement.

(i) Sponsor’s Certificate. The Administrative Agent shall have received an original certificate signed by an Authorized Officer of the Sponsor, dated the Closing Date, to the effect that (i) the representations and warranties of the Sponsor set forth in each of the Financing Documents to which the Sponsor is a party are true and correct in all material respects on and as of such date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date), and (ii) the Sponsor is in compliance in all material respects with all of its agreements contained in any Transaction Document to which it is a party.

(j) Operator’s Certificate. The Administrative Agent shall have received an original certificate signed by an Authorized Officer of the Operator, dated the Closing Date, to the effect that (i) the representations and warranties of the Operator set forth in each of the Financing Documents to which the Operator is a party are true and correct in all material respects on and as of such date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date), and (ii) the Operator is in compliance in all material respects with all of its agreements contained in any Transaction Document to which it is a party.

(k) Positive’s Certificate. The Administrative Agent shall have received an original certificate signed by an Authorized Officer of Positive, dated the Closing Date, to the effect that (i) the representations and warranties of Positive set forth in each of the Financing Documents to which Positive is a party are true and correct in all material respects on and as of such date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date), and (ii) Positive is in compliance in all material respects with all of its agreements contained in any Transaction Document to which it is a party.

(l) Financial Information, etc. The Administrative Agent shall have received copies of the most recent available financial statements (annual or semi-annual, whichever is most recent) from each of the Borrower, the Sponsor, Positive and the Operator together with an original certificate from the chief financial officer or other Authorized Officer of such Person dated the Closing Date, to the effect that, to the best of such officer’s knowledge, (A) such financial statements are true, complete and correct in all material respects and (B) there has been no material adverse change in the financial condition, operations, Properties, business or prospects of such Person since the date of such financial statements.

(m) Base Case Projections; Drawdown Schedule; Budgets. The Administrative Agent shall have received (i) the Base Case Projections, incorporating appropriate operating assumptions agreed by the Independent Engineer, which shall project, for the Relevant Period, a minimum Debt Service Coverage Ratio for each Interest Period of each full Operating Year during the Relevant Period of not less than 1.20:1.00; (ii) the Capex Budget; (iii) the Drawdown Schedule.

(n) Process Agent. The Administrative Agent shall have received a copy of a letter from Corporation Service Company accepting its appointment as process agent in New York for the Borrower, the Operator, the Sponsor and Positive.

(o) Legal Opinions. The Administrative Agent shall have received the following legal opinions, each of which legal opinions shall be dated on or about (but in no event later than) the Closing Date, shall be addressed to each Secured Party:

(i) A legal opinion of White & Case LLP, special New York counsel to the Lenders, in form, scope and substance satisfactory to each Secured Party.

(ii) A legal opinion of White & Case LLP, special English counsel to the Lenders, in form, scope and substance satisfactory to each Secured Party.

(iii) A legal opinion of Appleby, special British Virgin Island counsel to the Lenders, in form, scope and substance satisfactory to each Secured Party.

(iv) A legal opinion of Souza, Cescon Avedissian, Barrieu e Flesch - Advogados, special Brazilian counsel to the Lenders, in form, scope and substance satisfactory to each Secured Party.

(v) A legal opinion of Patton, Moreno & Asvat, special Panamanian counsel to the Lenders, with respect to the Mortgage and the registration and flagging of the Drilling Unit, in form, scope and substance satisfactory to each Secured Party.

(vi) A legal opinion of Norton Rose LLP, Dutch counsel to the Lenders, in form, scope and substance satisfactory to each Secured Party.

(p) Material Adverse Effect. Since the Effective Date, (i) there shall not have occurred any material change in the financial, political or economic conditions in the United States, Brazil, the British Virgin Islands, Singapore or international loan markets and (ii) no other event shall have occurred and no condition shall exist that has had or could reasonably be expected to have a Material Adverse Effect.

(q) Foreign Corrupt Practices Act. The Administrative Agent shall have received an original Officer’s Certificate, dated the Closing Date, stating that neither the Borrower nor any of its officers, directors, employees, agents or Affiliates, acting on its behalf, has taken any action in connection with the Project that violates the Foreign Corrupt Practices Act of the United States, if applicable, or any similar Law in the British Virgin Islands, Brazil or any other jurisdiction, if applicable.

(r) Technical Opinion of the Independent Engineer. The Administrative Agent shall have received a report from the Independent Engineer with respect to such matters as the Lenders may reasonably request, including (i) confirmation that the Independent Engineer is satisfied with the technical aspects of the Project Documents and (ii) that the Drilling Unit is expected to be delivered to Petrobras pursuant to the requirements thereof and on a timely basis, but in any event no later than May 2013.

(s) Independent Appraisal. The Administrative Agent shall have received from an Independent Appraiser an independent Appraisal of the market value of the Drilling Unit, including its valuation during the life of the Loan (until the Maturity Date).

(t) “Know Your Customer” Checks. The Borrower, the Sponsor and the Operator shall have supplied to each Lender such documentation and other evidence as is requested by such Lender (for itself or on behalf of the other Lenders) in order for such Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to each of the Borrower, the Sponsor and the Operator pursuant to the transactions contemplated by the Financing Documents.

3.2 Conditions to All Loans. The obligation of any Lender to make the first Disbursement or any subsequent Disbursement (except as stated in this Section 3.2) shall be subject to the conditions precedent that, both immediately prior to the making of the first Disbursement and each such subsequent Disbursement and also after giving effect thereto, unless (x) in the case of the first Disbursement, such condition is waived by each Lender, and (y) in the case of any subsequent Disbursement, such condition is waived by, in the case of the Specified Conditions, each Lender, and in the case of each other condition, the Majority Lenders:

(a) Notices of Borrowing. The Administrative Agent shall have received not less than three (3) Business Days prior to such Disbursement Date, (A) a Notice of Borrowing pursuant to and in compliance with Section 2 in respect of the Disbursement of Loans executed and delivered by an Authorized Officer of the Borrower in respect of the Disbursement of Loans to be made on the relevant Disbursement Date, and (B) a certificate of the Independent Engineer in respect of such proposed Disbursement, in the form attached hereto as Exhibit C, accompanied by the relevant Independent Engineer Report, in each case containing no exceptions or qualifications which are unsatisfactory to the Administrative Agent; provided, however, that no Notice of Borrowing shall be required to be delivered in connection with a Borrowing of Loans solely in respect of Eligible IDC.

(b) Representations and Warranties. The representations and warranties of the Borrower contained in Section 4 hereof and the representations and warranties of the Borrower, the Operator, the Sponsor and Positive contained in any other Financing Document to which such Person is a party shall be true and correct in all material respects on and as of such Disbursement Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such date).

(c) No Default. No Default or Event of Default shall have occurred and be continuing or would result from the making of such Loan and no other default by the Borrower or, to the best knowledge of the Borrower, any other Person (which default by such other Person could reasonably be expected to have a Material Adverse Effect) under any of the Transaction Documents shall have occurred and be continuing.

(d) Governmental Approvals, etc. (i) All Necessary Governmental Approvals which were not obtainable or required to be obtained by the Borrower or any Project Participant prior to the Closing Date but which under applicable Law were obtainable or required to be obtained prior to such Disbursement Date shall have been duly obtained and shall be in full force and effect; (ii) there shall have been no change in any applicable Law, and no issuance of any order, writ, injunction or decree of any Governmental Authority or arbitral tribunal, which, in either such case, could reasonably be expected to have a Material Adverse Effect; and (iii) there shall have been no proposed change in or modification of any applicable Law which could reasonably be expected to be enacted and which if enacted could reasonably be expected to have a Material Adverse Effect.

(e) Equity Contributions. After giving effect to such Loan on such Disbursement Date, the ratio of (x) the aggregate amount of Equity Contributions theretofore made or to be made on or prior to such Disbursement Date to (y) the aggregate amount of the Loans theretofore made or to be made on or prior to such Disbursement Date shall not be less than 20:80.

(f) Delivery Date Loans. In the event such Loan is to be a Delivery Date Loan, the Administrative Agent shall have received the following, each of which shall be in form and substance satisfactory to all of the Lenders, and the other conditions set forth below shall have been satisfied or waived by all of the Lenders:

(i) Registration. The Administrative Agent shall have received evidence that (A) the Drilling Unit has been enrolled in the name of the Borrower through the port of registry under the laws and flag of the Republic of Panama, (B) the title of ownership of the Drilling Unit has been duly registered on a preliminary basis in the name of the Borrower with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority, (C) the Mortgage has been registered on a preliminary basis with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority, (D) the Tax Free Certificate has been issued by the Panamanian Shipping Bureau and (E) any prior registration of the Drilling Unit in the name of the Building Contractor has been cancelled (or confirmation from the Building Contractor that there was no such prior registration) and that no Liens are registered against the Drilling Unit on such register. Any other action required in the judgment of the Collateral Agent (acting upon the instructions of any Secured Party) to perfect the first priority Liens intended to be created by the Mortgage shall have been effected, and the Collateral Agent shall have received (i) acknowledgment copies or other evidence satisfactory to it that all necessary filing, notarization, recording and other fees and all taxes and expenses related to such registration have been paid in full and (ii) an opinion of Panama counsel to the Lenders with respect to such registration and the legality, validity and enforceability of the Mortgage.

(ii) Classification. The Administrative Agent shall have received evidence that the Drilling Unit is fully classified by the American Bureau of Shipping with the classification specified in Section 2 of Article I of the Building Contract, free from any material recommendations, together with a copy of the inspection report.

(iii) Insurance. The Administrative Agent shall have received a certified copy of the insurance policies required by Section 5.9 hereof to be delivered prior to the disbursement of the Delivery Date Loans or certificates of insurance with respect thereto together with a report from the Insurance Advisor regarding such policies and compliance with such Section 5.9.

(iv) Export Licenses. The Administrative Agent shall have received copies, certified by an Authorized Officer of the Borrower to be true and complete copies, of all Necessary Governmental Approvals required by the Borrower and or the Building Contractor in connection with the export of the Drilling Unit from Singapore.

(v) Payment of Contract Price. The Administrative Agent shall have received evidence that the Contract Price will, upon payment of the proceeds of the Delivery Date Loans to the Building Contractor, be paid in full.

(vi) Delivery Date Documents. The Administrative Agent shall have received copies, certified by an Authorized Officer of the Borrower to be true and complete copies, of the forms of all documents to be delivered by the Building Contractor under Article VII of the Building Contract, including without limitation the Delivery Certificates, the declaration of warranty and the builder’s certificate or the bill of sale referred to therein, as applicable, in each case in form and substance satisfactory to the Independent Engineer, and evidence satisfactory to the Administrative Agent that immediately following payment of the final milestone payment under the Building Contract (i) such documents will be delivered to the Borrower executed by the Building Contractor and (ii) copies of such documents, certified by an Authorized Officer of the Borrower to be true and complete copies, will be delivered to the Administrative Agent.

(vii) Independent Engineer Report. The Administrative Agent shall have received an Independent Engineer Report relating to the delivery of the Drilling Unit.

(g) Execution of and Satisfaction of Conditions under the Hedging Agreements. With respect to any Disbursement requested to occur on or after the Required Hedging Date, the Required Hedging Agreements shall have been duly executed and all conditions of such Required Hedging Agreements shall have been satisfied.

(h) Sufficient Copies. The Administrative Agent shall have received, together with each document required to be delivered to the Administrative Agent under this Section 3 (other than documents required under this Section 3 to be delivered in original form to each Lender), sufficient copies of such document for each of the Lenders.

(i) Other Documents. The Administrative Agent shall have received such other statements, certificates, documents, approvals and legal opinions as the Administrative Agent may request, where there is a reasonable basis for such request, to evidence satisfaction of the applicable conditions set forth in Section 3.1 and this Section 3.2.

The acceptance of the proceeds of each Loan shall constitute a certification by the Borrower to the relevant Lenders confirming the satisfaction of the applicable conditions set forth in clauses (a) through (i) of this Section 3.2 upon the making of such Loan.

3.3 Project Completion Date. The occurrence of the Project Completion Date shall be subject to the conditions precedent that the Administrative Agent shall have received, or shall have waived (acting on the instructions of all of the Lenders) receipt of, the following, each of which shall be in form and substance satisfactory to the Administrative Agent (acting on the instructions of all of the Lenders), and that the other conditions set forth below shall have been satisfied or waived by the Administrative Agent (acting on the instructions of all of the Lenders):

(a) Governmental Approvals. All Necessary Governmental Approvals, which under applicable Law were required to be obtained prior to the Project Completion Date, shall have been duly obtained and shall be in full force and effect and free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect or which the Borrower does not reasonably expect to be able to satisfy, and the Administrative Agent shall have received a copy of each such Necessary Governmental Approval not previously delivered to the Administrative Agent on or prior to the Closing Date.

(b) Work Completion. The Work (except for Punch List items which are not material for compliance with the Charter Agreement and the Services Agreement) shall have been completed in accordance in all material respects with the Construction Contracts and in compliance in all material respects with all applicable Laws and Governmental Approvals, and all ancillary construction, upgrades and improvements necessary for the operation of the Project as contemplated by the Transaction Documents shall have been completed.

(c) Completion Certificates. The Administrative Agent shall have received (i) an original executed counterpart of the Borrower Completion Certificate (the statements contained in which shall be true and correct in all material respects), and (ii) an original executed counterpart of the Independent Engineer Completion Certificate.

(d) Drilling Unit. The Delivery shall have occurred, the Drilling Unit shall have been accepted by Petrobras in accordance with the Charter Agreement and the Services Agreement, and the Commercial Operation Date shall have occurred.

(e) Opinions. The Administrative Agent shall have received original counterparts of such supplemental opinions of counsel to the Borrower and the Project Participants as the Administrative Agent may request, where there is a reasonable basis for such request, with respect to the matters relating to the conditions set forth in this Section 3.3.

(f) No Liens. There shall not have been filed against or served upon the Borrower with respect to the Project or any part thereof notice of any Lien or claim of Lien (except for Permitted Liens), which has not been released by payment or bonding or otherwise or which will not be released with the payment of the related obligation out of Loans to be made on the Project Completion Date.

SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS

In order to induce each of the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements as of the date hereof, all of which shall be deemed to have been repeated by the Borrower at each Disbursement:

4.1 Organization. The Borrower is a special purpose company duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The Borrower is duly authorized and qualified to do business and is in good standing in each jurisdiction in which it owns or leases Property or in which the conduct of its business requires it to so qualify, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The Borrower has the requisite company power and authority to own or lease and operate its Properties, to carry on its business (including with respect to the Project), to borrow money, to create the Security Interests as contemplated by the Security Documents to which it is a party and to execute, deliver and perform each Transaction Document (including, without limitation, the Notes) to which it is or will be a party.

4.2 Authority and Consents. (a) The execution, delivery and performance by the Borrower of each Financing Document to which it is or will be a party, and the transactions contemplated by the Financing Documents: (i) have been duly authorized by all necessary corporate action (including any necessary shareholder action); (ii) will not breach, contravene, violate, conflict with or constitute a default under (A) any of its Organizational Documents, (B)

any applicable Law, or (C) any contract, loan, agreement, indenture, mortgage, lease or other instrument to which it is a party or by which it or any of its Properties may be bound or affected, including all applicable Governmental Approvals and the Transaction Documents; and (iii) except for the Liens created by the Security Documents, will not result in or require the creation or imposition of any Lien upon or with respect to any of the Properties of the Borrower.

(b) Each Financing Document to which the Borrower is a party (i) has been duly executed and delivered by the Borrower and (ii) when executed and delivered by each of the other parties thereto, will be the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or by applicable statues of limitations or other statutes or rules affecting the manner of enforcement of creditors’ rights generally and (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) Other than filings, registrations and authorizations in connection with the Mortgage set forth in Part B of Schedule 4.6, no authorization, consent or approval of, or notice to or filing with, any Governmental Authority or any other Person has been, is or will be required to be obtained or made (i) for the due execution, delivery, recordation, filing or performance by the Borrower of any of the Transaction Documents to which it is a party or any transaction contemplated by the Transaction Documents, (ii) for the grant by the Borrower, or the perfection and maintenance, of the Liens contemplated by the Security Documents to which it is a party (including the first priority nature thereof) or (iii) for the exercise by the Collateral Agent or any other Secured Party of any of its rights under any Transaction Document or any remedies in respect of the Collateral pursuant to the Security Documents, except for the authorizations, consents, approvals, notices and filings set forth in Schedule 4.2 and Part A of Schedule 4.6, all of which have been or will be duly obtained, taken, given or made prior to the Closing Date and are (and will be) in full force and effect.

4.3 Capitalization; Indebtedness; Investments. (a) Schedule 4.3 contains, as of the Effective Date, a true and complete list of all of the authorized and outstanding Equity Interests of the Borrower by class, all commitments by the Sponsor to make capital contributions to the Borrower and all capital contributions previously made by the Sponsor to the Borrower. All of the Equity Interests of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable. None of such Equity Interests have been issued in violation of any applicable Law. Except as set forth in Schedule 4.3 and the Financing Documents, the Borrower is not a party or subject to, does not have outstanding and is not bound by, any subscriptions, options, warrants, calls, agreements, preemptive rights, acquisition rights, redemption rights or any other rights or claims of any character that restrict the transfer of, require the issuance of, or otherwise relate to any shares of its Equity Interests. The Equity Interests of the Borrower are owned beneficially and of record by the Person set forth in Schedule 4.3. Except for the Liens created by the Subordination and Pledge Agreement, there is no Lien on any of the Equity Interests of the Borrower, and the Borrower has not been notified of the assignment of all or any part of the Sponsor’s Investments in the Borrower other than the assignment in favor of the Collateral Agent pursuant to the Subordination and Pledge Agreement.

(b) As of the Effective Date, (i) other than the Indebtedness under the Transaction Documents, the Bridge Loan Agreement and Intercompany Loan Agreement (which is subject to Section 5.36), the Borrower has no Indebtedness of any nature, whether due or to become due, absolute, contingent or otherwise, and (ii) the Borrower holds no Investments other than Investments permitted by Section 5.15.

4.4 Financial Condition. (a) The Borrower has delivered to the Administrative Agent the audited financial statements of the Borrower as at and for the fiscal year ended on December 31, 2009, prepared in accordance with IFRS and certified by the principal financial officer of the Borrower, together with the opinion of the Borrower’s accountants with respect thereto. Such financial statements fairly present the financial condition of the Borrower as at such date and the results of its operations for the period ended on such date. Such financial statements have been prepared in accordance with IFRS consistently applied and the related reconciliations thereof have been prepared in accordance with IFRS consistently applied.

(b) As of the Effective Date, the Borrower has no outstanding obligations or liabilities, fixed or contingent, except as disclosed in the financial statements described in (a) above or incurred pursuant to the Transaction Documents since the date of such financial statements. As of the Effective Date, since the date of the audited financial statements described in (a) above, no event, condition or circumstance exists or has occurred which has resulted in or could reasonably be expected to result in a material adverse change in the financial condition, operations, business, profits or prospects of the Borrower from that set forth in such financial statements.

4.5 Litigation; Labor Disputes. Other than any such actions which have only been threatened and have not and could not reasonably be expected to have a Material Adverse Effect, there is no action, suit, other legal proceeding, arbitral proceeding, inquiry or investigation pending or, to the best of the Borrower’s knowledge, threatened by or before any Governmental Authority or in any arbitral or other forum, nor any order, decree or judgment in effect, pending, or, to the best of the Borrower’s knowledge, threatened (a) against or affecting the Borrower or any material part of its Properties or rights, or (b) to the best of the Borrower’s knowledge, against or affecting any Project Participant or any of its Properties or rights, that, in the case of this clause (b), (i) relates to the Project, any of the Transaction Documents to which such Project Participant is a party or any of the transactions contemplated thereby, and (ii) has, or could reasonably be expected to have, a Material Adverse Effect. There are no ongoing, or currently threatened, strikes, slowdowns or work stoppages by the employees of the Borrower or the Operator or, to the best knowledge of the Borrower and which have, or could reasonably be expected to have, a Material Adverse Effect, the Building Contractor or Petrobras.

4.6 Governmental Approvals.

(a) As of the Closing Date, all Necessary Governmental Approvals, except for those set forth in Part B of Schedule 4.6, have been duly obtained or made, were validly issued, are in full force and effect, are final and not subject to modification or appeal, are held in the name of the Borrower (or, as applicable, the relevant Project Participant) and are free from conditions or requirements the compliance with which could reasonably be expected to have a

Material Adverse Effect or which the Borrower or, to the Borrower’s knowledge, the relevant Project Participant does not reasonably expect to be able to satisfy. No event has occurred that could reasonably be expected to (A) result in the revocation, termination or adverse modification of any such Necessary Governmental Approval or (B) materially and adversely affect any rights of the Borrower (or, as applicable, any Project Participant) under any such Necessary Governmental Approval.

(b) As of the Closing Date, the Governmental Approvals set forth in Part B of Schedule 4.6 are not required for the current stage of the Project and are not customarily obtained until a later stage of the Project has commenced. As of the Closing Date, the Borrower has no reason to believe that any Necessary Governmental Approvals which are not required to have been obtained by the Borrower as of the Closing Date, but which will be required in the future (including those set forth in Part B of Schedule 4.6), will not be granted in due course prior to the time when needed free from conditions or requirements which the Borrower or, to the Borrower’s knowledge, the relevant Project Participant does not reasonably expect to be able to satisfy or compliance with which could reasonably be expected to have a Material Adverse Effect.

(c) The Drilling Unit, if imported, constructed, owned and operated in accordance with the Plans and Specifications and the Transaction Documents, will conform to and comply in all material respects with all covenants, conditions, restrictions and requirements in all Necessary Governmental Approvals, in the Transaction Documents applicable thereto and under all other Laws applicable thereto.

4.7 Use of Proceeds.

(a) The proceeds of the Loans and of the loans under the Bridge Loan Agreement and the Intercompany Loan Agreement have been and will be used to pay Project Costs (excluding costs referred to in item (iii) in the definition for such term set forth in Appendix A).

(b) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(c) Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U or Regulation X.

4.8 ERISA. As of the Effective Date neither the Borrower nor any ERISA Affiliate of the Borrower has or has ever maintained or contributed to (or has or has ever had an obligation to contribute to) any Plan or Multiemployer Plan.

4.9 Taxes.

(a) The Borrower has timely filed with the appropriate taxing authority all income tax returns, and all other tax and informational returns which are required to be filed by or with respect to the income, Properties or operations of the Borrower. The Borrower has paid all taxes due pursuant to such returns or otherwise payable by the Borrower, except such taxes, if any, as are being contested in good faith and by proper proceedings and as to which adequate reserves have been provided. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower. The Base Case Projections reflect the Borrower’s reasonable good faith estimates of all material taxes that, under present Law, will be due and payable by the Borrower assuming that the Borrower has the income and expenses reflected in the Base Case Projections.

(b) Except as contemplated in the Base Case Projections, no material liability for any tax will be incurred by the Borrower as a result of the execution, delivery or performance of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

(c) It is a “disregarded entity” (as that term is used in Section 301.7701-2(a) of the U.S. Treasury Regulations) that is not separate for United States federal income tax purposes from its single owner, the Sponsor, which is a non-U.S. head office (and not a U.S. branch) of a foreign person within the meaning of Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations.

4.10 Investment Company Act. The Borrower is not an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Disbursement, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby will violate any provisions of such Act or any rule, regulation or order of the U.S. Securities and Exchange Commission thereunder.

4.11 Title; Security Documents.

(a) The Borrower will, upon payment of all amounts payable by it under the Construction Contracts and delivery and acceptance of the Drilling Unit pursuant to Article VII of the Building Contract, own and have good and marketable title to the Drilling Unit, free and clear of all Liens other than Permitted Liens.

(b) The Borrower has good and marketable title to all of the Property purported to be owned by it, free and clear of all Liens, other than Permitted Liens, and holds such title and all of such Property in its own name and not in the name of any nominee or other Person. The Borrower is lawfully possessed of a valid and subsisting leasehold estate in and to all Property which it purports to lease, free and clear of all Liens, other than Permitted Liens, and holds such leaseholds in its own name and not in the name of any nominee or other Person. The Borrower has not created and is not contractually bound to create any Lien on or with respect to any of its assets, Properties, rights or revenues, except for Permitted Liens, and, except under the Transaction Documents, the Borrower is not restricted by contract, law or otherwise from creating Liens on any of its Properties.

(c) The provisions of the Security Documents to which the Borrower is a party delivered or to be delivered prior to the Closing Date are, and each other Security Document to which the Borrower is a party when delivered will be, effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on or in all of the Collateral intended to be covered thereby, and all necessary recordings and filings have been (or, in the case of such other Security Documents, will be) made in all necessary public offices and all other necessary and appropriate action has been (or, in the case of such other Security Documents, will be) taken so that the Liens created by each such Security Document constitute perfected Liens on or in the Collateral intended to be covered thereby, prior and superior to all other Liens (other than Permitted Liens), and all necessary consents to the creation, effectiveness, priority and perfection of each such Lien have been (or, in the case of such other Security Documents, will be) obtained. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Parties or in respect of Permitted Liens.

4.12 Environmental Matters. The Borrower has, to the best of its knowledge, complied and is now complying in all respects with the Equator Principles with respect to the Drilling Unit.

4.13 Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries and does not beneficially own any Capital Stock or other ownership interest of any other Person.

4.14 Intellectual Property. Except where failure so to do could not reasonably be expected to have a Material Adverse Effect, the Borrower owns or has the right to use all patents, trademarks, permits, service marks, trade names, copyrights, franchises, formulas, licenses and other rights with respect thereto, and has obtained assignment of all licenses and other rights of whatsoever nature currently necessary for the Project and the operation of its business as currently contemplated without any conflict with the rights of others. Except where the same could not reasonably be expected to have a Material Adverse Effect, no product, process, method, substance, part or other material sold or employed or presently contemplated to be sold by or employed by the Borrower in connection with its business infringes or will infringe any patent, trademark, permit, service mark, trade name, copyright, franchise, formula, license or other intellectual property right.

4.15 Project Documents. (a) Except for contracts, agreements, side letters, leases, powers of attorney or other instruments or documents relating to services, materials or rights that can reasonably be expected to be available on commercially reasonable terms at the time required, the Project Documents constitute all contracts, agreements, side letters, leases, powers of attorney or other instruments or documents (other than, for the avoidance of doubt, documents related to Governmental Approvals) that are necessary for (i) the Project, or (ii) the conduct of the business of the Borrower as contemplated by the Transaction Documents. As of the Effective Date, each Project Document delivered or to be delivered pursuant to Section 3.1(a)(i) to which the Borrower is a party has been duly authorized, executed and delivered by the Borrower, is in full force and effect and is binding upon and enforceable against the Borrower in accordance with its terms. The Borrower, and to the best of its knowledge, each Project Participant, is in compliance in all material respects with the terms and conditions of the

Project Documents to which it is a party, and to the best knowledge of the Borrower, no event has occurred that could reasonably be expected to (A) result in an event of default under, or a material breach of, any Project Document, (B) result in the revocation, termination or adverse modification of any Project Document or (C) adversely affect any material right of the Borrower under any Project Document, other than in each case as has been previously notified in writing by the Borrower to the Administrative Agent.

(b) All representations and warranties of the Borrower and, to the Borrower’s knowledge, the other parties thereto, contained in the Project Documents are true and correct in all material respects (except to the extent that any such representation or warranty is expressed to be made only as of an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date).

(c) All conditions precedent to the obligations of the respective parties under the Project Documents have been satisfied or waived in writing (with a copy of such waiver provided to the Administrative Agent), except for such conditions precedent which by their terms cannot be (and are not required to be) met until a later stage in the construction or operation of the Drilling Unit, and the Borrower has no reason to believe that any such conditions precedent cannot be satisfied or waived prior to the time when such conditions are required to be met pursuant to the applicable Project Documents.

(d) As of the Effective Date, the Borrower is not a party to any material agreement or contract other than (x) subject to Section 5.36, the Bridge Loan Agreement and the Intercompany Loan Agreement and (y) the Transaction Documents. As of the Closing Date, each of the Project Documents delivered or to be delivered pursuant to Section 3.1(a)(i) consists only of the original document (including exhibits and schedules) and the amendments thereto expressly described in the relevant definitions appearing in Appendix A hereto, and there are no other amendments or waivers or supplements, written or oral. The Administrative Agent has received a true and complete copy of each such Project Document, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any. None of such Project Documents has been amended or modified except for the Permitted Amendments.

4.16 No Default. No Default or Event of Default has occurred and is continuing.

4.17 Compliance with Laws. As of the Effective Date and except where any such violation could not reasonably be expected to have a Material Adverse Effect, the Borrower is not in violation of any Law (including any Environmental Law), Governmental Approval, order, writ, injunction or decree or its Organizational Documents.

4.18 Disclosure. (a) All documents, reports or other written information pertaining to the Borrower or the Project that have been furnished to any Agent or any Lender by or on behalf of the Borrower prior to the date of this Agreement (including (i) any application to any Lender for the extensions of credit provided for in the Financing Documents, (ii) the Financing Documents, including the exhibits and schedules attached thereto, (iii) all other written information relating to the Borrower, any other Project Participant or the Project provided by the Borrower to any Agent or any Lender and (iv) any such documents, reports or other written information provided by the Sponsor, the Operator or any Affiliate thereof, but excluding the Base Case Projections, the Capex Budget and other forecasts and projections), taken as a whole, are, as of the date of this Agreement, true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading as of the date of this Agreement. As of the date of this Agreement, there is no fact, event or circumstance known to the Borrower that has not been disclosed to the Administrative Agent in writing, the existence of which could reasonably be expected to have a Material Adverse Effect.

(b) As of the Closing Date, the Capex Budget accurately specifies in all material respects all costs and expenses incurred and the Borrower’s reasonable good faith estimates of all costs and expenses anticipated by the Borrower to be incurred prior to the Date Certain to construct and finance the Drilling Unit and to implement the Project in the manner contemplated by the Transaction Documents. The Capex Budget and the Base Case Projections, as of the Closing Date, (i) are based on reasonable assumptions as to the estimates set forth therein, (ii) are not inconsistent with the provisions of the Transaction Documents in any material respect, (iii) have been prepared in good faith and with due care and (iv) fairly represent the Borrower’s reasonable expectations as to the matters covered thereby as of their date. All projections and budgets furnished or to be furnished to the Lenders by or on behalf of the Borrower after the Closing Date (A) are and will be based on reasonable assumptions as to the estimates set forth therein, (B) are and will be consistent with the provisions of the Transaction Documents in all material respects, (C) are and will be prepared in good faith and with due care and (D) are and will fairly represent the Borrower’s reasonable expectations as to the matters covered thereby as of their respective dates.

4.19 Immunity. The Borrower is subject to civil and commercial law with respect to its Obligations under the Financing Documents, and the execution, delivery and performance of the Financing Documents by the Borrower constitute private and commercial acts rather than public or governmental acts. Neither the Borrower nor any of its Properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to the Obligations of the Borrower under the Financing Documents.

4.20 Transactions with Affiliates. As of the Closing Date (other than as expressly contemplated in the Transaction Documents), the Borrower is not engaged or subject to any agreement to engage in any transactions (including any transactions relating to the buying or selling of any Properties or any products of the Project or involving the receipt of money as payment for goods or services) with any Affiliate of the Borrower.

4.21 Commercial Operation Date; Change Orders. (a) As of the Closing Date, the Borrower estimates, in good faith, that the aggregate proceeds of the Loans, together with the aggregate Equity Contributions made by the Sponsor, will be sufficient to achieve the Commercial Operation Date.

(b) As of the Closing Date, no material Change Order has been proposed and no material Change Order is being contemplated for proposal in the future by the Borrower, or, to the best knowledge of the Borrower, by the Building Contractor.

4.22 Single-Purpose Entity. As of the Effective Date the Borrower has not engaged in any business other than the development of the Project and activities ancillary thereto and activities expressly contemplated in the Transaction Documents.

4.23 Availability and Transfer of Foreign Currency. Other than the registration of the Charter Agreement with the Central Bank of Brazil in order to allow for payments by Petrobras thereunder to be made to Positive, no foreign exchange control approvals or other authorizations by the government of Brazil or any Governmental Authority therein or thereof are required to assure the availability of Dollars to enable the Borrower to perform its obligations under the Transaction Documents in accordance with their terms. There are no legal restrictions or requirements which limit the availability or transfer of foreign exchange for the purpose of the performance by the Borrower and each Agent of their respective obligations under this Agreement and the other Financing Documents. There are no legal restrictions or requirements which limit the availability or transfer of foreign exchange for the purpose of remitting the proceeds of enforcement of the Obligations or the Collateral to any Secured Party.

4.24 Sanctions. Neither the Borrower nor any of its Subsidiaries or any director, officer, employee, agent, affiliate or representative thereof is a Person that is, or is owned or controlled by Persons that are (i) the subject of any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority or pursuant to the Iran Sanctions Act, as amended (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Union of Myanmar (Burma), the Republic of Cuba, the Islamic Republic of Iran, the Democratic People’s Republic of Korea (North Korea), the Republic of Sudan and the Syrian Arab Republic).

SECTION 5. COVENANTS.

The Borrower covenants and agrees with each of the Lenders that, so long as any Commitment or any Loan or any other Obligation is outstanding and until payment in full of all amounts payable by the Borrower to the Secured Parties under the Financing Documents:

5.1 Financial Statements and Other Information. The Borrower shall deliver or cause to be delivered to the Administrative Agent:

(a) Semi-annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of the first fiscal semester of the Borrower in each fiscal year, a copy of the complete unaudited, consolidated statements of income, retained earnings and cash flow of the Borrower, and the related unaudited, consolidated balance sheet of the Borrower as at the end of such period, accompanied by a certificate of an Authorized Officer of the Borrower, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Borrower in accordance with IFRS, consistently applied, as at the end of, and for, such periods (subject to normal year-end audit adjustments);

(b) Annual Financial Statements. As soon as available and in any event within one hundred and eighty (180) days after the end of each fiscal year of the Borrower, a copy of the complete audited, consolidated statements of income, retained earnings and cash flow of the Borrower, and the related audited, consolidated balance sheet of the Borrower as at the end of such year and any related audit letter, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an unqualified opinion thereon of Deloitte Touche Tohmatsu Auditores Independentes, or another firm of independent certified public accountants of recognized international standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year in accordance with IFRS, that the related reconciliations thereof have been prepared in accordance with IFRS, and that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

(c) Commercial Operation Date. Immediately upon the occurrence thereof, a written notice that the Commercial Operation Date has occurred;

(d) Debt Service Coverage Ratios. As soon as available and in any event within ten (10) Business Days after each Calculation Date, a calculation of the Debt Service Coverage Ratio for the Calculation Period for such Calculation Date, certified by an Authorized Officer of the Borrower together with supporting data in reasonable detail (a “Debt Service Coverage Statement”), which calculation shall be attached to the Monthly Transfer Date Certificate (as defined in the Accounts Agreement) delivered for the calendar month immediately succeeding the calendar month in which such Calculation Date occurs;

(e) Defaults. Promptly after any officer or director of the Borrower knows or has a reasonable basis to believe that any Default or Event of Default or any material default by any Project Participant under any Project Document has occurred, a written notice of such event describing the same in detail satisfactory to the Administrative Agent and, together with such notice, a description what action if any the Borrower or, if known by the Borrower, such Project Participant has taken and/or proposes to take with respect thereto;

(f) Progress Reports. Promptly upon receipt thereof, each progress report received by the Borrower from the Building Contractor, including each “written advice” delivered under Section 4.1 of Article II of the Building Contract;

(g) Measurement Reports. As soon as reasonably practicable after receipt, but in any event no more frequently than on a quarterly basis, copies of the Measurement Reports (Relatórios de Medição) (as described in Clause 7 of the Charter Agreement) prepared by Petrobras under the Charter Agreement;

(h) Notices. Promptly after delivery or receipt thereof, a copy of each notice, demand or other communication given or received by the Borrower which is material to the Project, (i) pursuant to or relating to any of the Transaction Documents (including all requests for amendments or waivers) or pursuant to or relating to any Necessary Governmental Approval, or (ii) to or from any Governmental Authority relating in any way to the Project;

(i) Environmental, Occupational Health and Industrial Safety Plan. Simultaneously with the delivery thereof to Petrobras, a copy of the Portuguese language

Environmental, Occupational Health and Industrial Safety Plan (Plano de Segurança Industrial, Proteção ao Meio Ambiente e Saúde Ocupacional) as described in, and required to be delivered to Petrobras under, Annex VI of the Charter Agreement and Annex VII of the Services Agreement, with an English translation thereof to be provided as soon as practicable, but in any event no later than three (3) months, thereafter; and

(j) Reports of Drilling Unit Movement; Environmental License. (a) Within five (5) Business Days of request by the Administrative Agent (which request shall be made not more than once per calendar quarter unless a Default or an Event of Default has occurred and is continuing, in which case the Administrative Agent may make such requests as often as necessary), a report concerning the then-current location of the Drilling Unit and (b) a report promptly after the occurrence of either of the following events: (A) the Drilling Unit leaving the region or basin in which it is operating at that time or (B) the Drilling Unit crossing the line that is 200 nautical miles offshore Brazil. Within five (5) Business Days of request by the Administrative Agent received pursuant to clause (a) of the preceding sentence, the Borrower shall (i) request Petrobras for a copy of the environmental license(s) authorizing operations by the Drilling Unit at the then-current location and (ii) immediately upon receipt thereof from Petrobras, provide a copy of such environmental license to the Administrative Agent.

(k) Other Information. From time to time such other material information regarding the financial condition, operations, business or prospects of the Borrower or, to the extent obtainable by the Borrower upon the exercise of its reasonable efforts, the Project or any Project Participant, including without limitation copies of the Operator’s “Document of Compliance”, the Drilling Unit’s “Safety Management Certificate”, the “International Ship Security Certificate” issued under the International Ship and Port Facility Security (ISPS) Code and documents evidencing compliance with the International Safety Management (ISM) Code, as may reasonably be requested by the Administrative Agent (acting at the reasonable request of any Lender).

5.2 Other Notices. The Borrower shall promptly, and in any event within five (5) Business Days, after any officer or director obtains knowledge thereof, give to the Administrative Agent notice of:

(a) any pending or threatened application or proceeding by or before any Governmental Authority for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any Necessary Governmental Approval, other than, in the case of any such threatened application or proceeding, where such revocation, termination, withdrawing, suspending, modifying or withholding could not reasonably be expected to have a Material Adverse Effect;

(b) any action, suit, investigation, litigation or proceeding before any court or Governmental Authority, affecting the Borrower or the Project that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents;

(c) any litigation, investigation or proceeding relating to the Project and affecting any Project Participant which, if adversely determined against such Person, could reasonably be expected to result in a Material Adverse Effect;

(d) the discovery of (i) any Environmental Claim or (ii) if it could reasonably be expected to result in a Material Adverse Effect, any violation of or liability under any Environmental Law, in each case against or affecting the Borrower, the Operator (relating to the Project), Positive, Petrobras (relating to the Project) or the Project;

(e) any demand by a Project Participant for an arbitration proceeding under any Project Document;

(f) any (i) Taking, or (ii) other casualty, damage or loss to any Property of the Borrower, whether or not insured, through fire, theft, other hazard or casualty which could reasonably be expected to have a Material Adverse Effect;

(g) (i) any delay for any reason in the construction of the Drilling Unit and any unscheduled shutdown or reduction in operation of the Drilling Unit, which, in each case, could reasonably be expected to have a Material Adverse Effect, or (ii) any substantial labor dispute which could lead to such a shutdown or material reduction;

(h) any actual, proposed or threatened cessation or suspension of the Work for any reason by the Building Contractor, which could reasonably be expected to have a Material Adverse Effect;

(i) any non-payment or delay in payment by Petrobras for a period of twenty (20) days from the date such payment is due under the Charter Agreement or the Services Agreement, as the case may be;

(j) any event constituting force majeure under any of the Project Documents or any claim by any Project Participant alleging that a force majeure event thereunder has occurred; and

(k) any other event, condition or circumstance directly related to the Project and/or the Borrower which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.2 shall, if requested by the Administrative Agent (acting at the request of any Lender), be supplemented promptly by a statement signed by an Authorized Officer of the Borrower setting forth a description in reasonable detail (to the extent that the Borrower has such information) of the occurrence referred to therein and stating what action (if any is then planned) the Borrower proposes to take with respect thereto.

5.3 Maintenance of Existence; Conduct of Business. The Borrower shall (a) preserve and maintain its legal existence as a company under the laws of the British Virgin Islands and all of its material licenses, rights, privileges and franchises necessary for the maintenance of its corporate existence, (b) comply, in all material respects, with its Organizational Documents, (c) engage solely in the business of constructing, owning, operating and maintaining the Drilling Unit and activities ancillary thereto and any other activity expressly contemplated by the Transaction Documents, (d) not cancel, terminate, permit the cancellation or termination of, amend, modify or change any material terms or conditions of, or grant any material consent, waiver or approval under, or take or fail to take any other action that would impair the value of the interest or impair the rights of the Borrower under, any of its Organizational Documents, and (e) not take any action or fail to take any action (except as set forth in the proviso to this Section 5.3) that would cause the Borrower to be subject to any Taxes other than as contemplated in the Base Case Projections; provided, however, for the avoidance of doubt, if it is necessary for the Borrower, in order to comply with its obligations under clause (e) of this Section 5.3 or otherwise to prevent the Borrower (or any of its Affiliates) from becoming subject to additional Taxes in respect of the transaction evidenced by the Transaction Documents, to redomicile to another jurisdiction or to transfer its rights and obligations to another Person, before consummating any such redomiciliation or transfer, the Borrower shall be required to request and obtain the prior written consent of each Lender, such request to be considered by each Lender in good faith and such consent to be granted or withheld by each Lender in its sole discretion.

5.4 Compliance with Laws. The Borrower shall conduct its business and cause the Drilling Unit to be duly constructed, completed and operated in compliance with all applicable requirements of Law, including all relevant Governmental Approvals, Environmental Laws, the International Safety Management (ISM) Code and the International Ship and Port Facility Security (ISPS) Code, except where any failure to comply could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, and except that the Borrower may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of any such requirement of Law, so long as (a) none of the Secured Parties would be subject to any criminal liability for failure to comply therewith and (b) the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

5.5 Payment of Taxes, Etc. The Borrower shall duly pay and discharge before they become overdue (a) all taxes, assessments and other governmental charges or levies imposed upon it or its Property, income or profits, or its activities in connection with the Project, (b) all utility and other governmental charges incurred in the ownership, operation, maintenance, use, occupancy and upkeep of its business and (c) all lawful claims and obligations that, if unpaid, might result in the imposition of a Lien upon its Property; provided, however, that the Borrower may contest in good faith any such tax, assessment, charge, levy, claim or obligation and, in such event, may permit the tax, assessment, charge, levy, claim or obligation to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting the same by proper proceedings, so long as (i) adequate reserves shall have been established with respect to any such tax, assessment, charge, levy, claim or obligation, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for payment thereof shall have been made and (ii) such contest could not reasonably be expected to have a Material Adverse Effect.

5.6 Accounting and Financial Management. The Borrower shall (a) maintain adequate management information and cost control systems, (b) maintain a system of accounting in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with IFRS, and (c) promptly deliver to the Administrative Agent a copy of any “management letter” or other similar communication received by the Borrower from the Borrower’s accountants relating to the Borrower’s financial, accounting and other systems, management or accounts. In the event that the Borrower replaces its existing auditors for any reason, the Borrower shall appoint and maintain as auditors another firm of independent public accountants, which firm shall be internationally recognized.

5.7 Inspections; Auditors. (a) The Borrower shall permit, and cause the Operator and Positive to permit, representatives of the Administrative Agent, the Insurance Advisor and, prior to the Commercial Operation Date, the Independent Engineer, with reasonable advance notice, during normal business hours and at such intervals as such Person shall reasonably desire, to visit and inspect the Drilling Unit and to witness and verify the Acceptance Tests, to examine, copy and make extracts from its (and the Operator’s) books and records, to inspect its Properties, and to discuss its operation with its (and the Operator’s) officers and engineers, and all to the extent reasonably requested by the Administrative Agent, the Insurance Advisor or the Independent Engineer (as the case may be), provided, however, that after the Commercial Operation Date, such visits and inspections shall be subject to availability of transportation and, if required, approved by Petrobras.

(b) The Borrower shall provide assistance to the officers and designated representatives of the Administrative Agent, the Insurance Advisor and the Independent Engineer in their communications with the Borrower’s auditors (whose fees and expenses shall be for the account of the Borrower) regarding the accounts and operations of the Borrower; provided, however, that upon the occurrence of a Default or an Event of Default and its continuance, the Administrative Agent, the Insurance Advisor, the Independent Engineer and their officers and designated representatives shall be entitled to communicate directly with the Borrower’s auditors (whose fees and expenses shall be for the account of the Borrower).

(c) The Borrower shall permit the Administrative Agent, the Independent Engineer and the Insurance Advisor to review (i) all Plans and Specifications, (ii) any quality control data and performance test data, and (iii) any other data relating to the Project or to the progress of construction as may be reasonably requested by the Administrative Agent, the Independent Engineer or the Insurance Advisor. Further, the Borrower shall permit the Administrative Agent, the Independent Engineer and the Insurance Advisor reasonable access to monitor, witness and review the Work and reasonable access to books and records.

(d) The Borrower shall give reasonable notice of, and permit the Administrative Agent, the Independent Engineer, and the Insurance Advisor for such purpose to attend, (i) all Drilling Unit construction progress review meetings held by the Borrower or its agents or representatives and (ii) any and all Acceptance Tests or other material performance tests of the Drilling Unit or any component thereof (whether any such test is to be conducted on or off the Drilling Unit).

(e) Notwithstanding anything to the contrary herein or in any other Transaction Document, unless otherwise expressly agreed in writing, no act or omission of the Administrative Agent, any Lender or the Independent Engineer or any other consultant engaged by any Lender shall in any way (i) affect the obligations of the Borrower, any Construction Contractor or any other Person under any Transaction Document or any other contract relating to any Construction Contract, (ii) be deemed to be the acceptance of any defective work performed by any Construction Contractor or any other Person under any Construction Contract, or (iii) be deemed to be a waiver of any rights against any Construction Contractor or any other Person under any Construction Contract or otherwise.

(f) All inspections and visits contemplated by this Section 5.7 shall be at the expense of the Borrower; provided, however, that, when no Event of Default relating to operation of the Drilling Unit has occurred,

(i) inspections and visits at the expense of the Borrower shall be limited to (1) an inspection visit by the Independent Engineer in connection with each milestone completion under the Building Contract, including an inspection visit by the Independent Engineer at each of (x) Keel Laying and (y) the delivery and acceptance of the Drilling Unit pursuant to the Building Contract, (2) inspection visits by the Independent Engineer to investigate and discuss any delays in the construction or delivery of the Drilling Unit or in achieving the Commercial Operation Date, and (3) after the Delivery Date, one inspection or visit per year by the Insurance Advisor; and

(ii) the Borrower shall not be responsible for the cost of travel accommodations or travel costs other than travel to the nearest port city and to the Drilling Unit and reasonable accommodations on the Drilling Unit and in such port city.

5.8 Governmental Approvals. The Borrower shall (i) from time to time obtain and maintain, each Necessary Governmental Approvals as shall now or hereafter be required under applicable Laws except where (a) the inability to obtain, or the rescission, termination, modification or suspension of such Necessary Governmental Approval is being contested by appropriate proceedings in accordance with this Section 5.8, (b) none of the Secured Parties would be subject to any criminal liability as a result of such rescission, termination, modification or suspension, and (c) the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect, and (ii) intervene in and contest any proceeding which seeks or may reasonably be expected, to rescind, terminate, modify or suspend any Necessary Governmental Approval and, if reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders), appeal any such rescission, termination, modification or suspension in the manner and to the full extent permitted by applicable Law. The obligations of the Borrower under this Section 5.8 shall not in any way limit or impair the rights or remedies of the Secured Parties under any Financing Document directly or indirectly arising as a result of any such rescission, termination, modification or suspension.

5.9 Insurance.

(a) Insurance Requirements. The Borrower shall maintain or cause to be maintained in full force and effect at all times on and after the date (“Keel Laying”) on which the keel is laid by the Building Contractor pursuant to the Building Contract and continuing throughout the term of this Agreement (unless otherwise specified in Appendix C) insurance coverages for the Project meeting the requirements set forth in Appendix C (with the exception of those insurances (“MII”) specified in Part B – II thereof, which shall be acceptable to the Required Lenders and, subject to Section 5.9(j), shall be obtained by or on behalf of the Lenders), with reputable insurance companies with a Standard & Poor’s financial strength rating of “A-” (or its equivalent) or higher for at least ninety-five percent (95%) of the placements and with a Standard & Poor’s financial strength rating of “BBB+” (or its equivalent) or higher for the remaining five percent (5%) of the placements, all to be acceptable to the Administrative Agent (acting on the instruction of the Required Lenders), with limits, coverage, endorsements and other provisions sufficient to satisfy the requirements set forth in Appendix C naming (i) the Borrower and including its officers and employees as named insureds, (ii) the Collateral Agent as additional named insured for its rights and interests, with no operational interest in the Drilling Unit required, and without the Collateral Agent or any other Secured Party thereby being liable or obligated to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance and (iii) the Collateral Agent as assignee and loss payee with such directions for payment as the Collateral Agent may specify acting in accordance with the Accounts Agreement.

(b) Waiver of Subrogation. Without prejudice to the Borrower’s rights under the Accounts Agreement and the other Financing Documents, the Borrower hereby waives any and every claim for recovery from the Secured Parties for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment to, or the exercise of rights of subrogation by, an insurance company (or other Person) in respect of any such claim to the extent of such recovery, the Borrower shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(c) Amendment of Requirements. The Administrative Agent (acting on the instruction of the Required Lenders), may at any time amend the requirements (including, without limitation, the amount and scope of insurance coverage) and approved insurance companies described in this Section 5.9 due to changed circumstances after the Closing Date which in the reasonable judgment of the Administrative Agent (acting on the instruction of the Required Lenders and in consultation with the Insurance Advisor), either render such coverage materially inadequate or materially reduce the financial ability of the approved insurance companies to pay claims. For the avoidance of doubt, in no event shall any such amendment by the Administrative Agent require loss of hire insurance or any other insurance coverage of a type not described in this Section 5.9 (including Appendix C). The Borrower shall not make, or agree to, any alteration to the terms of any insurance, nor waive any right relating to any insurance effected by it, as required by this Section 5.9 without (x) prior written notice to the Administrative Agent and (y) with respect to any such alteration or waiver which is material, the prior written consent of the Administrative Agent (acting on the instruction of the Required Lenders).

(d) Additional Provisions.

(i) Loss Notification: The Borrower shall promptly notify the Administrative Agent and the Collateral Agent of any Event of Loss likely to give rise to claims in excess of $25,000,000 in the aggregate in any calendar year in respect of any of the policies required by this Section 5.9.

(ii) Loss Adjustment and Settlement: Except in relation to MII, losses in respect of any of the policies required by this Section 5.9 shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrower, subject to the approval of the Administrative Agent (acting on the instructions of the Required Lenders) if such loss is in excess of $25,000,000. In addition the Borrower may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds $25,000,000 or there has occurred a Default or Event of Default which is continuing, the terms of such settlement are approved by the Administrative Agent (acting on the instructions of the Required Lenders).

(iii) Miscellaneous Policy Provisions: The marine cargo, property damage (including machinery) insurance policies effected pursuant to this Section 5.9 shall not include any annual or term aggregate limits of liability or clause requiring the payment of an additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood, earth movement, sabotage and terrorism.

(iv) Policy Language: All policies of insurance required to be maintained pursuant to this Section 5.9 shall be issued in English, with a clause in such policies stating that the English language version will prevail over any other version should any dispute arise regarding policy language.

(v) No Set-Off: The Borrower shall procure that the insurance policies effected by it shall provide that all payments by or on behalf of the insurers under the insurances to the Collateral Agent shall be made without set-off howsoever described.

(e) Evidence of Insurance. On or prior to Keel Laying and on an annual basis at least ten (10) days after each policy anniversary, the Borrower shall furnish the Administrative Agent and the Collateral Agent with (i) certification of all required insurance marked “premium paid” or accompanied by other evidence of payment reasonably satisfactory to the Administrative Agent and (ii) a schedule of the insurance policies held by or for the benefit of the Borrower and required to be in force by the provisions of this Section 5.9. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Section 5.9. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies. Upon request, the Borrower will promptly furnish the Administrative Agent and the Collateral Agent with copies of all insurance policies, binders, cover notes and certificates of entry (in the case of protection and indemnity insurance and/or war risks insurance) or other evidence of such insurance relating to the insurance required to be maintained hereunder.

(f) Reports. Concurrently with the furnishing of the certification referred to in Section 5.9(e), the Borrower shall furnish the Administrative Agent and the Collateral Agent with a report signed by the Insurance Advisor, stating that in its opinion, the insurance then carried out or to be renewed is in accordance with the terms of this Section 5.9.

(g) Broker’s Letter of Undertaking. On or prior to Keel Laying and promptly (but in any event not later than thirty (30) days) after the issuance, modification or renewal of any insurance policies required to be effected by the Borrower under this Section 5.9, the Borrower shall furnish the Administrative Agent and the Collateral Agent with letters of undertaking, complete with fleet lien waiver clause if applicable, substantially in the form of Part D of Appendix C or otherwise in form and substance satisfactory to the Administrative Agent (acting on the instructions of the Required Lenders), from the relevant insurance broker with regard to such insurance policies and, in respect of the protection and indemnity entry, a letter of undertaking in a standard format issued by protection and indemnity clubs that are members of the International Group of P&I Clubs.

(h) Failure to Maintain Insurance. In the event the Borrower fails to take out or maintain the full insurance coverage required to be effected by the Borrower by this Section 5.9, the Administrative Agent (acting on the instruction of the Required Lenders), upon thirty (30) days’ prior notice (unless the aforementioned insurance would lapse within such period and/or, with respect to the insurance described in Part B-I of Appendix C, would fail to become effective when required thereunder, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced therefor by the Administrative Agent (including any broking fees) shall become an additional Obligation of the Borrower, and the Borrower shall forthwith pay such amounts to the Administrative Agent, together with interest thereon at the Default Rate from the date so advanced until fully paid.

(i) Secured Parties not Responsible for Representations by Borrower. No Secured Party shall be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter. Any failure on the part of any Secured Party to pursue or obtain the evidence of insurance required by this Agreement and/or failure of any Secured Party to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

(j) Mortgagees’ Interest Insurance. The MII shall be effected by the Administrative Agent at the cost of the Borrower which cost the Borrower shall reimburse the Administrative Agent promptly upon request. The Administrative Agent shall use its best efforts to obtain from insurers acceptable to the Required Lenders and the Borrower the best terms and conditions of cover reasonably obtainable on the insurance market for ships of similar type and age as the Drilling Unit. The Lenders hereby acknowledge that, to the extent permitted by applicable law, the MII underwriters shall, upon payment of a claim under the MII, be subrogated to all the rights and remedies of the Insured Parties (as set out in Part B-II of Appendix C) up to the amount of such payment, but only to the extent of the rights and remedies that such Insured Parties may have in respect of such claim under the Borrower’s insurance policies and the International Group of P&I Club entries related to the Drilling Unit. For the avoidance of doubt, in respect of any loss for which a claim is made under the MII, the Lenders hereby expressly waive any rights they may otherwise have to recover all or part of such loss or of costs incurred in respect of such claim from the Borrower or any Affiliate of the Borrower, in each case to the extent of amounts finally and indefeasibly received by the Lenders under the MII.

5.10 Events of Loss.

(a) If an Event of Loss shall occur with respect to any of its Property, the Borrower shall (i) diligently pursue all its rights to compensation against any Person with respect to such Event of Loss, (ii) cause all Loss Proceeds to be deposited in the Offshore Loss Proceeds and Compensation Account pursuant to, and subject to any exceptions allowed by, the Accounts Agreement. To the extent that any Loss Proceeds are paid to the Borrower, Positive or the Operator, the Borrower shall cause such Loss Proceeds to be held in trust for the Collateral Agent for the benefit of the Secured Parties segregated from other funds of the Borrower, Positive and the Operator.

(b) The Collateral Agent and the Administrative Agent shall be entitled to participate in any compromise, adjustment or settlement in connection with any Event of Loss under any policy or policies of insurance or in respect of any proceeding with respect to any Taking, in each case involving in excess of $25,000,000.

5.11 Application of Loss Proceeds.

(a) If an Event of Loss (other than a Drilling Unit Loss Event) shall occur and the amount of Loss Proceeds thereunder is $35,000,000 or less, so long as no Default or Event of Default shall then have occurred and be continuing (other than a Default or Event of Default arising directly from the event as to which such Loss Proceeds have been paid), the Borrower shall be permitted (without the consent of the Lenders) to apply the Net Available Amount of such Loss Proceeds to the payment of the costs of Restoring the Affected Property that was the subject of such Event of Loss in accordance with the terms of the Accounts Agreement. The Borrower shall take, as and when appropriate, all steps necessary or advisable in the reasonable opinion of the Administrative Agent to ensure that the Property of the Borrower which will result from the Restoration Work shall be subject to first priority Liens in favor of the Collateral Agent for the benefit of the Secured Parties (whether by amendment of the Security Documents or by entering into new security documents or otherwise).

(b) If an Event of Loss (other than a Drilling Unit Loss Event) shall occur and the amount of Loss Proceeds thereunder is greater than $35,000,000, so long as no Default or Event of Default shall then have occurred and be continuing (other than a Default or Event of Default arising directly from the event as to which such Loss Proceeds have been paid), the Borrower shall be permitted (with the consent of the Required Lenders, such consent to be obtained within forty-five (45) days after receipt of such proceeds unless the Required Lenders and the Borrower agree otherwise) to apply the Net Available Amount of such Loss Proceeds to the payment of the costs of Restoring the Affected Property that was the subject of such Event of Loss and the Net Available Amount of such Loss Proceeds shall be remitted to the Borrower from time to time in order to enable the Borrower to pay the costs of the Restoration Work, such remittance to be made pursuant to the terms of the Accounts Agreement; provided, however, that notwithstanding the foregoing, the consent of the Required Lenders shall not be required so long as the Independent Engineer shall have been satisfied with each of the following conditions:

(i) the Net Available Amount of the Loss Proceeds (together with all other funds reasonably expected to be available to the Borrower pursuant to the Transaction Documents or otherwise) shall be sufficient to Restore the Affected Property and the Borrower shall have consulted with the Independent Engineer regarding the sufficiency of such amounts for such uses during the period of time required to Restore the Affected Property;

(ii) the Drilling Unit shall be capable of being Restored to its specifications and condition as it had prior to the damage or destruction;

(iii) after giving effect to the completion of such proposed Restoration Work, the Drilling Unit shall be at least equal in value, utility and performance in all material respects as it was prior to the damage or destruction;

(iv) no Project Document or Necessary Governmental Approval in effect immediately prior to the Event of Loss giving rise to such Loss Proceeds shall have been canceled unless replaced in a manner satisfactory to the Independent Engineer, or contain any still exercisable right to cancel, due to such Event of Loss;

(v) all steps necessary or advisable in the reasonable opinion of the Administrative Agent are taken as and when appropriate to ensure that the Property of the Borrower which will result from the Restoration Work shall be subject to first priority Liens in favor of the Collateral Agent for the benefit of the Secured Parties (whether by amendment of the Security Documents or by entering into new security documents or otherwise); and

(vi) the Borrower shall have delivered to the Collateral Agent and the Administrative Agent cash-flow projections and other assurances satisfactory to the Independent Engineer (in consultation with the Administrative Agent) demonstrating the Borrower’s ability to meet its Obligations during the period from such Event of Loss until and following completion of such Restoration Work.

(c) The Borrower shall cause the Restoration Work to commence promptly after the Borrower has been permitted to apply Loss Proceeds to pay the costs of such Restoration Work and shall use all reasonable efforts to cause such Restoration Work to be completed promptly. If (x) such Restoration Work shall not have commenced within thirty (30) days after the Borrower has been permitted to apply Loss Proceeds to pay the costs of such Restoration Work or (y) the consent of the Required Lenders shall not have been obtained within the forty-five (45)-day period (or as has been otherwise agreed by the Required Lenders and the Borrower) as set forth in Section 5.11(b) above, the Net Available Amount of such Loss Proceeds shall be applied, on behalf of the Borrower, to the prepayment of the Loans on the next succeeding Principal Payment Date in accordance with Section 6.3(f).

Notwithstanding anything to the contrary in this Section 5.11, (i) if an Event of Default shall have occurred and be continuing (other than as a direct result of the Event of Loss which gave rise to such Loss Proceeds), unless the Required Lenders may direct otherwise, the Collateral Agent shall forthwith direct the Offshore Accounts Bank to pay the remaining amount of such Loss Proceeds to the Administrative Agent for application in prepayment of the Loans and (ii) in the event of a Drilling Unit Loss Event, all Loss Proceeds shall be applied to the prepayment of the Loans in accordance with Section 6.3(f).

Without limitation to any of the Borrower’s other obligations under this Section 5.11, the Borrower shall, in no event later than two hundred and seventy (270) days after an Event of Loss, either (i) apply the Loss Proceeds from such Event of Loss to the prepayment of the Loans in accordance with Section 6.3(f) or (ii) Restore the Affected Property that was the subject of such Event of Loss; provided that, for the avoidance of doubt, the Borrower shall not be prohibited from continuing, beyond such two hundred and seventy (270) days, negotiations with insurers regarding the amount of such Loss Proceeds payable so long as such Restoration is funded and completed utilizing funds other than such Loss Proceeds (x) within such two hundred and seventy (270) days and (y) otherwise in accordance with the requirements of the Financing Documents.

(d) Any net loss proceeds received by or on behalf of the Lenders pursuant to the MII shall be applied promptly to the prepayment of the Loans.

5.12 Limitation on Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

(a) Liens created under the Financing Documents;

(b) Liens imposed by any Governmental Authority for taxes to the extent not required to be paid under Section 5.5;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business or in connection with the construction and/or operation of the Drilling Unit, either (i) for amounts not yet due or (ii) for a sum in aggregate at any time not exceeding twenty million Dollars ($20,000,000), which shall include any possessory Lien and any contractual title retention arrangement pursuant to any contract, agreement or arrangement entered into in relation to the Project;

(d) any Lien on the Drilling Unit for master’s, OIM’s, officer’s or crew’s wages arising in accordance with usual maritime practice which are not overdue; and

(e) any Lien for salvage.

5.13 Indebtedness. The Borrower shall not create, incur, suffer to exist or otherwise become liable for any Indebtedness except:

(a) Indebtedness arising under the Transaction Documents;

(b) subject to Section 5.36, Indebtedness owed under the Bridge Loan Agreement and the Intercompany Loan Agreement;

(c) any Subordinated Loans; and

(d) Indebtedness (other than Indebtedness for borrowed money) secured by a Permitted Lien.

5.14 Leases. The Borrower shall not enter into any agreement, or be or become liable as lessee under any agreement, for the lease, hire or use of any real or personal Property, except for operating leases of personal Property (which do not constitute Capital Lease Obligations) contemplated by the Capex Budget, provided that the Borrower’s aggregate payment obligations under such operating leases shall not at any time exceed five million Dollars ($5,000,000) in the aggregate.

5.15 Investments; Subsidiaries. (a) The Borrower shall not make or permit to remain outstanding any Investments except Permitted Investments.

(b) The Borrower shall not establish, create or acquire any Subsidiary.

5.16 Distributions. The Borrower shall not make any distributions to any Person in respect of its Equity Interests or any other ownership interest in the Borrower, whether in cash or other Property, or redeem, purchase or otherwise acquire any interest of the Sponsor, or permit the Sponsor to withdraw any capital from the Borrower, or make payments in respect of the Intercompany Loan Agreement (other than payments made in accordance with Section 5.36) (all of the foregoing being referred to as “Distributions”) or make any payment of any management or other fees to any Affiliate of the Borrower (other than payments to Constellation Services Ltd. under the Management Services Agreement to be made in accordance with the terms of the Accounts Agreement); provided that nothing in this Section 5.16 shall prohibit the Borrower from (i) making Distributions of dividends and (ii) making other Distributions and any payments of management or other fees to any Affiliate of the Borrower at any time from amounts on deposit in the Offshore Distribution Account. The Borrower agrees that it shall not be entitled to the remittance of funds to the Offshore Distribution Account, and shall not request any such remittance unless such remittance is to be made on a Distribution Date and the following conditions are satisfied:

(i) the Project Completion Date has occurred;

(ii) no Default or Event of Default shall have occurred and be continuing or would result from the making of such Distribution;

(iii) the Borrower shall have delivered a Debt Service Coverage Statement for the Interest Payment Date immediately preceding the date of the proposed remittance to the Offshore Distribution Account in accordance with Section 6.5.1 of the Accounts Agreement as required by Section 5.1(d). Such statement shall demonstrate that the Debt Service Coverage Ratio, for the Calculation Period for the last Calculation Date, covered by such Debt Service Coverage Statement was at least 1.20:1.00;

(iv) the Offshore Debt Service Reserve Account is fully funded pursuant to the requirements of the Accounts Agreement (including, for the avoidance of doubt, any adjustments to the amounts to be on deposit in such Offshore Project Account as required under such agreement); and

(v) at least one scheduled payment of principal on the Loans has been made to the Lenders.

5.17 Required Hedging Agreements. (a) The Borrower shall enter into one or more Hedging Agreements (including any amendments of the Pre-Hedging Agreements and/or transfer by novation to any transferee Required Hedge Provider of all or part of the Pre-Hedging Agreements), each in form and substance satisfactory to the Lenders, with banks or other financial institutions having capital, surplus and undivided profits of at least $500,000,000 and which agree to be bound by the Intercreditor Agreement, which effectively enable the Borrower to protect itself in a manner satisfactory to the Administrative Agent against the risk of interest rate fluctuations as to a notional principal amount at least equal to ninety percent (90%) of the outstanding principal amount of the Loans from time to time, which Required Hedging Agreements shall be executed by the date (the “Required Hedging Date”) which is within the earlier of (i) ninety (90) days from the date of this Agreement and (ii) sixty (60) days from the date of first Disbursement, and maintained in full force and effect until the Loan Termination Date. The Borrower shall not enter into any Hedging Agreement other than (i) the Hedging Agreements entered into pursuant to the preceding sentence of this Section 5.17(a), (ii) transfers and novations thereof and (iii) amendments or modifications thereto, each in form and substance satisfactory to the Administrative Agent, entered into to increase the notional amount thereof so as to permit the Borrower to comply with its obligations to have entered into Hedging Agreements as to a notional amount equal to at least ninety percent (90%) of the outstanding principal amount of the Loans (collectively, the “Required Hedging Agreements”)

(b) If on any date from and after the Required Hedging Date until the Loan Termination Date the aggregate notional amount covered by the Required Hedging Agreements exceeds one-hundred percent (100%) of the outstanding principal amount of the Loans, the Borrower shall, within ten (10) Business Days of becoming aware of such excess, if such excess is continuing after that period, adjust such notional amount in order not to exceed the outstanding principal amount of the Loans; provided, however, that such adjustment shall be made on a pro rata basis across all Required Hedging Agreements and provided further that in the event the Borrower is required to comply with the Cash Sweep Obligation pursuant to Section 6.3(e), the provisions of this Section 5.17(b) shall not be applicable to the Borrower.

5.18 Financial Covenants.

(a) The Borrower shall ensure that the Debt Service Coverage Ratio, calculated for each Semi-annual Calculation Date for the twelve (12)-month period ending on the Interest Payment Date immediately preceding such Semi-annual Calculation Date, will not for any two (2) consecutive Semi-annual Calculation Dates be less than 1.10:1.0.

(b) No later than the date of the Notice of Borrowing for the Delivery Date Loans, and at all times thereafter, the Borrower shall maintain on deposit in the Offshore Debt Service Reserve Account the Offshore Debt Service Reserve Account Required Balance.

5.19 Transactions with Affiliates. Except as provided in the Transaction Documents and, subject to Section 5.36, the Intercompany Loan Agreement, the Borrower shall not directly or indirectly (a) make any Investment in or payment to an Affiliate of the Borrower; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate of the Borrower; (c) purchase or acquire Property from an Affiliate of the Borrower; or (d) enter into any other transaction or arrangement directly or indirectly with or for the benefit of an Affiliate of the Borrower, unless such transaction is upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

5.20 Use of Proceeds; Capex Budget. (a) The Borrower (i) shall use the proceeds of the Loans solely to pay Project Costs and (ii) shall not make any payment in respect of any Construction Milestone (in whole or in part) unless such Construction Milestone has been achieved in accordance with the Building Contract.

(b) The Borrower shall not, without the prior written consent of the Administrative Agent (acting on the instructions of the Lenders and after obtaining an opinion of the Independent Engineer), amend, revise or modify the Capex Budget to increase it, or request any Loans in respect of any increase thereto; provided, however, that no such consent shall be required in the event any such action increases or causes an increase in the Capex Budget in the amount not to exceed the Unutilized Contingency Amount. An “increase” referred to in this subsection shall mean an increase in the Capex Budget by reference to the total amount thereof of seven hundred eighteen million, seven hundred and fifty thousand Dollars ($718,750,000) and not to any particular line item.

5.21 Project Construction; Maintenance.

(a) The Borrower shall cause the Drilling Unit to be duly constructed and completed in all material respects in accordance with the Capex Budget, the Construction Contracts, and Good Utility Practices (if any), and shall cause the Commercial Operation Date to occur by the last permitted date required in the Charter Agreement.

(b) The Borrower shall not enter into any Change Order except as may be permitted by Section 5.25.

(c) The Borrower shall maintain and preserve the Drilling Unit and all of its other Properties necessary or useful in the proper conduct of its business in good working order and in such condition that the Drilling Unit will have the capacity and functional ability to perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, the functions for which it was specifically designed in accordance with the Construction Contracts at substantially the levels contemplated thereby. The Borrower shall cause the Drilling Unit to be operated, serviced, maintained and repaired so that the condition and operating efficiency thereof will be maintained and preserved (ordinary wear and tear excepted) in all material respects in accordance and compliance with (i) Good Utility Practices, (ii) such operating standards as shall be required to enforce any material warranty claims against dealers, manufacturers, vendors, contractors, and sub-contractors, and (iii) the terms and conditions of all insurance policies maintained with respect to the Drilling Unit at any time.

(d) The Borrower shall not, in any material respect, alter, remodel, add to, reconstruct, improve or demolish any part of the Drilling Unit or any other Collateral, except as contemplated by or in accordance with the Plans and Specifications or as required by Petrobras in accordance with the terms of the Charter Agreement in which case the Borrower shall provide prior written notice thereof, together with the details of such alteration, remodeling, addition, reconstruction, improvement or demolition, as the case may be, to the Collateral Agent and the Administrative Agent.

(e) The Borrower shall not (i) appoint or allow the appointment of any replacement Operator which is an Affiliate of the Sponsor without the prior written approval of the Majority Lenders, (ii) appoint or allow the appointment of any other replacement Operator without the prior written approval of the Lenders, in each such case such approval not to be unreasonably delayed or withheld.

(f) The Borrower shall not, directly or indirectly, make or commit to make any expenditure in respect of the purchase or other acquisition of fixed or capital assets, other than (i) expenditures contemplated by the Capex Budget, and (ii) Loss Proceeds permitted to be applied to the payment of restoration costs pursuant to Section 5.11.

(g) The Borrower shall not remove any material part of the Drilling Unit or item of equipment installed on the Drilling Unit, except as required under the terms of the Charter Agreement (in which case the Borrower shall provide prior written notice thereof, together with the details of such removal to the Collateral Agent and the Administrative Agent), unless the part or item so removed is replaced promptly by a suitable part or item which is in the same condition as or better condition than the part or item being replaced, is free from any Lien other than Permitted Liens and becomes, upon installation on the Drilling Unit, (i) the property of the Borrower and, (ii) subject to a Security Interest in favor of the Collateral Agent, but only in each case to the extent and on the same terms as the part or item being replaced. Nothing in the foregoing sentence shall prevent removal by the Borrower, if such removal would not have a Material Adverse Effect on the ability of the Borrower to comply with the provisions of Section 5.21(c), of any part or item title to which is not and is not required to be vested in the Borrower.

5.22 Performance of Project Documents.

(a) The Borrower shall perform and observe, in all material respects, all of its covenants and agreements contained in any of the Project Documents to which it is or becomes a party, and shall take all necessary action to prevent the termination of any such Project Documents in accordance with the terms thereof or otherwise (other than by virtue of the scheduled expiration in the ordinary course of such Project Document in accordance with its terms).

(b) The Borrower shall instruct all Project Participants to make all payments payable to the Borrower to the Offshore Accounts Bank for deposit in the appropriate Offshore Project Account in accordance with the Accounts Agreement.

5.23 Petrobras Assignment. The Borrower shall not, and shall cause Positive not to, consent to any assignment or transfer of all or any part of rights and obligations of

Petrobras in, to or under the Charter Agreement other than to a transferee which has been approved by the Majority Lenders, provided, however, that in the event of any such assignment or transfer by Petrobras as to which the Borrower or Positive has no right of consent under the Charter Agreement, the Borrower shall (i) upon the request of the Majority Lenders, use its best efforts to obtain credit support from Petrobras or another Person, reasonably acceptable to the Majority Lenders, for the obligations of such assignee or transferee and (ii) use its best efforts to cause such credit support to be or become subject to the Liens of the Security Documents (whether by amendment to any Security Document, execution of a new Security Document or otherwise) in favor of the Collateral Agent; provided further, however, that in no event “best efforts” should require the Borrower, Positive and the Sponsor to take any action that could reasonably be expected to jeopardize their commercial relationship with Petrobras.

5.24 Merger; Sales and Purchases of Assets. The Borrower shall not merge into or consolidate with any other Person, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or sell, lease, sub-let (or, with respect to the Drilling Unit, give consent to Petrobras to sub-let), transfer, part with possession or operational control or otherwise dispose of any assets or Property other than (a) with respect to the Drilling Unit, the chartering and operation of the Drilling Unit as contemplated by the Charter Agreement and/or the Services Agreement; (b) subject to the requirements of Section 6.3(c), sales, transfers and other dispositions of assets of the Borrower, having a value of less than five million Dollars ($5,000,000) in the aggregate, or otherwise determined by the Borrower (in its reasonable opinion) to be obsolete or no longer used by or useful to the Borrower for the operation or maintenance of the Drilling Unit, provided, that notice of any proposed sale, transfer or disposition having a value of more than five million Dollars ($5,000,000) in the aggregate pursuant to this clause (b) shall be given to the Administrative Agent at least ten (10) days prior to the consummation thereof and the Borrower shall certify in such notice that such assets are obsolete; (c) sales of Permitted Investments prior to the maturity thereof; (d) to the extent other assets or Property are being provided in replacement thereof pursuant to the terms of the Project Documents; (e) Distributions or other payments in accordance with Section 5.16; and (f) cash payments permitted under or contemplated by the Financing Documents. The Borrower shall not purchase or acquire any assets other than the purchase of (i) assets reasonably required for the completion of the Project in accordance with the Capex Budget, (ii) assets in the ordinary course of business reasonably required in connection with the operation of the Drilling Unit and (iii) Permitted Investments.

5.25 Amendment of Transaction Documents; Additional Project Documents; Change Orders; etc.

(a) The Borrower shall not, without the consent of, in the case of clause (i), clause (ii) and clause (v) below, the Lenders, and otherwise the Majority Lenders, (i) agree to or permit the cancellation, suspension or termination of any Project Document or any Financing Document (other than by virtue of the scheduled expiration in the ordinary course of such Project Document or Financing Document in accordance with its terms); (ii) sell, assign (other than pursuant to the Security Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Project Document or any Financing Document; (iii) except where the same would not materially reduce the amount of any payment due to the Borrower and could not otherwise reasonably be expected to have a Material Adverse Effect, waive any default under or breach of any Project Document or waive, forgive or release any right, interest or entitlement, howsoever arising, under or in respect of any Project Document; (iv) petition, request or take any other legal or administrative action that seeks, or may be expected, to rescind, terminate or suspend any Project Document or, except where the same would not materially reduce the amount of any payment due or to become due to the Borrower and could not otherwise reasonably be expected to have a Material Adverse Effect, amend or modify all or any part thereof; (v) agree to or permit the assignment or delegation of any payment obligations of any Project Participant under any Project Document or, except where the same could not otherwise reasonably be expected to have a Material Adverse Effect, agree to or permit the assignment of any rights or the assignment or delegation of any other obligations of any Project Participant under any Project Document except as permitted without the consent of the Borrower, Positive or the Operator by the terms of such Project Document; (vi) except for Permitted Change Orders as provided below, amend, supplement, modify or give any consent under any Construction Contract or exercise any material option thereunder; (vii) except where the same would not materially reduce the amount of any payment due or to become due to the Borrower and could not otherwise reasonably be expected to have a Material Adverse Effect, amend, supplement, modify or give any consent under any Project Document (other than the Construction Contracts) or exercise any material option thereunder; (viii) except as may be permitted by Section 9.12, amend, supplement, modify or give any consent under any Financing Document or exercise any material option thereunder; or (ix) except as expressly required by the Financing Documents, enter into any Additional Project Document; provided that, for the avoidance of doubt, the Borrower’s refraining from taking enforcement action, where it is reasonable and prudent in the circumstances to so refrain, shall not be deemed a waiver, amendment or supplement for purposes of this Section 5.25(a).

(b) The Borrower may, with notice to be provided to the Independent Engineer and the Administrative Agent within ten (10) Business Days thereafter, enter into any Change Order (a “Permitted Change Order”) if (i) such Change Order is reasonable and necessary in the reasonable opinion of the Borrower, (ii) such Change Order does not materially change the Plans and Specifications and does not require consent from Petrobras under the Charter Agreement or the Services Agreement (other than consent that has already been obtained), (iii) such Change Order does not result in an extension of the Delivery Date beyond September 30, 2011, (iv) such Change Order does not result in any change to, or amendment of, the Acceptance Tests, the Delay Liquidated Damages, the performance guarantees or the conditions pursuant to which payment of any such damages is required to be made, either directly or indirectly, and (v) the cost of such Change Order does not exceed the then Unutilized Contingency Amount.

5.26 Environmental Compliance. The Borrower shall use all reasonable efforts to comply in all respects and cause all other Persons constructing, occupying or conducting operations to comply with the Equator Principles with respect to the Drilling Unit.

5.27 Completion; Acceptance Tests.

(a) The Borrower shall not, without the prior written consent of the Independent Engineer, (i) deliver a notice of acceptance or otherwise accept (including by refraining from issuing a notice of rejection or by failing to be present at the tests and trials of the

Drilling Unit for any reason whatsoever other than events beyond the Borrower’s control) the Drilling Unit under Article VI of the Building Contract, (ii) execute the Delivery Certificates contemplated by Article VII of the Building Contract and (iii) issue, approve or execute any other acceptance or completion certificate or otherwise confirm acceptance or completion of the Drilling Unit or any portion or phase of construction thereof.

(b) The Borrower shall not, without the prior approval of (x) the Majority Lenders (after consultation with the Independent Engineer) in the event any of the following actions could reasonably be expected to have a Material Adverse Effect or (y) the Independent Engineer if otherwise, (i) take any action or fail to take any action which could permit an extension of any guaranteed completion or acceptance date under the Building Contract, (ii) waive, defer or reduce any of the requirements of any of the Acceptance Tests or (iii) refrain from advising the Building Contractor under the Building Contract of any defects, deficiencies or discrepancies of which the Borrower has knowledge.

(c) The Borrower shall not, without the prior approval of the Independent Engineer, (i) notify the Building Contractor under the Building Contract that it accepts any punch list, or (ii) accept or confirm that the Drilling Unit has satisfied any of the material Acceptance Tests to be conducted during sea trials of the Drilling Unit (including tests of propulsion and dynamic positioning systems conducted during sea trials).

5.28 ERISA. Neither the Borrower nor any ERISA Affiliate of the Borrower shall at any time establish, maintain, contribute to or be required or permitted to contribute to any Plan or Multiemployer Plan.

5.29 Certain Agreements. The Borrower shall not enter into any agreement or undertaking other than the Transaction Documents restricting, or purporting to restrict, the ability of the Borrower to comply with the terms of this Agreement or to (a) amend this Agreement or any other Financing Document, (b) sell any of its assets, (c) create Liens, (d) create or incur Indebtedness or (e) make any Distribution.

5.30 Security Documents. (a) The Borrower shall take all actions necessary or requested by the Administrative Agent to maintain each Security Document to which it is a party in full force and effect and enforceable in accordance with its terms and to maintain and preserve the Liens created by such Security Documents and the priority thereof, including (i) making filings and recordations, (ii) making payments of fees and other charges, (iii) issuing and, if necessary, filing or recording supplemental documentation, including continuation statements, (iv) discharging all claims or other Liens adversely affecting the rights of any Secured Party in any Collateral, (v) publishing or otherwise delivering notice to third parties, (vi) depositing title documents and (vii) taking all other actions either necessary or otherwise requested by the Administrative Agent to ensure that all Collateral (including any after-acquired Property of the Borrower intended to be covered by any Security Document to which it is a party) is subject to a valid and enforceable first-priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties. In furtherance of the foregoing, (A) the Borrower shall ensure that all after-acquired Property of the Borrower other than such Property not intended to be covered by such Security Documents shall become subject to the Lien of the Security Documents having the priority contemplated thereby promptly upon the acquisition thereof and (B) the Borrower shall not open or maintain any bank account without first taking all such actions as may be necessary or otherwise requested by the Administrative Agent to ensure that such bank account is subject to a valid and enforceable first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

(b) The Borrower shall take all actions necessary to cause each Additional Project Document intended to be covered by a Security Document to which it is a party to be or become subject to the Liens of the Security Documents (whether by amendment to any Security Document, execution of a new Security Document or otherwise) in favor of the Collateral Agent, and shall deliver or cause to be delivered to the Administrative Agent such certificates or other documents with respect to each Additional Project Document as the Administrative Agent may reasonably request. The Borrower shall, in the case of any Additional Material Project Document, cause each party to such Additional Material Project Document to execute and deliver a Consent Agreement with respect to such Additional Material Project Document and such legal opinions relating to such Additional Material Project Document as the Administrative Agent may reasonably request. The Borrower shall, in the case of any Additional Project Document involving an amount of less than twenty million Dollars ($20,000,000), deliver to the Administrative Agent such confirmation that such Additional Project Document is subject to the Security Documents as the Administrative Agent may reasonably request, but shall not be required to deliver any such Consent Agreement or legal opinion in respect of such Additional Project Document.

(c) At such time as the Administrative Agent may reasonably determine, the Administrative Agent shall be entitled to obtain, at the Borrower’s cost and expense, an opinion or opinions of legal counsel either stating that, in the opinion of such counsel, such action has been taken with respect to (i) amending or supplementing the Security Documents (or providing additional Security Documents, notifications or acknowledgments) as is necessary to subject all the Collateral (including any after-acquired Property of the Borrower intended to be covered by a Security Document) to the Lien of the Security Documents and (ii) (A) the recordation of the Security Documents (including, without limitation, any amendment or supplement thereto) and any other requisite documents and (B) the execution and filing of any financing statements and continuation statements as are necessary to maintain the Liens purported to be created by the Security Documents and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens. Such opinion or opinions of counsel shall also describe the recordation of the Security Documents and any other requisite documents and the execution and filing of any financing statements and continuation statements, or the taking of any other action that will, in the opinion of such counsel, be required to maintain the Liens purported to be created by the Security Documents after the date of such opinion.

5.31 Prepayment of Indebtedness; Reduction of Commitments. (a) Except for prepayments required or permitted to be made pursuant to this Agreement the Borrower shall not make, or permit to be made on its behalf, any prepayment of any of the Loans.

(b) The Borrower shall not reduce all or any portion of the Commitment of any Lender prior to the end of the Availability Period, unless (i) the Borrower shall have offered to each of the Lenders to make, and with the consent of such Lender shall contemporaneously make, a proportionate reduction in the Commitment of each such other Lender, (ii) construction of the Drilling Unit shall be proceeding substantially in accordance with the Project Schedule, (iii) no event shall have occurred or could reasonably be expected to occur to cause the Delivery Date to be delayed, (iv) the proposed reduction in Commitments requested by the Borrower could not be reasonably expected to result in a deficiency of funds necessary to achieve the Commercial Operation Date by the Date Certain and otherwise satisfy the conditions contained in Section 3.3, and (v) each Lender shall have received a certificate from the Borrower, confirmed by the Independent Engineer, with respect to the matters set forth in clauses (ii), (iii) and (iv) above.

(c) All Commitments shall be cancelled if the First Disbursement Date has not occurred within two (2) months after the Closing Date.

5.32 Transfers of Equity Interests. The Borrower shall not (a) permit or consent to the transfer (by assignment, sale or otherwise) of any Equity Interests of the Borrower, or (b) issue any new Equity Interests; provided, that the Borrower may permit or consent to the assignment, sale or transfer of Equity Interests of the Borrower or to the issuance of new Equity Interests of the Borrower (each a “Transfer”) if such Transfer is consummated in compliance with Section 5.37 and each of the following conditions (any Transfer not complying with each of the following conditions being null and void ab initio):

(i) after giving effect to any such Transfer, no Change of Control shall have occurred;

(ii) such Transfer shall be made expressly subject to the granting of a Lien in favor of the Collateral Agent (for the benefit of the Secured Parties) on the Equity Interests so being transferred, and any Person that becomes a member of the Borrower as a result of such Transfer shall, simultaneously with such Transfer, sign a pledge agreement with the terms and conditions substantially identical to the terms and conditions of the Subordination and Pledge Agreement and otherwise in form, scope and substance satisfactory to the Administrative Agent; and

(iii) such Person referred to in paragraph (ii) above shall, simultaneously with such Transfer, execute and deliver to the Collateral Agent such financing statements and other documents and instruments as the Collateral Agent may reasonably request in order to evidence, secure, and perfect the Collateral Agent’s security interest in and Lien on such Equity Interests.

For the avoidance of doubt, nothing in this Section 5.32 shall restrict the ability of the Borrower to enter into the Subordination and Pledge Agreement or any other pledge agreement with respect to any Equity Interests of the Borrower with the Collateral Agent.

5.33 Change in Name. The Borrower shall (a) not change its name, and (b) not do business under any name other than “Alpha Star Equities Ltd.”, unless, in any such case, the Borrower shall have given the Collateral Agent at least forty-five (45) days’ prior written notice, and all action requested by the Collateral Agent necessary or advisable in the Collateral Agent’s opinion to preserve and perfect the Security Interests with respect to the Collateral shall have been taken.

5.34 Pari Passu. (a) The Borrower shall take such action as may be necessary to ensure that, at all times, the Loans rank at least pari passu in priority of payment and in all other respects with all other unsecured obligations of the Borrower from time to time.

5.35 Payments to the Building Contractor. The Borrower shall not request any release of funds to the Building Contractor from the Offshore Construction Account in accordance with the Accounts Agreement with respect to the Delivery until the sea trials (as described in the Building Contract) had been satisfactorily completed in accordance with the terms of the Building Contract and the Independent Engineer has provided its certification in this respect.

5.36 Bridge Loan Agreement and Intercompany Loan Agreement. The Borrower shall:

(a) on the First Disbursement Date, use the proceeds from the first Disbursement to repay in full its Indebtedness under the Bridge Loan Agreement;

(b) be entitled to use the proceeds from any Disbursement to repay a portion of its Indebtedness under the Intercompany Loan Agreement, provided, however, that in no event shall the amount of the outstanding principal thereunder after any such repayment be less than one hundred forty-three million seven hundred and fifty thousand Dollars ($143,750,000), and, in the case of each paragraph (a) and (b), promptly thereafter (x) cause the release of any Liens securing such Indebtedness and (y) provide evidence of such repayments and such release to the Administrative Agent.

5.37 “Know Your Customer” Checks. If:

(a) the introduction of or any change in (or in the interpretation, administration or application of) any applicable Law made after the date of this Agreement;

(b) any change in the status of the Borrower after the date of this Agreement or any issuance or Transfer to any Person, other than the Sponsor, of Equity Interests in the Borrower; or

(c) a proposed assignment or transfer by any Lender of any of its rights and/or obligations pursuant to Section 9.13 to a party that is not a Lender prior to such assignment or transfer,

obliges any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall as soon as practicable upon the request of such Lender supply, or procure the supply of, such documentation and other evidence as is requested by such Lender (for itself or on behalf of the other Lenders or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for such Lender or such prospective new Lender, as the case may be, to carry out and be satisfied with the results of all necessary “know your customer” or other checks pursuant to the transactions contemplated by the Financing Documents in relation to the Borrower, any direct shareholder of the Borrower and any other Person with ability to, directly or indirectly, control, manage or direct the Borrower.

5.38 Registration; Classification. The Borrower shall (a) no later than the date of the request for the Delivery Date Loans, and at all times thereafter, (i) enroll, and maintain such enrollment of, the Drilling Unit in the name of the Borrower under the laws and flag of the Republic of Panama, (ii) obtain the Tax Free Certificate from the Panamanian Shipping Bureau and (iii) obtain and maintain the classification by the American Bureau of Shipping (as set out in Section 2 of Article I and Section 2 of Article V of the Building Contract) and (b) no later than three (3) months from the date of execution of the Mortgage, (i) register the title of ownership of the Drilling Unit on the permanent basis in the name of the Borrower with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority, and (ii) register the Mortgage on the permanent basis with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority.

5.39 Title. The Borrower shall not do or permit to be done any act or thing which might reasonably be expected to jeopardize the title, rights and interest of the Borrower or any rights or interest of the Secured Parties in the Drilling Unit and/or knowingly omit or permit to be omitted to be done any act which might reasonably be expected to prevent that title and such rights and interest from being jeopardized.

5.40 Classification Society Undertaking. The Borrower shall, upon a reasonable written request from the Administrative Agent:

(a) obtain from the American Bureau of Shipping and provide to the Administrative Agent certified true copies of all original class records held by such classification society in relation to the Drilling Unit;

(b) arrange for the Administrative Agent (or its agents), at any time and from time to time reasonably requested, to inspect (with the participation of the Borrower) the Drilling Unit’s original class and related records at the offices of such classification society and to take copies of them; and

(c) notify the Administrative Agent immediately in writing if:

(i) the Borrower or, to the best knowledge of the Borrower, any other Person notifies such classification society that the Drilling Unit’s classification society is to be changed; or

(ii) the Borrower becomes aware of any facts or matters which may result in, or have resulted in, a change, suspension, discontinuance, withdrawal or expiry of the Drilling Unit’s class under the rules or terms and conditions of the Borrower’s or the Drilling Unit’s membership in such classification society and shall send to the Administrative Agent any documents, reports and any other information that the Borrower receives from such classification society with respect to such facts or matters.

5.41 Arrest Prevention; Release. The Borrower shall promptly discharge all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Drilling Unit, its earnings or its insurances. The Borrower shall, forthwith upon receiving notice of the arrest or detention in exercise or purported exercise of any lien or claim of the Drilling Unit, procure its release.

5.42 Sanctions. The Borrower shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor, or otherwise).

SECTION 6. PAYMENT PROVISIONS; FEES.

6.1 Repayment of Principal. (a) The Borrower shall repay the aggregate principal amount of the Loans outstanding on each Principal Payment Date, commencing on the First Repayment Date, and in the applicable percentages set forth in Appendix B.

(b) Upon each Disbursement, the amount disbursed shall be allocated for repayment to each of the respective installments shown in Appendix B in amounts which are pro rata to the amounts of such installments.

6.2 Voluntary Prepayments. (a) Prepayments under this Section 6.2 shall be subject to the following terms and conditions:

(i) the Borrower shall give the Administrative Agent at the Notice Office at least twenty (20) Business Days’ prior written irrevocable notice of its intent to prepay the Loans and the aggregate principal amount of the prepayment (which notice the Administrative Agent shall promptly transmit to each of the Lenders);

(ii) prepayment of a Loan may only be made pursuant to this Section 6.2 on the last day of an Interest Period applicable thereto, unless the Borrower pays all amounts owing under Section 2.12 as a result of prepaying such Loan on a day other than the last day of the Interest Period applicable thereto;

(iii) the aggregate notional amount under the Required Hedging Agreements in respect of the risk of interest rate fluctuations with respect to the Loans shall be adjusted in connection with any such prepayment so that they do not exceed the aggregate outstanding principal amount of Loans after giving effect to such prepayment, and the Borrower shall pay all amounts resulting from such adjustments and any other amounts owing under any Required Hedging Agreements as a result of prepayment; and

(iv) such prepayment and all other amounts required to be paid under this Section 6.2 or otherwise in connection with such prepayment shall be made solely from amounts in the Offshore Distribution Account or from the proceeds of Permitted Capital Contributions or, in the case of any partial prepayment, from other sources of funds the advancing of which to the Borrower is consented to in writing by the Lenders (for the avoidance of doubt, no such consent from the Lenders will be required for the advancing of funds from other sources in the case of prepayment in full).

(b) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time after the First Disbursement Date at its discretion, subject to the conditions in Section 6.2(a) and to the following additional conditions:

(i) such prepayment shall be in an aggregate principal amount of at least $10,000,000 (or an integral multiple of $1,000,000 in excess thereof); and

(ii) such prepayment shall (x) first be allocated pro rata between the Loans in proportion to their respective principal amounts outstanding and (y) then be applied to reduce the Scheduled Principal Payments in inverse order of their due dates.

(c) In the circumstances described in Section 2.15, the Borrower shall have the right to prepay in whole the Loans subject to such circumstances, without premium or penalty, subject to the conditions in Section 6.2(a).

(d) In the event any of the circumstances described in Section 7.1(n) occur and some but not all of the Lenders consent to waiving the Event of Default thereunder, the Borrower shall have the right to prepay in whole all (and not less than all) of the Loans of Lenders that do not consent to such waiver, without premium or penalty, subject to the conditions in Section 6.2(a).

(e) In the event the Borrower is unable to (i) refinance the Loans in part or (ii) obtain consent of the Lenders required by Section 5.3(e) to redomicile to another jurisdiction or transfer its rights and obligations, because some but not all of the Lenders consent to such action, the Borrower shall have the right to prepay in whole all (and not less than all) of the Loans of Lenders that do not consent to such action, without premium or penalty, subject to the conditions in Section 6.2(a).

6.3 Mandatory Prepayments. Without prejudice to Section 2.10, the Borrower shall make mandatory prepayments of the Loans as provided in Section 2.10(b) and as follows:

(a) Loss Proceeds. (i) The Borrower shall prepay the outstanding Loans to the extent required pursuant to Section 5.11.

(ii) Notwithstanding anything to the contrary which may be contained in the provisions of Section 5.11, in the event an Expropriation Event has occurred with respect to any of its Property, the Borrower shall (i) promptly upon discovery or receipt of notice of any occurrence thereof provide written notice to the Administrative Agent, (ii) not, without the written consent of the Required Lenders, compromise or settle any claim with respect to such Expropriation Event and (iii) cause all Loss Proceeds received in respect of such Expropriation Event to be applied to the prepayment of the Loans promptly, but in any case, within thirty (30) days following receipt, causing such Loss Proceeds to be delivered to the Administrative Agent, for delivery promptly thereafter to the Lenders for application by the Lenders to the prepayment of their respective Loans as of the Interest Payment Date next occurring following such delivery to the Lenders. The Borrower consents to the participation to the extent permitted by law of the Collateral Agent and the Administrative Agent in any proceedings regarding an Expropriation Event, and the Borrower shall from time to time deliver to the Collateral Agent and the Administrative Agent all documents and instruments requested by the Collateral Agent or the Administrative Agent to permit such participation. Nothing in this Section 6.3(a)(ii) shall be deemed to impair any rights any Lender may have with respect to any such Expropriation Event.

(b) Debt Coverage Ratio. If, on any Calculation Date, the Borrower’s Debt Service Coverage Ratio during each of (i) the Calculation Period for such Calculation Date and (ii) each of the Calculation Periods for the two (2) immediately preceding Calculation Dates is less than 1.20:1.00, the Borrower shall, on the Interest Payment Date immediately succeeding such Calculation Date, apply an amount equal to fifty percent (50%) of the amount then on deposit in the Offshore Distribution Holding Account (as defined in the Accounts Agreement) to prepay the outstanding Loans.

(c) Dispositions. In the event of any Disposition in the amount of $1,000,000 or more, the Borrower shall apply an amount equal to all of the Net Disposition Proceeds which are not applied towards replacement of the relevant Property sold, transferred or disposed to prepay the outstanding Loans, such prepayment to be made no later than the date which is thirty (30) days after the receipt of such Net Disposition Proceeds. (For the avoidance of doubt, nothing in this Section 6.3(c) shall be deemed to permit a disposition of the Drilling Unit or any other Disposition not permitted under Section 5.24.)

(d) [Intentionally omitted].

(e) Cash Sweep Obligation. In the event that a Renewal Event has not occurred on or before the date which is eighteen (18) months prior to the Maturity Date, the Borrower shall on each subsequent Interest Payment Date apply in accordance with the Accounts Agreement an amount equal to one hundred percent (100%) of the amount on deposit in the Offshore Distribution Holdings Account (as defined in the Accounts Agreement) to prepay the outstanding Loans (the “Cash Sweep Obligation”); provided that the Cash Sweep Obligation shall cease as of the first Interest Payment Date following the date the Lenders receive evidence acceptable to the Lenders that a Renewal Event has occurred.

(f) Application. (i) Except as otherwise provided in this Section 6.3, a prepayment of a Loan made pursuant to this Section 6.3 shall be made on the last day of an Interest Period applicable thereto, and if not made on such date the Borrower shall apply amounts to be used for such prepayment to pay amounts owing under Section 2.12 as a result of prepaying such Loan on a day other than the last day of the Interest Period applicable thereto.

(ii) The aggregate notional amount under all of the then-existing Required Hedging Agreements in respect of the risk of interest rate fluctuations with respect to the Loans shall be adjusted in connection with any such prepayment (other than a prepayment under Section 6.3(e)) so that they do not exceed the aggregate outstanding principal amount of Loans after giving effect to such prepayments, and the Borrower shall pay all amounts resulting from such adjustments and any other amounts owing under any Required Hedging Agreements as a result of prepayment. Any terminated amount in connection with such adjustment shall be applied ratably to the notional amounts of the Required Hedging Agreements. Any termination amount due in respect of the Required Hedging Agreements terminated in accordance with the immediately preceding sentence shall be paid by the Borrower from amounts available with which to make such prepayment.

(iii) Amounts to be applied to a prepayment of the Loans (other than in respect of Section 2.11) pursuant to this Section 6.3 shall (x) first be allocated pro rata between the Loans in proportion to their respective principal amounts outstanding and (y) then be applied to reduce the Scheduled Principal Payments in inverse order of their due dates.

6.4 Maturity Date. Notwithstanding anything to the contrary which may be contained in this Agreement, the outstanding principal amount of any Loans shall be repaid in full on the Maturity Date.

6.5 Method and Place of Payment. Except as set forth in the following sentence or as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 11:00 a.m. (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office as follows: Citibank, NY, ABA: 021000089, Account No.: 36852248, Account Name: Medium Term Finance, Reference: Alpha Star, or to such other bank account as the Administrative Agent shall designate to the parties hereto in writing. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension; provided that in the event that the day on which any such payment is due is not a Business Day but is a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the immediately preceding Business Day.

6.6 Computations. All computations of interest and Fees hereunder shall be made on the basis of a 360-day year and the actual number of days elapsed.

6.7 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a commitment commission (the “Commitment Fee”) computed on the Unutilized Commitment of such Lender from time to time, at a rate per annum equal to forty percent (40%) of the Applicable Margin related to the Loans then in effect. The Commitment Fee shall begin to accrue on the Effective Date and shall cease to accrue on the last day of the Availability Period, and shall be due and payable in arrears on (i) each Interest Payment Date, and (ii) the last day of the Availability Period.

(b) Additional Fees. The Borrower agrees to pay to the relevant Financing Parties such fees as have been agreed to in writing by the Borrower or the Sponsor in connection with the Project and with such Financing Parties (or any Affiliates thereof), for their respective accounts, on the dates specified for such payments in the applicable fee agreements relating to such fees. None of the Lenders shall be entitled to any fees for the consideration of any waiver requests, unless otherwise agreed by the Borrower and the Lenders; provided that the Borrower shall reimburse each Lender for all out-of-pocket costs and expenses incurred by each Lender in the consideration and approval of such waiver pursuant to Section 9.1.

6.8 Application of Payments; Sharing.

(a) Subject to the provisions of this Section 6.8, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, it shall promptly distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the Obligations of the Borrower hereunder with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Transaction Documents, or otherwise), which, in any such case, is in excess of its ratable share of payments on account of the Obligations obtained by all Lenders, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any of the following events or circumstances shall constitute an “Event of Default” hereunder:

(a) The Borrower shall fail to pay when due any principal or interest payable pursuant to any Note or any other amount payable pursuant to this Agreement or any other Financing Document (other than the Required Hedging Agreements), in each case when the same becomes due and payable (whether prior to its stated maturity by acceleration or otherwise) unless its failure to pay is caused by administrative or technical error and payment is made within three (3) Business Days of its due date; or

(b) (i) The Borrower shall default in the payment when due of any principal of or interest on any Specified Indebtedness beyond any period of grace specified therein, or in the payment when due of any amount under any Required Hedging Agreement beyond any period of grace specified therein; or (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any Specified Indebtedness or any event specified in any Required Hedging Agreement shall occur and continue if the effect of the occurrence and continuance of such event is (A) in the case of any Specified Indebtedness, to cause or to permit the holder or holders of such Specified Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Specified Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or (B) in the case of a Required Hedging Agreement, to permit the payments owing under such Required Hedging Agreement to be liquidated as the result of the early termination thereof; or

(c) The Sponsor shall default in the payment when due of any principal of or interest on any Specified Indebtedness beyond any period of grace specified therein or any event specified in any note, agreement, indenture or other document evidencing or relating to any Specified Indebtedness shall occur and continue if the effect of the occurrence and continuance of such event is to cause or permit the holder or holders of such Specified Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Specified Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

(d) Any representation, warranty or certification made (or deemed made) by or on behalf of the Borrower, the Sponsor, Positive or the Operator in this Agreement, any other Financing Document, or in any notice or other certificate, agreement, document, financial statement or other statement delivered pursuant hereto or thereto, shall prove to have been false or misleading in any material respect when made or deemed made, unless the circumstances giving rise to such misrepresentation are capable of remedy and are remedied within twenty-one (21) days of the earlier of the Administrative Agent giving notice of such misrepresentation and the Borrower becoming aware of such misrepresentation; or

(e) The Borrower shall fail to comply with any term, covenant or provision set forth in Sections 5.3(a), 5.9(a), 5.12 through 5.16, 5.17, 5.18(a), 5.20, 5.27(a), 5.27(b)(i) (unless such failure to comply relates to a failure to take any action) through (iii), or 5.32;

(f) The Borrower, the Sponsor, Positive or the Operator shall fail to comply with or perform any other agreement or covenant contained in this Agreement or in any other Financing Document (other than those referred to in paragraphs (a) through (e) of this Section 7.1) and such failure shall continue unremedied for thirty (30) days after the Borrower, the Sponsor, Positive or the Operator, as the case may be, becomes aware or should have become aware of such failure; provided that, if (i) such failure cannot be cured within such thirty (30)-day period, (ii) such failure is susceptible of cure, (iii) the Borrower, the Sponsor, Positive or the Operator, as the case may be, is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure does not impair the Liens on the Collateral in any respect, (v) the existence of such failure has not had and cannot, after considering the nature of the proposed cure, be reasonably expected to have a Material Adverse Effect, and (vi) the Administrative Agent shall have received an Officer’s Certificate to the effect of clauses (i), (ii), (iii), (iv) and (v) above and stating what actions the Borrower, the Sponsor, Positive or the Operator, as the case may be, is taking to cure such failure, then the time within which such failure may be cured shall be extended to such date, not to exceed a total of sixty (60) days after the end of such thirty (30)-day period, as shall be necessary for the Borrower, the Sponsor, Positive or the Operator, as the case may be, diligently to cure such failure; or

(g) The Borrower, the Sponsor, Positive or the Operator shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(h) The Borrower, the Sponsor, Positive or the Operator shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under or file a petition to take advantage of any Bankruptcy Law (as now or hereafter in effect), (iv) fail to controvert in an appropriate manner within sixty (60) days after the date of service of, or acquiesce in writing to or file an answer admitting the material allegations of, any petition filed against it in an involuntary case under any Bankruptcy Law, (v) take any corporate action for the purpose of effecting any of the foregoing or (vi) take any action under any other applicable Laws which would result in a similar or equivalent outcome as set forth in subclauses (i) through (v) hereof; or

(i) A proceeding or case shall be commenced, without the application or consent of the Borrower, the Sponsor, Positive or the Operator in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its Property or (iii) similar relief in respect of the Borrower, the Sponsor, Positive or the Operator under any Bankruptcy Law, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and be unappealable, or continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower, the Sponsor, Positive or the Operator shall be entered and be unappealable, or continue unstayed and in effect, for a period of sixty (60) or more days in an involuntary case under any Bankruptcy Law; or any proceeding or action shall be commenced under any other applicable Laws which would result in a similar or equivalent outcome as set forth in subclauses (i) through (iii) hereof; or

(j) Any judgment or order for the payment of money in excess of ten million Dollars ($10,000,000) (in the case of the Borrower, Positive or the Operator) or thirty million Dollars ($30,000,000) (in the case of the Sponsor) shall be rendered against such Person and (x) either enforcement proceedings shall have been commenced in relation to such judgment or order or a stay of execution thereof shall not have been obtained within seven (7) Business Days from the date of entry thereof and (y) in the case of Positive or the Operator, such judgment or order has had or could reasonably be expected to have a Material Adverse Effect; or

(k) Either the Borrower or any ERISA Affiliate of the Borrower shall at any time establish, maintain, contribute to, or be required to contribute to, any Plan or Multiemployer Plan; or

(l) Any of the Secured Parties shall cease to have a first priority, perfected Lien on any Collateral, subject only to Permitted Liens; or

(m) Any Project Participant shall fail to obtain, renew, maintain or comply with any Necessary Governmental Approval or any Necessary Governmental Approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect or any proceeding is commenced to revoke, terminate, withdraw, suspend, modify or withhold any Necessary Governmental Approval and such proceeding is not terminated within thirty (30) days; unless, in any such case, such failure, revocation, termination, withdrawal, suspension, modification, withholding or failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect; or

(n) (i) Any Transaction Document shall be terminated (other than (A) by virtue of the scheduled expiration in the ordinary course of such Transaction Document in accordance with its terms or (B) without prejudice to Section 7.1(b) above, a termination of a Required Hedging Agreement where, immediately following such termination, the Borrower continues to be in compliance with Section 5.17 of this Agreement), or the Borrower, Positive or the Operator shall take any action to terminate any Transaction Document to which it is a party; or (ii) any Transaction Document, or any material provision of any Transaction Document, shall at any time for any reason cease to be valid and binding or in full force and effect or any party thereto (other than a Secured Party) shall so assert in writing and such assertion is not withdrawn in writing within thirty (30) days of the date on which the Borrower shall become aware or should have become aware of such assertion; or (iii) any Transaction Document, or any material provision of any Transaction Document shall be declared to be null and void by any Governmental Authority, or the validity or enforceability thereof shall be contested by the Borrower, Positive or the Operator or any Governmental Authority; or (iv) the Borrower, Positive or the Operator shall deny that it has any further liability or obligation under any Transaction Document; or (v) any party to any Project Document (other than Petrobras) assigns or transfers all or any part of its rights and obligations in, to or under such Project Document other than to a transferee which has been approved by the Majority Lenders; or

(o) The Commercial Operation Date shall not have occurred by the Date Certain; or

(p) An Event of Abandonment shall have occurred; or

(q) A Drilling Unit Loss Event shall have occurred; or

(r) A Change of Control shall have occurred; or

(s) An Expropriation Event shall have occurred, provided that, with respect to an Expropriation Event related to the Drilling Unit, it shall only be an Event of Default under this Section 7.1(s) if the Borrower shall fail to procure the release of the Drilling Unit within a period of thirty (30) days after such Expropriation Event (or lesser period if the Borrower shall not at all times during such period of thirty (30) days be acting diligently to contest, discharge, settle or secure the same); or

(t) Any change in or the withdrawal or modification of any Law shall occur, including the imposition of applicable foreign exchange control regulations, which could reasonably be expected to have a Material Adverse Effect; or

(u) Any event, condition or circumstance directly related to the Project and/or the Borrower shall exist or shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect; or

(v) Petrobras shall either (i) fail to accept the Drilling Unit under Clause 2.2.1 of the Charter Agreement and Clause 2.2.1 of the Services Agreement by May 31, 2013 or (ii) reject by final decision the Drilling Unit under Clause 2.2.1 or Clause 3.3 of the Charter Agreement and/or Clause 2.2.1 or Clause 3.3 of the Services Agreement.

7.2 Acceleration.

(a) If an Event of Default specified in paragraph (g), (h) or (i) of Section 7.1 shall occur with respect to the Borrower, automatically all Commitments shall immediately terminate and all Loans (with accrued interest thereon) and all other amounts owing to the Lenders under the Financing Documents shall immediately become due and payable without further notice or demand.

(b) If any Event of Default (other than an Event of Default referred to in Section 7.2(a)) shall occur and be continuing, then the Administrative Agent (acting at the instructions of the Majority Lenders or, following any default in payment of the final scheduled repayment (as the same may be extended with the consent of the Lenders) of the Loans, any Lender) may by notice to the Borrower (A) declare the Commitments to be terminated, whereupon all Commitments shall immediately terminate and/or (B) declare the Loans, all accrued and unpaid interest thereon and all other amounts owing to the Lenders under the Financing Documents to be due and payable, whereupon the same shall become immediately due and payable.

(c) Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices and other formalities of any kind are hereby expressly waived by the Borrower.

7.3 Other Remedies. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may exercise any or all rights and remedies at law or in equity (in any combination or order that the Collateral Agent may elect), including without limitation or prejudice to the Collateral Agent’s other rights and remedies, any and all rights and remedies available under any of the Financing Documents.

SECTION 8. THE ADMINISTRATIVE AGENT

8.1 Appointment and Authorization.

(a) Each Lender hereby (i) irrevocably (subject to Section 8.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any such other Financing Document, together with such powers as are reasonably incidental thereto, and (ii) authorizes the Administrative Agent to execute, deliver and perform each of the Financing Documents to which it is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Administrative Agent contained in the Financing Documents.

(b) Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Financing Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Financing Documents, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “Administrative Agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a relationship between independent contracting parties.

8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Financing Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects to execute any of such duties hereunder.

8.3 Liability of the Administrative Agent. The Administrative Agent and any other Agent-Related Persons shall not (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the other Secured Parties or any other Person for any recital, statement, representation or warranty made by the Borrower or any Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Borrower or any other party to any Transaction Document to perform its obligations hereunder or thereunder. The Administrative Agent and any other Agent-Related Person shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the Properties, books or records of the Borrower or any Affiliate of the Borrower.

8.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document (a) if such action would, in the opinion of the Administrative Agent (upon consultation with counsel) be contrary to applicable Law or the terms of any Financing Document, (b) if such action is not specifically provided for in the Financing Documents to which the Administrative Agent is a party, and it shall not have received such advice or concurrence of the Majority Lenders as it deems appropriate, (c) if in connection with the taking of any such action that would constitute the making of a payment due under any Project Document pursuant to the terms of any Consent Agreement, it shall not first have received from any or all of the other relevant Secured Parties funds equal to the amount of such payment, or (d) unless, if it so requests, the Administrative Agent shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the relevant Secured Parties.

8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from any of such Lenders or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” If the Administrative Agent receives any such notice of the occurrence of a Default or an Event of Default, it shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with this Section 8; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

8.6 Credit Decision. Each Lender acknowledges that the Administrative Agent and the other Agent-Related Persons has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the Project or of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or the other Agent-Related Persons to any such Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or the other Agent-Related Persons and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower, the Project, the value of and title to any Collateral, and all applicable bank regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the other Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower and the Project. Except for notices, reports and other documents expressly required pursuant to any Financing Document to be furnished to the Lenders by the Administrative Agent, the

Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Project or of the Borrower which may come into the possession of the Administrative Agent or any of the other Agent-Related Persons.

8.7 Indemnification of the Administrative Agent.

(a) Whether or not the transactions contemplated hereby are consummated, each of the Lenders shall indemnify upon demand the Administrative Agent and the other Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with the aggregate principal amount of the Loans held by such Lender, from and against any and all duly documented Indemnified Liabilities related to its role as Administrative Agent; provided, however, that no Lender shall be liable for the payment to the Administrative Agent or the other Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct.

(b) Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share as provided above of any duly documented costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent, is not reimbursed for such expenses by or on behalf of the Borrower.

(c) The undertakings of the Lenders in this Section 8.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

8.8 Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Borrower or its Affiliates as though the Administrative Agent were not an agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliates) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. The Administrative Agent which is also a Lender hereunder shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

8.9 Successor Agents.

(a) Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the other Agents, the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall, following consultation with the Borrower unless a Default or Event of Default has occurred and is continuing in which case no such consultation shall be required, have the right to appoint a successor to the Administrative Agent and shall use all reasonable efforts to appoint a Lender as such successor. If no successor Administrative Agent shall have been appointed by such Lenders, and shall have accepted such appointment within thirty (30) days after the resigning Administrative Agent’s giving of notice of resignation or the giving of any notice of removal of the Administrative Agent then such resigning or removed Administrative Agent may, following consultation with the Borrower unless a Default or Event of Default has occurred and is continuing in which case no such consultation shall be required, appoint its successor. Upon the acceptance of its appointment as a successor Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such resigning or removed Administrative Agent and such resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder.

(b) After the Administrative Agent’s resignation or removal, the provisions of this Section 8 and of Sections 9.1 and 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent.

8.10 Registry. The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower’s agent, solely for purposes of this Section 8.10, to maintain a register at one of its offices located at 1615 Brett Road - OPS 3, New Castle, DE 19720 (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans, and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 9.13.

SECTION 9. MISCELLANEOUS.

9.1 Costs and Expenses. The Borrower shall, whether or not the transactions contemplated hereby are consummated and whether or not any of the following are incurred before or after the Closing Date, pay, within ten (10) Business Days after demand, (a) all reasonable and documented costs and expenses of the Agents and the Joint Lead Arrangers in connection with the preparation, execution, filing, recording and administration of this Agreement, the other Transaction Documents, and any other documents which may be delivered in connection herewith or therewith, including, without limitation, all reasonable engineers’, insurance and other consultants’ fees (including any such fees incurred in connection with the preparation of any report referred to herein and any inspections pursuant hereto) and all Attorney Costs (subject to the applicable terms of any written agreements between the Borrower and any such party relating to such costs, expenses and Attorney Costs and to any specific limitation in this Agreement) and (b) all costs and expenses incurred by any Secured Party (including Attorney Costs) in connection with (i) any and all amounts which any Secured Party has paid relative to curing any Event of Default resulting from the acts or omissions of the Borrower under this Agreement or any other Transaction Document, (ii) the enforcement or attempted enforcement of, or the investigation or preservation of any rights or remedies under, this Agreement or any other Transaction Document, or (iii) any amendment, waiver or consent requested by the Borrower with respect to any provision contained in this Agreement or any other Transaction Document. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any other Transaction Document, or any other document which may be delivered in connection with this Agreement, and agrees to hold the Secured Parties harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. Any single cost or expense in excess of five thousand Dollars ($5,000) incurred by any of the Joint Lead Arrangers shall be approved by the Borrower (such approval not to be unreasonably withheld).

9.2 Indemnity. Whether or not the transactions contemplated hereby are consummated:

(a) The Borrower shall pay, indemnify, and hold each Secured Party and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact and Affiliates (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) which may at any time (including at any time following repayment of the Loans or the termination, resignation or replacement of any Secured Party) be required to be paid by them in any way relating to or arising out of any litigation, proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or appellate proceeding) or governmental investigation related to this Agreement or any other Transaction Document or the Loans, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

(b) Environmental Indemnity.

(i) Without in any way limiting the generality of the other provisions contained in this Section 9.2, the Borrower agrees to defend, protect, indemnify, save and hold harmless each Indemnified Person, whether as beneficiary of any of the Security Documents, as a mortgagee in possession, or as successor-in-interest to the Borrower by foreclosure deed or deed in lieu of foreclosure, or otherwise, from and against any and all liabilities, obligations, losses, damages (including foreseeable and unforeseeable consequential damages and punitive claims), penalties, fees, claims, actions, judgments, suits, costs, disbursements (including, without limitation, Attorney Costs and consultants’ fees and disbursements) and expenses of any kind or nature whatsoever that may at any time be incurred by, imposed on, asserted or awarded against any such Indemnified Person directly or indirectly based on, or arising out of or resulting from, (A) the actual or alleged presence of Hazardous Materials on, in, under or affecting all or any portion of the Drilling Unit whether or not the same originates or emanates from the Drilling Unit or from properties at which any Hazardous Materials generated, stored or handled by the Borrower were Released or disposed of, or (B) any Environmental Claim relating to the Project (the “Indemnified Matters”), whether any of the Indemnified Matters arise before or after foreclosure of any of the Security Interests or other taking of title to all or any portion of the Collateral by any Secured Party, including, without limitation, (x) the costs of removal of any and all Hazardous Materials from all or any portion of the Drilling Unit or elsewhere, (y) additional costs required to take reasonable precautions to protect against the Release of Hazardous Materials on, in, under or affecting the Drilling Unit into the air, any body of water, any other public domain or any surrounding areas, and (z) costs incurred to comply, in connection with all or any portion of the Drilling Unit, with all applicable Environmental Laws with respect to Hazardous Materials, except to the extent that any such Indemnified Matter arises from the gross negligence or willful misconduct of such Indemnified Person.

(ii) In no event shall any site visit, observation, or testing by any Indemnified Person (or any representative of any such Person) be deemed to be a representation or warranty that Hazardous Materials are or are not present with respect to the Drilling Unit or that there has been or shall be compliance with any Environmental Law. Neither the Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by any Indemnified Person. No Indemnified Person owes any duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other Person of, any Hazardous Materials or any other adverse condition affecting the Project or the Project. No Indemnified Person shall be obligated to disclose to the Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by any Indemnified Person.

(c) Survival; Defense. The obligations in this Section 9.2 shall survive any termination of any Transaction Document and the payment of the Loans and all other Obligations. At the election of any Indemnified Person, the Borrower’s indemnification obligations under this Section 9.2 shall include the obligation to defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person (acting reasonably), at the sole cost and expense of the Borrower provided that such costs have been reasonably incurred. All amounts owing under this Section 9.2 shall be paid within thirty (30) days after demand.

(d) Contribution. To the extent that any undertaking in the preceding paragraphs of this Section 9.2 may be unenforceable because it is violative of any law or public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of such undertaking.

(e) Settlement. So long as the Borrower is in compliance with its obligations under this Section 9.2, the Borrower shall not be liable to any Indemnified Person under this Section 9.2 for any settlement made by such Indemnified Person without the Borrower’s prior written consent.

9.3 Notices.

(a) Subject to Section 9.3(e), all notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof by express courier) and faxed or delivered to the address or facsimile number specified for notices on the applicable signature page hereof or to such other address as shall be designated by such party in a written notice to the other parties hereto.

(b) All such notices, requests and communications (i) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee, and (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received; except that all notices and other communications to any Agent shall not be effective until actually received.

(c) The Borrower acknowledges and agrees that any agreement of the Secured Parties to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Secured Parties shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Secured Parties shall not have any liability to the Borrower or other Person on account of any action taken or not taken by any of the Secured Parties in reliance upon such telephonic or facsimile notice.

(d) All notices, requests and other communications hereunder and under the other Financing Documents shall be in the English language.

(e) Any communication to be made between the Administrative Agent and any other party hereto may be made by electronic mail or other electronic means, and the parties hereto agree (i) that, unless and until notified to the contrary, such communication in such manner shall be an accepted form of communication (and the inclusion of electronic mail addresses in this Agreement or in any other Financing Document shall constitute such agreement), (ii) to notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means, and (iii) to notify each other of any change to their address or such other information supplied by them. Any electronic communication made between the Administrative Agent and any other party hereto shall be effective only when actually received in readable form and, solely in the case of any electronic communication made by such other party to the Administrative Agent, if it is addressed in such a manner as the Administrative Agent shall specify for such purpose.

9.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. The Borrower may not assign or otherwise transfer any of its rights under this Agreement or any of the other Financing Documents.

9.5 No Waiver; Remedies Cumulative. No failure or delay on the part of any of the Secured Parties in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the Borrower and any Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to take any other or further action in any circumstances without notice or demand. All remedies, either under this Agreement or any other Financing Document or pursuant to any applicable Law or otherwise afforded to any Secured Party shall be cumulative and not alternative.

9.6 No Third Party Beneficiaries. The agreement of each Lender to make extensions of credit to the Borrower on the terms and conditions set forth in this Agreement and the other Financing Documents is solely for the benefit of the Borrower, and no other Person (including any other Project Participant, or any contractor, sub-contractor, supplier, worker, carrier, warehouseman, materialman or vendor furnishing supplies, goods or services to or for the benefit of the Borrower or the Project or receiving services from the Project) shall have any rights hereunder against any Secured Party with respect to the Loans, the proceeds thereof or otherwise.

9.7 Reinstatement. To the extent that any Secured Party receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or to its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law or otherwise, then to the extent that any Secured Party is required to repay any such amount received, the obligation to which such payment initially related shall be reinstated by the amount so repaid and shall be included within the Obligations as of the date such initial payment occurred.

9.8 No Immunity. To the extent that the Borrower may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Financing Document, to claim for itself or its revenues, assets or Properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Person such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the Law of the applicable jurisdiction.

9.9 Judgment Currency. This is an international transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Borrower under this Agreement and under the other Financing Documents to make payment to (or for the account of) each Secured Party in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Secured Party in New York City of the full amount of Dollars payable to such Secured Party under the Financing Documents to which such Secured Party is a party. If for the purpose of obtaining or enforcing judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (for the purposes of this Section 9.9, hereinafter the “judgment currency”), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures such Secured Party could purchase such Dollars in New York with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to such Secured Party hereunder (in this Section 9.9 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following the receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person on demand, in Dollars, for the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred with the judgment currency received.

9.10 The Joint Lead Arrangers. The Joint Lead Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than the rights to receive reimbursement or payment of costs or expenses incurred by them as provided in Section 9.1 and the right to indemnity under Section 9.2.

9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

9.12 Amendment or Waiver.

(a) No provision of this Agreement or any other Financing Document may be amended, supplemented, modified or waived, except by a written instrument signed by the Majority Lenders (or the Administrative Agent on behalf of the Majority Lenders with such Majority Lenders’ written consent) and the Borrower (but only if the Borrower is a party thereto), and, to the extent that its rights or obligations may be affected thereby, the Agent or Agents party thereto. Notwithstanding the foregoing provisions, no such waiver and no such amendment, supplement or modification shall (i) increase the Commitment of any Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment, shall not constitute an increase of the Commitment of any Lender), without the prior written consent of such Lender,

(ii) postpone or delay the scheduled final maturity date of any Loan, without the prior written consent of each affected Lender, or postpone or delay any date fixed by this Agreement or any other Financing Document for any payment of principal, interest or Fees due to any Lender hereunder or under any other Financing Document, without the prior written consent of such Lender, (iii) reduce any fee or premium payable to any Lender under any Financing Document or reduce the principal of, or the rate of interest specified in any Financing Document on any Loan of any Lender, without the prior written consent of such Lender, (iv) release, amend or modify all or substantially all of the Collateral except as shall be otherwise provided in any Security Document or other Financing Document or consent to the assignment or transfer by the Borrower of any of its respective obligations under this Agreement or any other Financing Document, without the prior written consent of each Lender, (v) amend, modify or waive any provision requiring pro rata payments to each Lender without the prior written consent of each Lender, (vi) amend, modify or waive any provision of this Section 9.12 or Section 6.8, 9.1 or 9.2, without the prior written consent of each Lender, or any provision of Section 6.7, without the prior written consent of each affected Lender, (vii) reduce the percentage specified in or otherwise amend the definitions of “Required Lenders” and “Majority Lenders”, without the prior written consent of each Lender, or (viii) terminate or release the Cost Overrun Guaranty and, if applicable, the Sponsor Balloon Guaranty or the Parent Balloon Guaranty (each as defined in the Undertaking Agreement), without the prior written consent of each Lender.

(b) Any waiver and any amendment, supplement or modification made or entered into in accordance with Section 9.12(a) shall be binding upon the Borrower and the Secured Parties.

9.13 Assignments, Participations, etc.

(a) Any Lender may, with prior written notice (acknowledged in the manner provided in Section 9.13(b)) to the Administrative Agent and (so long as there is no Default or Event of Default that has occurred and is continuing) in consultation with the Borrower, assign to one or more commercial banks or other financial institutions (provided that no such consultation with the Borrower shall be required in connection with any assignment and delegation by a Lender to a commercial bank or other financial institution which is an Affiliate of such Lender or to another Lender) (or to another Person, with the prior written consent of the Borrower (acting in its sole discretion), provided, however, that (i) in the event a Default or an Event of Default has occurred and is continuing, such consent of the Borrower shall not be required and (ii) in the event the Borrower fails to notify such Lender of its decision within 15 days from the date such notice of assignment has been given to the Borrower, such consent of the Borrower shall no longer be required) (each, an “Assignee”) all or any part of any Loan and the other rights and obligations of such Lender hereunder and under the other Financing Documents; provided, that (A) each such assignment by a Lender of its Loans or its Commitment shall be made in such a manner so that the same portion of such Lender’s (and of such Lender’s Affiliate’s) Loans, Commitment and any rights and obligations it may have under any Required Hedging Agreement to which such Lender (or any Affiliate of such Lender) is a party, is assigned to the Assignee (or, in the case of such Required Hedging Agreement, the Assignee or an Affiliate of such Assignee); (B) in the case of an assignment of any part of a Loan to any Assignee, such assignment shall not be for an amount less than $10,000,000 (or a higher integral multiple of $1,000,000 in excess thereof) in each instance; provided that, in the event that the Borrower objects to a proposed assignee and provided there is no Default or Event of Default that has occurred and is continuing, the assigning Lender shall consider in good faith such objection and if the Borrower identifies an alternative bank or other financial institution assignee willing to enter into such assignment on terms which are, for the Lender, no less favorable than those proposed by the assignee proposed by the Lender, the Lender shall not unreasonably withhold its agreement to assign instead to such bank or other financial institution identified by the Borrower; and (C) the Borrower and the Agents may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until (1) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such assigning Lender and the Assignee, (2)the assigning Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500, and (3) the assigning Lender shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit F hereto (an “Assignment and Acceptance”) with respect to such assignment from the assigning Lender. Notwithstanding anything to the contrary contained herein, the Borrower shall not be obligated to pay to any Lender any amount under Sections 2.9, 2.10, 2.11 and 2.12 that is greater than the amount that the Borrower would have been obligated to pay such Lender’s assignor if such assigning Lender had not assigned to such Lender any of its rights under this Agreement, unless at the time such assignment is made the circumstances giving rise to such greater payments did not exist.

(b) Subject to Section 8.10, from and after the date that the Administrative Agent notifies the assigning Lender and the Borrower that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and under the other Financing Documents, and this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to effect the addition of the Assignee, and any reference to the assigning Lender hereunder or under the other Financing Documents shall thereafter refer to such Lender and to the Assignee to the extent of their respective interests, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Financing Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Financing Documents; provided that any Lender that assigns all of its Commitment and Loans hereunder in accordance with Section 9.13(a) shall continue to have the benefit of indemnification provisions under this Agreement (including Sections 2.11, 2.13, 2.14, 9.1 and 9.2), which shall survive as to such assigning Lender.

(c) Promptly after its receipt of notice from the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, upon the request of the Assignee, the Borrower shall execute and deliver to the Administrative Agent a new Note evidencing the Assignee’s assigned Commitment and Loans and, upon the request of the assigning Lender, if the assigning Lender has retained a portion of its Loans, the Borrower shall execute and deliver to the Administrative Agent replacement Notes reflecting the Commitment and the principal amount of the Loans retained by the assigning Lender (such Notes to be in exchange for, but not in payment of, the Notes, if any, held by such Lender). The Administrative Agent shall retain any new Notes and replacement Notes received from the Borrower and deliver such Notes to the Assignee and the assigning Lender (as applicable) only upon delivery of the original Note related thereto to the Borrower for cancellation.

(d) Any Lender (the “originating Lender”) may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a “Participant”) participating interests in any Loans; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii)the originating Lender shall remain solely responsible for the performance of such obligations, (iii)the Borrower and the Agents shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Financing Documents, and (iv)no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Transaction Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in Section 9.12. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Financing Documents (the Participant’s rights against the originating Lender in respect of such Participation to be those set forth in the agreement executed by the originating Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(e) Notwithstanding any other provision contained in this Agreement or any other Transaction Document to the contrary, any Lender may assign all or any portion of the Loans held by it as collateral security to any United States Federal Reserve Bank, the European Central Bank (if such Lender is incorporated in the jurisdiction which is a member of the European Union) or any other federal reserve or central bank in the jurisdiction of such Lender, provided that any payment in respect of such assigned Loans or Notes made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect to such assigned Loans to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

9.14 Survival. All indemnities set forth herein, including, without limitation, Section 9.2, shall survive the execution and delivery of this Agreement and the Notes, any termination of any Transaction Document and the making and repayment of the Loans. In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

9.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER FINANCING DOCUMENT, OR ANY

COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT.

9.16 Right of Set-off. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including without limitation by branches and agencies of any Lender wherever located), to or for the credit or the account of the Borrower against and on account of the Obligations or liabilities of the Borrower to such Lender under this Agreement or any of the other Financing Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Financing Document, irrespective of whether such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

9.17 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

9.18 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office of such Lender; provided, that the Borrower shall not be responsible for costs arising under Sections 2.9, 2.10, 2.11 or 2.12 resulting from any such transfer to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

9.19 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH DOCUMENT EXPRESSLY STATES OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, any other Financing Document or the transactions contemplated hereby or thereby. The Borrower hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby irrevocably appoints

Corporation Service Company (the “Process Agent”), with an office on the date hereof at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, United States, as its agent to receive on its behalf and on behalf of its Property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Service upon the Process Agent shall be deemed to be personal service on the Borrower and shall be legal and binding upon the Borrower for all purposes notwithstanding any failure to mail copies of such legal process to the Borrower, or any failure on the part of the Borrower to receive the same. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. The Borrower further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Borrower based upon the assertion that the rate of interest charged by or under this Agreement or under the other Financing Documents is usurious. To the extent permitted by applicable Law, the Borrower further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to the Borrower at the address referenced in Section 9.3, such service to be effective upon the date indicated on the postal receipt returned from the Borrower.

(c) The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Properties, and, in the event that for any reason the agent mentioned above shall not serve as agent for the Borrower to receive service of process in the State of New York on its behalf, the Borrower shall promptly appoint a successor reasonably satisfactory to the Administrative Agent so to serve, advise the Administrative Agent thereof, and deliver to the Administrative Agent evidence in writing of the successor agent’s acceptance of such appointment. The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28 U.S.C. § 1608.

(d) To the extent the Borrower may, in any action or proceeding arising out of or relating to any of the Financing Documents brought in Brazil, the British Virgin Islands or elsewhere, be entitled under any applicable Law to require or claim that any Secured Party post security for costs or take similar action, the Borrower hereby irrevocably waives and agrees not to claim the benefit of such entitlement to the fullest extent permitted by applicable Law.

9.20 Complete Agreement. THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AND COMPLETE AGREEMENT OF THE PARTIES HERETO, AND ALL PRIOR NEGOTIATIONS, REPRESENTATIONS, UNDERSTANDINGS, WRITINGS AND STATEMENTS OF ANY NATURE ARE HEREBY SUPERSEDED IN THEIR ENTIRETY BY THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

9.21 Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

9.22 English Language. This Agreement and all other Financing Documents shall be in the English language, except as required by Brazilian law (in which event certified English translations thereof shall be provided by the Borrower to the Administrative Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Financing Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the parties hereto shall have the right to rely for all purposes of this Agreement and the other Financing Documents.

*                    *                     *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Notice Address:	ALPHA STAR EQUITIES LTD.
Alpha Star Equities Ltd.
Vanterpool Plaza, 2nd Floor
Wickhams Cay I, Road Town
Tortola, VG1110, British Virgin Islands
Attn: Joaquin Diaz	By:	/s/ Carlos G. E. Rameh
Facsimile: + 1 284 494 5880		Name: Carlos G. E. Rameh
E-mail: joaquind@icazalaw.com		Title: Attorney In Fact/Procurador

with a copy to:

Queiroz Galvão Óleo e Gás S.A.

Av. Presidente Antônio Carlos 51

6th Floor

20020-010

Rio de Janeiro, RJ

Brazil

Attn: Guilherme Ribeiro Vieira Lima

Telephone: +5521 3231 2525

Facsimile: +5521 3231 2595

Email: glima@qgog.com.br

Credit Agreement

Notice Address:	SANTANDER INVESTMENT
Santander Investment Securities Inc.	SECURITIES INC., as Joint Lead Arranger
45 East 53rd Street
New York, NY, 10022
United States of America
Attn: Andres Barbosa
Telephone: +1 212 407 0993	By:	/s/ Marcelo Castro
Facsimile: +1 212 407 4580		Name: Marcelo Castro
E-mail: abarbosa@santander.us		Title: Managing Director

	By:	/s/ Andres Barbosa
Name: Andres Barbosa
Title: Senior Vice President

Credit Agreement

	Notice Address:	CITIGROUP GLOBAL MARKETS INC., as
	Citigroup Global Markets Inc.	Joint Lead Arranger
Avenida Paulista, 1.111 - 10º andar
São Paulo, SP, CEP 01311-920
Brazil
Attn: Gustavo Fontes / Gilberto Noboru Nakayasu
	Telephone: +55 11 4009-5652 /55 11 4009-7535	By:	/s/ Rodolfo Vela
E-mail:	gustavo.fontes@citi.com /		Name: Rodolfo Vela
	gilberto.nakayasu@citi.com		Title: Director

Credit Agreement

Notice Address:		ABN AMRO BANK N.V., as Lender
ABN AMRO Bank N.V.
Coolsingel 93 / GL0830
3012 AE Rotterdam
The Netherlands
Attn: Rico Giese / Michel Oversluizen		By:	/s/ Xander Williamson
Telephone: +31 10 401 6601 / +31 10 401 6394			Name: Xander Williamson
Facsimile: +31 10 401 6118			Title: Director
E-mail address:	Rico.giese@nl.abnamro.com /
Michel.oversluizen@nl.abnamro.com

		By:	/s/ Fausto Caron
Name: Fausto Caron
Title: Director

Notice Address:		BANCO BRADESCO S.A. – NEW YORK
Banco Bradesco S.A. – New York Branch		BRANCH, as Lender
450 Park Avenue - 32nd and 33rd fl oors
New York, N.Y. 10022
United States of America
Attn:	Roberto Medeiros Paula / André Felipe Soares Fernandes	By:	/s/ Malsa de Oliveira
Telephone: + 1 (212) 688-9855 / 751-8397 / 759-9128			Name: Malsa de Oliveira
Facsimile: + 1 (212) 754-4032			Title: Authorized Signatory
E-mail address:	4945.roberto@bradesco.com.br /
4945.andre@bradesco.com.br

		By:	/s/ Mauro Lopes
Name: Mauro Lopes
Title: Authorized Signatory

Credit Agreement

Notice Address:	BANCO DO BRASIL S.A., ACTING
Banco do Brasil NY Branch	THROUGH ITS NEW YORK
c/o Banco do Brasil Orlando Servicing Center	BRANCH,as Lender
(Loans Department)
8325 South Park Circle Suite 140
Orlando, FL 32819
United States of America
Attn: Izabella Falconi / Luciana Rezende	By:	/s/ Guilherme de Figueiredo Forbes
Telephone: + 1 (407) 608-1710	Name: Guilherme de Figueiredo Forbes
Facsimile: + 1 (407) 608-1852	Title: Authorized Signatory
E-mail address: borlando.loans@bb.com.br

Notice Address:	BANCO ITAÚ BBA S.A. – NASSAU
Banco Itaú BBA S.A. – Nassau Branch	BRANCH, as Lender
Avenida das Nações Unidas 7815 – 9 andar
CEP 05425- 905
São Paulo, SP, Brazil
Attn: Marivaldo Pires de Carvalho
Telephone: +(55 11) 3035-6011	By:	/s/ Mauro Marcio de Araujo
Facsimile: +(5511) 3524-9780		Name: Mauro Marcio de Araujo
E-mail address:		Title: Authorized Signatory
IBBA-controledeoperacoesestruturadasinternacionais@itaubba.com.br

and
	By:	/s/ Marivaldo Pires de Carvalho
Mundostar/S.A.		Name: Marivaldo Pires de Carvalho
Plaza Independencia, 831 oficina 707		Title: Authorized Signatory
c.p. 11100
Montevideo - Uruguay
Attn: Sergio Alves da Silva
Telephone: +(598) 29012841
Facsimile: +(598) 29013296
E-mail address:
procoperacoesinternacionaissindicalizadas@mundostar.com.uy

Credit Agreement

Notice Address:		BANCO SANTANDER, S.A., as Lender
Ciudad Grupo Santander
Edificio Encinar (Planta Baja)
28660 Boadilla del Monte – Madrid
Spain
Attn : Luis Casero Ynfiesta / Jaime Ridaura Gallego		By:	/s/ Xavier Martin Robles
Telephone: +34 91 289 96 46 / 34 91 289 34 76			Name: Xavier Martin Robles
Facsimile: +34 91 257 16 17 / 34 91 257 16 17			Title: Managing Director
E-mail: luiscasero@gruposantander.com /
jridaura@gruposantander.com

		By:	/s/ Angel Barranco Guadarrama
Name: Angel Barranco Guadarrama
Title: Vice President

Notice Address:		BNP PARIBAS, as Lender
BNP Paribas
16 rue de Hanovre, 75078 Paris Cedex 02
France
Attn:	Transportation Group – Middle Office Shipping & Offshore	By:	/s/ Guilherme de Figueiredo Forbes
Telephone: + 33 (0) 1 42 98 08 92			Name: Guilherme de Figueiredo Forbes
Facsimile: + 33 (0) 1 42 98 43 55			Title: Authorized Signatory

Notice Address:		CITIBANK N.A., as Lender
Citibank, N.A.
Av. Francisco Matarazzo 1500
8th floor - Los AngelesTower
São Paulo, SP, Brazil 05001-100
Attn:	Paulo Stavale / Luci Nobre	By:	/s/ Silvia R. Bremer Morata
Telephone: +(55 11) 3232 8335 / (55 11) 3232 7584			Name: Silvia R. Bremer Morata
Facsimile: +(55 11) 2122 2039			Title: Authorized Signatory
E-mail: paulo.stavale@citi.com / luci.nobre@citi.com

Credit Agreement

	Notice Address:	CRÉDIT INDUSTRIEL ET
	Crédit Industriel et Commercial	COMMERCIAL, as Lender
520 Madison Avenue
37th Floor
New York, NY 10022
United States of America
Attn:	Laura Carosi/ Chandra Mahabir	By:	/s/ Guilherme de Figueiredo Forbes
	Loan Servicing Department		Name: Guilherme de Figueiredo Forbes
	Telephone: +1 212-715- 4541 / 212-715-4691		Title: Authorized Signatory
Facsimile: +1 212-715-4477
E-mail address:	lcarosi@cicny.com /
cmahabir@cicny.com

	Notice Address:	DNB NOR BANK ASA, NEW YORK
	DnB NOR Bank ASA, New York Branch	BRANCH, as Lender
200 Park Ave
New York, New York 10166
United States of America
Attn: Marybelle Ortiz / Barbara Gronquist
	Telephone: +1 212-681-3848 / 212 681 3859	By:	/s/ Guilherme de Figueiredo Forbes
	Facsimile: +1 212-681-4123		Name: Guilherme de Figueiredo Forbes
E-mail address:	marybelle.ortiz@dnbnor.no /		Title: Authorized Signatory
nyloanscsd@dnbnor.no /
barbara.gronquist@dnbnor.no

Credit Agreement

	Notice Address:	HSBC BANK USA, NATIONAL
	HSBC Bank USA, National Association	ASSOCIATION, as Lender
One HSBC Center, Floor 26
Buffalo, NY 14203
United States of America
Attn: Seema Sodha
	Telephone: +1 716 841 1670	By:	/s/ Scott Regan
	Facsimile: +1 917 229 0973		Name: Scott Regan
Title: Vice President

	Notice Address:	INTESA SANPAOLO S.P.A.
	Intesa Sanpaolo S.p.A. New York Branch	NEW YORK BRANCH, as Lender
1 William Street
New York, NY 10004
United States of America
Attn: Alessandro Vitale / Nicholas Matacchieri
	Telephone: +1 (212) 607-3954 / (212) 607-3865	By:	/s/ Allesandro Vitale
	Facsimile: +1 (212) 422-6778		Name: Allesandro Vitale
E-mail address:	alvitale@intesasanpaolo.us /		Title: Vice President
nmatacchieri@intesasanpaolo.us

		By:	/s/ Nicholas A. Matacchisu
Name: Nicholas A. Matacchisu
Title: Vice President

Credit Agreement

Notice Address:		MIZUHO CORPORATE BANK, LTD., as
Mizuho Corporate Bank, Ltd.		Lender
1251 Avenue of the Americas, 31st Floor
New York, New York 10020
United States of America
Attn:	Alfredo Ramirez / Monica Selden /
	Willie Freeman	By:	/s/ Guilherme de Figueiredo Forbes
Telephone:	+1 (212) 282-3571 / (212) 282-3894 /		Name: Guilherme de Figueiredo Forbes
	(212) 282-4294		Title: Authorized Signatory
Facsimile:	+1 (212) 282-3618
E-mail address:	Alfredo.Ramirez@mizuhocbus.com /
Monica.Selden@mizuhocbus.com /
Willie.Freeman@mizuhocbus.com

Notice Address:		NIBC BANK N.V., as Lender
NIBC Bank N.V.
Carnegieplein 4
2517 KJ
The Hague, The Netherlands
Attn: Sammi Tang		By:	/s/ Guilherme de Figueiredo Forbes
Telephone: +31(0)70 342 5331			Name: Guilherme de Figueiredo Forbes
Facsimile: +31(0)70 342 5366			Title: Authorized Signatory
E-mail address: sammi.tang@nibc.com

Notice Address:		THE BANK OF NOVA SCOTIA, as
The Bank of Nova Scotia		Lender
711 Louisiana Suite 1400
Houston, Texas 77002
United States of America
Attn: Rolf Schmitz / Farah Petit
Telephone: +1 832-426-6033 / 713-759-3436		By:	/s/ Donovan Crandall
Facsimile: +1 713-752-2425			Name: Donovan Crandall
E-mail address:	Rolf_schmitz@scotiacapital.com /		Title: Managing Director
farah_petit@scotiacapital.com

Credit Agreement

	Notice Address:	CITIBANK, N.A., as Administrative Agent
Citibank, N.A.
Global Loans
1615 Brett Road, OPS 3
New Castle, DE 19720
	United States of America	By:	/s/ Rodolfo Vela
	Attn: Geislaine Jackson		Name: Rodolfo Vela
	Telephone: + 1 302 323 3840		Title: Director
Facsimile: + 1 212 994 0961
E-mail address:	geislaine.jackson@citi.com /
agentnotice@citi.com

	Notice Address:	CITIBANK, N.A., as Collateral Agent
Citibank, N.A.
Agency & Trust
388 Greenwich Street
14th Floor
	New York, NY 10013	By:	/s/ Louis Piscitelli
	United States of America		Name: Louis Piscitelli
	Attn: Louis Piscitelli		Title: Vice President
Telephone: +1 212-816-5805
Facsimile: +1 212-816-5527
E-mail address:	louis.a.piscitelli@citi.com

with a copy to:

Thompson Hine LLP
335 Madison Avenue
12th Floor
New York, New York 10017-4611
United States of America
Attn: Mildred Quinones-Holmes
Telephone: +1 212-908-3927
Facsimile: + 1 212-344-6101
E-mail address:	mildred.quinones-holmes@thompsonhine.com

Credit Agreement

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

APPENDICES:

Appendix A	Defined Terms and Rules of Interpretation
Appendix B	Principal Payments
Appendix C	Insurance Provisions
Appendix D	Queiroz Galvão Family Group Structure Chart

SCHEDULES:

Schedule 4.2	Financing-Related Filings, Etc.
Schedule 4.3	Capitalization
Schedule 4.6	Governmental Approvals

-iv-

(continued)

Page

EXHIBITS:

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Note
Exhibit C	Form of Independent Engineer’s Certificate
Exhibit D-1	Form of Borrower Completion Certificate
Exhibit D-2	Form of Independent Engineer Completion Certificate
Exhibit E	Form of Consent Agreement
Exhibit F	Form of Assignment and Acceptance

ANNEXES:

Annex I	Commitments
Annex II	Applicable Lending Offices

-v-

APPENDIX A

to

Credit Agreement

DEFINED TERMS AND RULES OF INTERPRETATION

1. Defined Terms.

“Acceptance Tests” shall mean, collectively, the acceptance tests under the Building Contract, including the sea trials provided under Article VI of the Building Contract and under the Specifications of the Building Contract.

“Accounts Agreement” shall mean the Collateral and Accounts Agreement entered into or to be entered into among the Borrower, Positive, the Administrative Agent, the Offshore Accounts Bank and the Collateral Agent.

“Additional Material Project Document” shall mean an Additional Project Document involving an amount of twenty million Dollars ($20,000,000) or more.

“Additional Project Document” shall mean any contract or agreement relating to the development, construction, testing, operation, maintenance, repair, financing or use of the Drilling Unit entered into by the Borrower with any other Person subsequent to the date hereof (including any contract(s) or agreement(s) entered into in substitution for any Project Document that has been terminated in accordance with its terms or otherwise).

“Administrative Agent” shall mean Citibank, N.A., acting in its capacity as agent for the Lenders pursuant to this Agreement, and shall include any successor Administrative Agent appointed pursuant to Section 8.9.

“Affected Property” shall mean, with respect to any Event of Loss (other than a Drilling Unit Loss Event), the Property of the Borrower lost, destroyed, damaged, condemned (including, without limitation, through a Taking) or otherwise taken as a result of such Event of Loss.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such specified Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of share interests, by contract or otherwise.

“Agent-Related Persons” shall mean the Administrative Agent and any successor Administrative Agent appointed pursuant to Section 8.9, together with their respective officers, directors, employees, representatives, attorneys, agents and Affiliates.

“Agents” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Offshore Accounts Bank.

“Agreement” shall have the meaning provided in the preamble.

Appendix A

“Applicable Lending Office” shall mean, for each Lender, the “Lending Office” of such Lender (or of an Affiliate thereof) designated in Annex II or such other office of such Lender (or of an Affiliate thereof) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

“Applicable Margin” shall mean:

(i)	during the period commencing on the date of this Agreement up to Commercial Operation Date, 225 basis points (2.25%) per annum; and

(ii)	during the period commencing on the Commercial Operation Date and at all times thereafter, 250 basis points (2.50%) per annum;

in each case excluding any premiums payable under this Agreement in respect of such Loans.

“Appraisal” shall mean an “as built” written appraisal by an Independent Appraiser of the fair market value of the Drilling Unit on a charter free basis.

“Assignee” shall have the meaning provided in Section 9.13(a).

“Assignment and Acceptance” shall have the meaning provided in Section 9.13(a).

“Assignment of Insurances” shall mean the Assignment of Insurances entered into or to be entered into among the Borrower, Positive, the Sponsor, the Operator and the Collateral Agent.

“Attorney Costs” shall mean all fees, out-of-pocket and office expenses and disbursements of any law firm or other external counsel, which, unless such fees, expenses and disbursements are incurred in connection with the enforcement or attempted enforcement of this Agreement or any other Transaction Document, shall be reasonable and duly evidenced.

“Authorized Officer” shall mean (i) with respect to any Person that is a corporation or a limited liability company, the Chairman, President, any Vice President, Secretary, Treasurer, Treasury Coordinator or Financial Manager of such Person and (ii) with respect to any Person that is a partnership, the President, any Vice President, Secretary (or Assistant Secretary), Treasurer, Treasury Coordinator or Financial Manager of a general partner or managing partner of such Person, in each case whose name appears on a certificate of incumbency of such Person delivered in accordance with the terms hereof, as such certificate may be amended from time to time.

“Availability Period” shall mean the period commencing on the Closing Date, and ending on the earliest to occur of (i) the full utilization of the Commitments of the Lenders, (ii) the date which is eighteen (18) months after the First Disbursement Date and (iii) the termination of the Total Commitment pursuant to the provisions of this Agreement; provided that, subject to the consent of the Lenders, the Borrower may request extension of the Availability Period due to unexpected delays in utilizing the Commitments of the Lenders by requesting such extension not less than three (3) months before the expiration of the Availability Period.

Appendix A

“Bankruptcy Code” shall mean the United States Federal Bankruptcy Code of 1978.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Law of any jurisdiction relating to bankruptcy, insolvency, liquidation, reorganization, moratorium, winding-up or composition or readjustment of debts or any similar Law.

“Bareboat Charter Agreement” shall mean the Bareboat Charter Agreement entered into on March 17, 2011 between Positive and the Borrower.

“Base Case Projections” shall mean a projection of operating results for the Project over a period ending no sooner than the last Maturity Date for the Loans, showing the Borrower’s reasonable good faith estimates, as of the Closing Date, of revenue, operating expenses, the Debt Service Coverage Ratios required under Section 3.1(m), and sources and uses of revenues over the forecast period.

“Blow Out Preventer Supply Contract” shall mean the Design & Supply Contract for Blow Out Preventer and Mux Control Package, No. Alpha IC4001, dated June 26, 2008, as amended by Amendment No. I, dated August 23, 2010, between Hydril USA Distribution LLC and the Borrower.

“Blow Out Preventer Supply Contract Guaranty” shall mean the Guaranty Agreement dated as of September 26, 2008 between Vetco International, Ltd. and the Borrower in connection with the Blow Out Preventer Supply Contract.

“Borrower” shall have the meaning provided in the preamble.

“Borrower Completion Certificate” shall mean a certificate, substantially in the form of Exhibit D-1, dated the Project Completion Date, duly completed and signed by an Authorized Officer of the Borrower.

“Borrowing” shall mean the borrowing of Loans from the Lenders on a given date.

“Brazil” shall mean the Federative Republic of Brazil.

“Bridge Loan Agreement” shall mean that certain Bridge Loan Agreement dated as of August 27, 2010, as amended as of January 20, 2011 and as further amended as of February 25, 2011, among the Borrower, Banco Santander (Brasil) S.A., Grand Cayman Branch and Citibank, N.A.

“Building Contract” shall mean the Building Contract for Construction of One Semi-Submersible Drilling Rig, dated May 15, 2008, as amended by Addendum No. 1 dated September 3, 2010 and as further amended by Addendum No. 2 dated January 29, 2011, between the Borrower and the Building Contractor.

Appendix A

“Building Contractor” shall mean Keppel Fels Limited, a company organized and existing under the laws of the Republic of Singapore.

“Building Contractor Parent Guaranty” shall mean the Parent Company Corporate Guarantee, dated June 5, 2008, issued by Keppel Offshore & Marine Limited in favor of the Borrower.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in the British Virgin Islands, New York City, Rio de Janeiro or São Paulo a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in such city, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, the Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank eurodollar market.

“Calculation Date” shall mean each date, occurring no less than twelve (12) months after the Commercial Operation Date, that is the last day of each of March, June, September and December in each year.

“Calculation Period” shall mean, with respect to the Calculation Date, the twelve (12) month period ending on the Interest Payment Date immediately succeeding such Calculation Date.

“Capex Budget” shall mean the budget dated the Closing Date, prepared and certified as such by an Authorized Officer of the Borrower of all Project Costs theretofore incurred and thereafter expected to be incurred by the Borrower on or prior to the Project Completion Date, as the same may be amended from time to time in accordance with Section 5.20(b).

“Capital Adequacy Regulation” shall mean any guideline, request or directive of any central bank or other Governmental Authority, or any other Law, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Lease Obligations” shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under IFRS and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with IFRS.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

Appendix A

“Cash Sweep Obligation” shall have the meaning provided in Section 6.3(e).

“Change of Control” shall mean, at any time, the Queiroz Galvão Family ceasing to (i) hold, directly or indirectly, legal and beneficial ownership of a majority of the voting rights in each of the Borrower and the Sponsor or (ii) possess, directly or indirectly, the power to (x) direct or cause the direction of the management and policies of each of the Borrower and the Sponsor or (y) appoint or remove the majority of the directors or other equivalent officers of each of the Borrower and the Sponsor.

“Change Order” shall mean any adjustment or modification to the terms of the Building Contract requested pursuant to Article V of the Building Contract.

“Charter Agreement” shall mean the Charter Agreement entered into on July 25, 2008 between Scorpion Deepwater B.V. and Petrobras, as amended on March 16, 2010 among Scorpion Deepwater B.V., Positive (as assignee) and Petrobras.

“Closing Date” shall mean the date upon which the conditions precedent set forth in Sections 3.1 and 3.2 (in so far as such conditions precedent are applicable to the initial Loans) have been satisfied (or waived by the appropriate Lenders).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code as in effect at the date hereof and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all Property that, in accordance with the terms of the Security Documents, is intended to be subject to any Lien in favor of the Secured Parties.

“Collateral Agent” shall mean Citibank, N.A., acting in its capacity as Collateral Agent for the Secured Parties pursuant to the Accounts Agreement, and shall include any successor Collateral Agent appointed pursuant to the Accounts Agreement.

“Combined Exposure” shall mean, as of any date of calculation, the sum (calculated without duplication) of the following, to the extent the same is held by any Lender: (i) the aggregate outstanding principal amount of the Loans, plus (ii) the aggregate amount of all available undrawn financing commitments in respect of the Loans. For the avoidance of doubt, a Lender shall not be required to vote its Combined Exposure with respect to one tranche of Loans held by such Lender in a manner consistent with its vote with respect to any other tranche of Loans held by such Lender.

“Commercial Operation Date” shall mean the date on which the term of the Charter Agreement and of the Services Agreement starts (Início do Contrato), in accordance with Clause 2.2.1 of each of the Charter Agreement and the Services Agreement.

“Commitment” shall mean, as to any Lender, the amount set forth opposite such Lender’s name in the column entitled “Commitment” in Annex I hereto, as reduced from time to time pursuant to the terms of this Agreement.

Appendix A

“Commitment Fee” shall have the meaning provided in Section 6.7(a).

“Consent Agreement” shall mean (i) with respect to any Project Participant (other than a party to an Additional Material Project Document and a Replacement Project Participant), an agreement, with customary terms and conditions, entered into or to be entered into with such Project Participant relating to its consent to the assignment of its respective Project Document for the benefit of the Secured Parties and (ii) with respect to each party (other than the Borrower) to an Additional Material Project Document and each Replacement Project Participant, an Acknowledgment and Consent Agreement between such Person and the Collateral Agent and acknowledged by the Borrower, substantially in the form of Exhibit E.

“Construction Contractors” shall mean the Building Contractor and the OFE Suppliers.

“Construction Contracts” shall mean the Building Contract and the OFE Supply Contracts.

“Construction Milestone” shall mean each of the milestones required to be achieved under the Building Contract as a condition to payment to the Building Contractor, as specified in Section 4.1 of Article II of and Attachment 3 to the Building Contract.

“Contingent Obligation” shall mean, as to any Person, a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property of any Person (except the charter of the Drilling Unit), products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Contract Price” shall have the meaning provided in the Building Contract.

“Cost Overrun Guaranty” shall mean the Guaranty entered into or to be entered into between the Sponsor and the Collateral Agent.

“Date Certain” shall mean May 31, 2013.

Appendix A

“Debt Service” shall mean, for any period, the sum, without duplication, of (i) Interest Expense for such period and (ii) the scheduled principal amount of all amortization payments on all Indebtedness (excluding subordinated Indebtedness) of the Borrower for such period (including the principal component of all Capital Lease Obligations) as determined on the first day of such period (or, with respect to a given issue of Indebtedness incurred thereafter, on the date of the incurrence thereof).

“Debt Service Coverage Ratio” shall mean, for any period, the ratio of (a) Net Revenue for such period to (b) Debt Service for such period.

“Debt Service Coverage Statement” shall have the meaning provided in Section 5.1(d).

“Default” shall mean any event or circumstance which with notice or lapse of time or both would become an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.7(b).

“Delay Liquidated Damages” shall mean all delay liquidated damages payable under the Building Contract.

“Delivery” shall mean delivery and acceptance of the Drilling Unit on or prior to the Delivery Date and otherwise in accordance with the requirements for its delivery under the Building Contract.

“Delivery Certificates” shall mean the Protocol of Delivery and Acceptance to be delivered under the Building Contract, together with the documents required to accompany such Protocol of Delivery and Acceptance pursuant to Section 3 of Article VII of the Building Contract, and any other documents signed by or on behalf of the Borrower and/or the Building Contractor evidencing delivery and acceptance of the Drilling Unit pursuant to the Building Contract.

“Delivery Date” shall mean the date of delivery of the Drilling Unit to the Borrower pursuant to and in accordance with Article VII of the Building Contract.

“Delivery Date Loans” shall mean the Loans made, or to be made, to finance the installment of the Contract Price falling due on the Delivery Date.

“Disbursement” shall mean any disbursement of a Loan pursuant to this Agreement.

“Disbursement Date” shall mean (i) the date specified in a Notice of Borrowing as the date on which a Disbursement of Loans is requested by the Borrower or (ii) in the case of a Loan solely in respect of the Eligible IDC pursuant to Section 2.5(c), the date of the Disbursement of such Eligible IDC.

“Disposition” shall mean any sale, transfer or other disposition by the Borrower to any Person of any Property other than cash or Permitted Investments.

Appendix A

“Distribution” shall have the meaning provided in Section 5.16.

“Distribution Date” shall have the meaning provided in the Accounts Agreement.

“Dollar Equivalent” shall mean, with respect to any monetary amount in Reais, at any time for the determination thereof, the amount of Dollars obtained by converting the amount of Reais involved in such computation into Dollars at the spot rate at which Reais are offered for sale to the Administrative Agent against delivery of Dollars by the Administrative Agent at approximately 11:00 a.m. (Rio de Janeiro time) on the date of determination thereof. If for any reason the Dollar Equivalent cannot be calculated as provided in the immediately preceding sentence, the Administrative Agent shall calculate the Dollar Equivalent on such basis as the Administrative Agent (acting reasonably) deems fair and equitable.

“Dollars” and the sign “$” shall each mean freely transferable, lawful money of the United States.

“Drawdown Schedule” shall mean the estimated schedule of Disbursements of the Loans to be made during each month prior to the Commercial Operation Date, prepared by the Borrower and delivered on the Closing Date to the Administrative Agent pursuant to Section 3.1(m).

“Drilling Unit” shall mean the dynamically positioned deepwater mobile offshore semi-submersible unit, to be purchased by the Borrower under the Building Contract, together with all equipment, parts and spare parts relevant to the operation of the Drilling Unit and other assets attached to the Drilling Unit.

“Drilling Unit Loss Event” shall mean all or a material part of the Drilling Unit shall be destroyed or suffer an actual or constructive loss.

“Effective Date” shall mean the date of this Agreement.

“Eligible IDC” shall mean interest accruing on the Loans during the Availability Period.

“Enforcement Action” shall mean any action or proceeding against the Borrower, the Drilling Unit or all or any part of the Collateral taken for the purpose of (i) enforcing the rights of any Secured Party under or in respect of the Collateral or the Security Documents, including, without limitation, the initiation of action in any court or before any administrative agency or governmental tribunal to enforce such rights, and any action to exercise any rights provided in Section 7.3, and (ii) adjudicating or seeking a judgment on a claim.

“Environmental Claim” shall mean, with respect to any Person, as the case may be, (i) any notice, claim, administrative, regulatory or judicial or equitable action, suit, Lien, judgment or demand by any other Person or (ii) any other written communication by any Governmental Authority, in either case alleging or asserting such Person’s liability for investigatory costs, clean-up costs, consultants’ fees, governmental response costs, damages to natural resources (including, without limitation, wetlands, wildlife, aquatic and terrestrial species and vegetation) or other Property, property damages, personal injuries, fines or penalties arising

Appendix A

out of, based on or resulting from (x) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, the Equator Principles or any Governmental Approval issued under any Environmental Law.

“Environmental Laws” shall mean any and all Laws, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

“Equator Principles” shall mean the set of environmental guidelines developed by commercial banks and the International Finance Corporation for the purpose of assessing and managing environmental and social issues related to private-sector project financings, as adopted on June 4, 2003.

“Equipment Supply Contract” shall mean the Design & Supply Contract for Drilling Equipment Package, No. IC-4000 dated July 14, 2008 between National Oilwell Varco, L.P. and the Borrower, as novated pursuant to the Novation and Assumption Agreement dated September 28, 2009 among the Borrower, National Oilwell Varco, L.P. and National Oilwell Norway AS, and as amended by Amendment No. I dated May 14, 2010 between National Oilwell Varco Norway AS (formerly known as National Oilwell Norway AS) and the Borrower.

“Equipment Supply Contract Bank Guarantee” shall mean Guarantee No. 102/213893, dated September 2, 2008, issued by HSBC Bank plc, Guarantees in favor of the Borrower in connection with the Equipment Supply Contract.

“Equity Contribution” shall mean fully paid equity contributions to the Borrower (including any form of Subordinated Loans) made (or deemed under the Financing Documents to have been made) by the Sponsor, the proceeds of which have become property of the Borrower.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date hereof and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” (i) within the meaning of Section 414(b),(c),(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

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“Event of Abandonment” shall mean (a) the written announcement by the Borrower or the Building Contractor of a decision to abandon or indefinitely defer, or the abandonment of, the construction or completion or operation of, all or any material part of the Project for any reason or (b) the abandonment of the Project by the Borrower or any Project Participant upon which the outstanding Loans together with all interest accrued and payable thereon have not been prepaid in full by the date falling three (3) Business Days after the occurrence of such abandonment (excluding any period of suspension resulting from events of force majeure (under and as defined in any of the Project Documents), scheduled maintenance of the Project, repairs to the Project (whether or not scheduled), any abandonment to the extent necessary to ensure the health and safety of the crew (provided that the crew returns to and has control of the Drilling Unit within 2 days after the date such abandonment is no longer necessary to ensure the health and safety of the crew) or any other involuntary suspension of work contemplated under the Project Documents).

“Event of Default” shall have the meaning provided in Section 7.1.

“Event of Loss” shall mean, with respect to any Property of the Borrower, any loss of, destruction of or damage to (including, without limitation, a Drilling Unit Loss Event), or any condemnation (including, without limitation, a Taking) or other taking of, such Property.

“Expropriation Event” shall mean (a) any condemnation, nationalization, seizure or expropriation by a Governmental Authority of all or a substantial portion of the Drilling Unit or the Property or the assets of the Borrower or of its share capital, (b) any assumption by a Governmental Authority of control of all or a substantial portion of the Drilling Unit or the Property, assets or business operations of the Borrower or of its share capital, (c) any taking of any action by a Governmental Authority for the dissolution or disestablishment of the Borrower or (d) any taking of any action by a Governmental Authority that would prevent the Borrower from carrying on its business or operations or a substantial part thereof.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 6.7.

“Financing Documents” shall mean, collectively, the following documents:

(i)	this Agreement;

(ii)	the Notes;

(iii)	the Security Documents;

(iv)	the Undertaking Agreement;

(v)	the Intercreditor Agreement;

(vi)	the Required Hedging Agreements;

(vii)	the Pre-Hedging Agreements;

(viii)	the Cost Overrun Guaranty;

(ix)	the Sponsor Balloon Guaranty (if applicable) (as defined in the Undertaking Agreement);

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(x)	the Parent Balloon Guaranty (if applicable) (as defined in the Undertaking Agreement); and

(xi)	each fee letter required to be delivered by the Borrower under Section 6.7(b).

“Financing Parties” shall mean the Lenders and the Agents.

“First Disbursement Date” shall mean the date on which the first Disbursement occurs.

“First Repayment Date” shall mean the first Interest Payment Date occurring more than 3 months after the Commercial Operation Date.

“General Security Agreement” shall mean the General Security Agreement entered into or to be entered into among the Borrower, Positive and the Collateral Agent.

“Good Utility Practices” shall mean the professional practices, methods, equipment, specifications and safety and output standards and industry codes mentioned in the Building Contract, the Services Agreement and the Charter Agreement, with respect to the design, installation, operation, maintenance and use of equipment and similar or better machinery, all of the above in compliance with applicable standards of safety, output, dependability, efficiency and economy, including recommended practice of a good, safe, prudent and workman-like character and in compliance with all applicable Laws. Good Utility Practices are not intended to be limited to the optimum or minimum practice or method to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices and methods as practiced in the industry.

“Governmental Approval” shall mean any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with, or registration by or with, any Governmental Authority.

“Governmental Authority” shall mean any government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, federal, state or local, having jurisdiction over the matter or matters in question, including, without limitation, those in Brazil and the United States. For the avoidance of doubt, Petrobras shall not be considered as a Governmental Authority.

“Hazardous Material” shall mean any substance that is regulated or could lead to liability under any Environmental Law, including, but not limited to, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under any applicable Environmental Law.

“Hedging Agreement” shall mean any agreement (including the related ISDA Master Agreement and Schedule) in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap,

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equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“IFRS” shall mean the International Financial Reporting Standards.

“Indebtedness” of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which has been deferred in excess of one (1) year after acceptance of delivery of the relevant goods or services, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any Property owned by such first Person, whether or not such Indebtedness has been assumed, (v) leases or hire purchase contracts, which would in accordance with IFRS be treated as finance or capital leases, and (vi) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables arising in the ordinary course of business so long as such trade payables are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered and are not overdue, and provided further that, for the purposes of any calculation of the amount of Indebtedness, there should not be any double-counting with respect to such Indebtedness.

“Indemnified Liabilities” shall have the meaning provided in Section 9.2(a).

“Indemnified Person” shall have the meaning provided in Section 9.2(a).

“Independent Appraiser” shall mean ODS-Petrodata Inc. or any other Person from time to time appointed by the Administrative Agent to act as an Independent Appraiser for the purposes of this Agreement.

“Independent Engineer” shall mean Okeanos BV or any other Person from time to time appointed by the Administrative Agent to act as Independent Engineer for the purposes of this Agreement.

“Independent Engineer Completion Certificate” shall mean a certificate, substantially in the form of Exhibit D-2, dated the Project Completion Date, duly completed and signed by an Authorized Officer of the Independent Engineer.

“Independent Engineer Report” shall mean, in respect of any Disbursement relating to any milestone payment under the Building Contract, a site visit and construction progress report from the Independent Engineer.

“Insurance Advisor” shall mean Aon BankAssure Insurance Services or any other Person from time to time appointed by the Administrative Agent to act as Insurance Advisor for the purposes of this Agreement.

“Insurance Proceeds” shall mean all amounts payable to the Borrower, Positive, the Sponsor, the Operator, the Offshore Accounts Bank or the Collateral Agent in respect of any insurance required to be maintained (or caused to be maintained) pursuant to Section 5.9.

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“Intercreditor Agreement” shall mean the Intercreditor Agreement entered into or to be entered into among the Lenders, the Required Hedge Providers, the Administrative Agent, the Offshore Accounts Bank and the Collateral Agent.

“Intercompany Loan Agreement” shall mean the Loan Agreement, dated as of May 2, 2008, between the Borrower and the Sponsor.

“Interest Determination Date” shall mean, with respect to any Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.

“Interest Expense” shall mean, for any period, (i) the total interest expense (and periodic settlement obligations under the Required Hedging Agreements) of the Borrower, including the net amounts payable by the Borrower (or excluding the net amounts receivable by the Borrower) under the Required Hedging Agreements, and including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit and hedging agreements) for such period (calculated without regard to any limitations on payment thereof), plus (ii) without duplication, that portion of Capital Lease Obligations of the Borrower representing the interest factor for such period.

“Interest Payment Dates” shall mean (i) prior to the Reset Date, the last Business Day of each January and July of each year, (ii) the Reset Date and (iii) the last Business Day of each month in each year thereafter.

“Interest Period” shall have the meaning provided in Section 2.8; provided that any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

“Investment” in any Person shall mean, without duplication: (a) the acquisition (whether for cash, securities, other Property, services or otherwise) or holding of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person, or any agreement to make any such acquisition or to make any capital contribution to such Person; or (b) the making of any deposit with, or advance, loan or other extension of credit to, such Person.

“ISDA Master Agreement and Schedule” shall mean the 2002 standard master agreement and schedule as published by the International Swaps and Derivatives Association, Inc. to document derivatives transaction. For purposes herein and for the avoidance of doubt, “ISDA Master Agreement and Schedule” shall not include any related “Transaction” as defined therein.

“Joint Lead Arrangers” shall mean Santander Investment Securities Inc. and Citigroup Global Markets Inc. in their capacity as original joint lead arrangers with respect to the Project.

“Keel Laying” shall have the meaning provided in Section 5.9(a).

“Law” shall mean, with respect to any Person (i) any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement

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or other governmental restriction or any interpretation or administration of any of the foregoing by any Governmental Authority (including, without limitation, Governmental Approvals) and (ii) any directive, guideline, policy, requirement or any similar form of decision of or determination by any Governmental Authority which is binding on such Person, in each case, whether now or hereafter in effect (including, without limitation, in each case, any Environmental Law).

“Lender” shall mean each Lender named on Annex I and any Assignee thereof pursuant to Section 9.13.

“Lender Affiliates” shall mean (i) the Affiliates of any Lender as identified by such Lender to the Borrower prior to the Closing Date and (ii) the Affiliates of any Assignee (as defined in Section 9.13(a)) as identified by such Assignee to the Borrower at the time of any assignment or transfer by any Lender of any of its rights and obligations to such Assignee pursuant to Section 9.13.

“LIBOR” shall mean, with respect to each Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page (or any successor page) as the London Interbank Offered Rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If for any reason the rate specified on Reuters Screen LIBOR Page is not available, the term “LIBOR” shall mean, for any Loan for any Interest Period therefor, the rate per annum determined by calculating the arithmetic mean of the offered rates (rounded upwards, if necessary, to the nearest 1/100 of 1%), advised to the Lenders by the Reference Banks at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, for deposits in Dollars.

“Lien” shall mean, with respect to any Property of any Person, any mortgage, lien, deed of trust, hypothecation, fiduciary transfer of title, assignment by way of security, pledge, charge, lease, sale and lease-back arrangement, easement, servitude, trust arrangement, or security interest or encumbrance of any kind in respect of such Property, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, such Property (and a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property).

“Loans” shall have the meaning provided in Section 2.1(a).

“Loan Termination Date” shall mean the date on which all Obligations, other than contingent liabilities and obligations which are unasserted at such date, have been paid and satisfied in full and all Commitments have been terminated.

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“Loss Proceeds” shall mean, with respect to any Event of Loss, any Insurance Proceeds, condemnation awards or other compensation, awards, damages and other payments or relief (including any compensation payable in connection with a Taking) with respect to such Event of Loss (excluding, in each case, the proceeds of general liability insurance, delay in startup insurance and business interruption insurance).

“Majority Lenders” shall mean Lenders voting at least 51% of the Combined Exposure with respect to the Loans.

“Management Services Agreement” shall mean the Management Services Agreement dated as of May 2, 2008 between Constellation Services Ltd. and the Borrower.

“Margin Stock” shall mean margin stock within the meaning of Regulation U and Regulation X.

“Market Disruption Margin Event” shall have the meaning provided in Section 2.13(c).

“Material Adverse Effect” shall mean a material adverse effect on (i) the business or operations of the Operator or the business, operations, financial condition or a material portion of the Property of the Borrower, Positive or the Sponsor, (ii) the ability of the Borrower, the Operator, Positive or the Sponsor to timely perform any of its material obligations under any of the Transaction Documents to which it is a party, (iii) the legality, validity or enforceability of any material provision of any Financing Document, or (iv) the legality, validity or enforceability of the Security Interests provided under the Security Documents.

“Maturity Date” shall mean the earlier of (a) the first Interest Payment Date which is not less than six (6) years after the final date of the Availability Period and (b) the first Interest Payment Date which is not more than six (6) years and one (1) month after the Commercial Operation Date.

“MII” shall have the meaning provided in Section 5.9(a).

“Monthly Transfer Date Certificate” shall mean a “Monthly Transfer Date Certificate” as defined in and delivered under the Accounts Agreement.

“Mortgage” shall mean the Panamanian law mortgage to be entered into between the Borrower and the Collateral Agent with respect to the Drilling Unit.

“Multiemployer Plan” shall mean any multiemployer plan as defined in Section4001(a)(3) of ERISA.

“Necessary Governmental Approval” shall mean (i) any Governmental Approval listed in Schedule 4.6 and (ii) any other Governmental Approval necessary in connection with (a) the due execution and delivery of, and performance by each of the Borrower, the Operator and Positive of its obligations and the exercise of its rights under, the Transaction Documents to which it is a party, (b) the legality, validity and binding effect or enforceability thereof, and (c) the acquisition, importation, ownership, construction, installation, operation and maintenance of the Drilling Unit as contemplated by the Transaction Documents the failure which to obtain and maintain could reasonably be expected to have a Material Adverse Effect.

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“Net Available Amount” shall mean, with respect to any Event of Loss (other than a Drilling Unit Loss Event), the aggregate amount of Loss Proceeds received by the Borrower or the Collateral Agent in respect of such Event of Loss, net of reasonable expenses incurred in connection with the collection thereof.

“Net Disposition Proceeds” shall mean, with respect to any Disposition, the gross cash proceeds received from such Disposition (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received), net of the reasonable out-of-pocket costs of such Disposition, including fees, expenses and commissions with respect to legal, accounting, financial advisory, brokerage and other professional services provided in connection with such Disposition.

“Net Revenue” shall mean, for any period, the Offshore Project Receipts (as defined in the Accounts Agreement) received during such period less the aggregate of the O&M Monthly Expense Amounts (as defined in the Accounts Agreement) for each of the months occurring during such period.

“Notes” shall have the meaning provided in Section 2.6(b).

“Notice of Borrowing” shall have the meaning provided in Section 2.2.

“Notice Office” shall mean the office of the Administrative Agent located at 1615 Brett Road - OPS 3, New Castle, DE 19720, Telephone: (302) 323 -3840, Facsimile: (212) 994-0961, or such other office, telephone or facsimile number as the Administrative Agent may hereafter designate in writing as such to each of the other parties to this Agreement.

“Obligations” shall mean, collectively, (i) all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Borrower under a Financing Document or otherwise to any Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest, fees, charges, expenses, attorneys’ fees and consultants’ fees chargeable to the Borrower; (ii) any and all sums advanced by any Secured Party in order to preserve the Collateral or to preserve the Security Interests; and (iii) in the event of any Enforcement Action, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Secured Party of its rights under the Security Documents, together with attorneys’ fees and court costs.

“OFE Suppliers” shall mean National Oilwell Varco Norway AS, Aker Solutions and Hydril USA Distribution LLC.

“OFE Supply Contracts” shall mean, collectively, the Equipment Supply Contract, the Riser Supply Contracts and the Blow Out Preventer Supply Contract.

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“Officer’s Certificate” shall mean an officer’s certificate signed by an Authorized Officer of the Borrower.

“Offshore Accounts Assignment” shall mean the Offshore Accounts Assignment entered into or to be entered into between the Borrower and the Collateral Agent.

“Offshore Accounts Bank” shall mean Citibank, N.A., acting in its capacity as Offshore Accounts Bank pursuant to the Accounts Agreement, and shall include any successor Offshore Accounts Bank appointed pursuant to the Accounts Agreement.

“Offshore Construction Account” shall have the meaning provided in the Accounts Agreement.

“Offshore Debt Service Reserve Account” shall have the meaning provided in the Accounts Agreement.

“Offshore Debt Service Reserve Account Required Balance” shall have the meaning provided in the Accounts Agreement.

“Offshore Distribution Account” shall have the meaning provided in the Accounts Agreement.

“Offshore Loss Proceeds and Compensation Account” shall have the meaning provided in the Accounts Agreement.

“Offshore Proceeds Account Assignment” shall mean the Offshore Proceeds Account Assignment entered into or to be entered into among the Borrower, Positive and the Collateral Agent.

“Offshore Project Accounts” shall have the meaning provided in the Accounts Agreement.

“Operating Year” shall mean each calendar year (or portion thereof) after the Commercial Operation Date.

“Operation and Maintenance Expenses” shall mean, collectively, without duplication, all reasonable (i) expenses of administering and operating the Project and of maintaining it in accordance with Good Utility Practices incurred by the Borrower and the Operator, (ii) transportation costs payable by the Borrower and the Operator, in connection with the Project, (iii) direct operating and maintenance costs of the Drilling Unit payable by the Borrower and the Operator (including amounts payable pursuant to the Services Agreement), (iv) insurance premiums payable by the Borrower and the Operator, in connection with the Project, (v) property, sales, value-added and excise taxes payable by the Borrower and the Operator in connection with the Project (other than taxes imposed on or measured by income or receipts), (vi) costs and fees incurred by the Borrower and the Operator in connection with obtaining and maintaining in effect the Governmental Approvals required in connection with the Project, and (vii) legal, accounting and other professional fees incurred in the ordinary course of business in connection with the Project payable by the Borrower and the Operator; provided, that “Operation

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and Maintenance Expenses” shall not include payments into the Offshore Debt Service Reserve Account, depreciation, or any items properly chargeable by IFRS to fixed capital accounts, or expenses incurred by the Borrower related to warranty or indemnity payments or damages payable to the Borrower under any Project Document.

“Operator” shall mean Queiroz Galvão Óleo e Gás S.A., a corporation organized and existing under the laws of Brazil.

“Organizational Documents” shall mean, with respect to any Person, (i) the articles of incorporation, limited liability company agreement, partnership agreement, or other similar organizational document of such Person, (ii) the by-laws or other similar document of such Person, (iii) any certificate of designation or instrument relating to the rights of preferred shareholders or other holders of Capital Stock of such Person, and (iv) any shareholder rights agreement or other similar agreement.

“Payment Office” shall mean the office of the Administrative Agent located at 1615 Brett Road - OPS 3, New Castle, DE 19720, or such other office as the Administrative Agent may hereafter designate in writing as such to each of the other parties hereto.

“Permitted Amendments” shall mean Permitted Change Orders and, solely with respect to the obligations of the Borrower set forth in Section 5.25(a), the exceptions thereto as expressly set forth therein.

“Permitted Capital Contributions” shall mean (i) purchases of Equity Interests in the Borrower by the Sponsor and (ii) Subordinated Loans.

“Permitted Change Orders” shall have the meaning provided in Section 5.25(b).

“Permitted Investments” shall have the meaning provided in the Accounts Agreement.

“Permitted Lien” shall mean any Lien permitted to be incurred by the Borrower pursuant to Section 5.12.

“Person” shall mean any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, or other enterprises or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Petrobras” shall mean Petróleo Brasileiro S.A. – Petrobras, a mixed-capital company controlled by the federal government of Brazil.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA which is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, other than a Multiemployer Plan.

“Plans and Specifications” shall mean the plans and specifications relating to the Project as set forth in or contemplated by the Construction Contracts.

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“Pledged Securities” shall mean the Equity Interests and the Subordinated Loans pledged pursuant to the Subordination and Pledge Agreement.

“Positive” shall mean Positive Investments C.V.

“Pre-Hedging Agreements” shall mean (i) the interest rate swap agreement with a trade date of November 3, 2010 between Banco Santander (Brasil) S.A. Grand Cayman Branch and the Borrower with ref. 03112010 and (ii) the interest rate swap agreement with a trade date of November 3, 2010 between Citibank, N.A. and the Borrower with ref. D109753.

“Principal Payment Dates” shall mean the First Repayment Date and the last Business Day of each month in each year thereafter.

“Process Agent” shall have the meaning provided in Section 9.19(b).

“Project” shall mean the construction, chartering and operation of the Drilling Unit.

“Project Completion Date” shall mean the date upon which the conditions set forth in Section 3.3 have been satisfied (or waived by the appropriate Lenders).

“Project Costs” shall mean (i) all costs and expenses reasonably and necessarily incurred or to be incurred by the Borrower or the Operator to finance and complete the Project and achieve the Project Completion Date (and complete all Punch List items) in the manner contemplated by the Transaction Documents, including all reasonable and necessary costs and expenses incurred in connection with the negotiation and preparation of the Transaction Documents and the formation of the Borrower, all fees and premiums payable in respect of the Loans, and all other reasonable and necessary expenses required for the financing, development, design, construction, equipment procurement, installation, transportation, start-up and initial operation of the Project; (ii) all Interest Expenses and Operation and Maintenance Expenses incurred during the construction, installation and start-up of the Drilling Unit and (iii) repayment of amounts payable and payment of interest under the Bridge Loan Agreement and, subject to the terms of this Agreement, the Intercompany Loan Agreement. Project Costs may include (i) the reimbursement of the Borrower or the Operator for Project Costs incurred and paid by any of such Persons (provided that the Independent Engineer and the Administrative Agent shall have approved such Project Costs incurred prior to the first Disbursement) and (ii) payments by the Borrower required under the Building Contract. Project Costs shall not include (a) payments of principal of any Indebtedness, other than repayments of principal in respect of loans made under the Bridge Loan Agreement and, subject to the terms of this Agreement, the Intercompany Loan Agreement, or (b) any payments of any kind to the Borrower or any Affiliate thereof, other than as expressly contemplated by the Transaction Documents and payments in respect of the reimbursement of Project Costs expressly permitted above.

“Project Documents” shall mean, collectively, the following documents:

(i)	the Building Contract;

(ii)	the Building Contractor Parent Guaranty;

(iii)	the OFE Supply Contracts;

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(iv)	the Charter Agreement;

(v)	the Bareboat Charter Agreement;

(vi)	the Services Agreement;

(vii)	the Management Services Agreement;

(viii)	the Blow Out Preventer Supply Contract Guaranty;

(ix)	the Equipment Supply Contract Bank Guarantee;

(x)	the Riser Supply Contract Bank Guarantee; and

(xi)	the Additional Material Project Documents.

“Project Participants” shall mean the Building Contractor, the OFE Suppliers, the Operator, the Sponsor, Positive, Petrobras, Keppel Offshore & Marine Limited, Constellation Services Ltd., each party (other than the Borrower) to an Additional Material Project Document, and each Replacement Project Participant.

“Project Schedule” shall mean the schedule for achieving the Project Completion Date, in accordance with the Base Case Projections and the Building Contract.

“Property” shall mean any property of any kind whatsoever, whether movable, immovable, real, personal or mixed and whether tangible or intangible, any right or interest therein or any receivables or credit rights (direitos creditórios).

“Punch List” shall mean reasonable and typical minor punch list items that are pending completion in accordance with the Construction Contracts.

“Queiroz Galvão Family” shall mean such members of the Queiroz Galvão family as identified in the group structure chart attached as Appendix D.

“Reais” and the sign “R$” shall each mean freely transferable, lawful money of Brazil.

“Reais Equivalent” shall mean, with respect to any monetary amount in Dollars, at any time for the determination thereof, the amount of Reais obtained by converting the amount of Dollars involved in such computation into Reais at the spot rate at which Dollars are offered for sale to the Administrative Agent against delivery of Reais by the Administrative Agent at approximately 11:00 a.m. (New York City time) on the date of determination thereof. If for any reason the Reais Equivalent cannot be calculated as provided in the immediately preceding sentence, the Administrative Agent shall calculate the Reais Equivalent on such basis as the Administrative Agent (acting reasonably) deems fair and equitable.

“Reference Banks” shall mean such Lenders as may be mutually agreed by the Lenders and the Borrower; provided that, if any such Lender assigns all of its Loans and other rights and obligations under this Agreement and the other Financing Documents to any Assignee in accordance with Section 9.13, such Assignee shall become a replacement “Reference Bank” for purposes of this Agreement, provided further that the Majority Lenders and the Borrower consent to such replacement; and provided further, that, if any such Lender assigns all of its Loans and other rights and obligations under this Agreement and the other Financing Documents to more than one Assignee in accordance with Section 9.13, a replacement Reference Bank shall be determined in accordance with Section 2.13(b).

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“Register” shall have the meaning provided in Section 8.10.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System (or any successor).

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System (or any successor).

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material, but excluding emissions from the engine exhaust of any vehicle).

“Relevant Affiliate” shall mean the Operator and Positive.

“Relevant Period” shall mean the period from the expected Commercial Operation Date until the Maturity Date for the Loans.

“Renewal Event” shall mean the occurrence of either (i) the extension by no less than two (2) years of the term of each of the Charter Agreement, the Bareboat Charter Agreement and the Services Agreement on terms and conditions substantially similar to the terms and conditions of such agreements as of the date of such extensions, or (ii) the replacement of such agreements with agreements that (x) contain terms and conditions satisfactory to each of the Lenders, (y) are with parties satisfactory to the Lenders, and (z) are pledged as security for the Obligations on terms and conditions satisfactory to each of the Lenders.

“Replacement Project Participant” shall mean, with respect to any Project Participant, any Person satisfactory to the Required Lenders and having credit, or acceptable credit support, equal to or greater than that of the replaced Project Participant on the date that the applicable Project Document was entered into who, pursuant to a definitive agreement reasonably satisfactory to the Required Lenders, assumes the obligations of the replaced Project Participant on terms and conditions no less favorable to the Borrower than those applicable to the replaced Project Participant pursuant to the applicable Project Document.

“Required Hedge Providers” shall mean the Lenders (or any Affiliate thereof) party to the Required Hedging Agreements.

“Required Hedging Agreement” shall have the meaning provided in Section 5.17(a).

“Required Hedging Date” shall have the meaning provided in Section 5.17(a).

Appendix A

“Required Lenders” shall mean Lenders voting at least 66-2/3% of the Combined Exposure with respect to the Loans.

“Reset Date” shall mean the last Business Day of the first month occurring after the Commercial Operation Date.

“Restoration Work” shall mean the design, engineering, procurement, construction and other work with respect to the Restoration of Affected Property.

“Restore” shall mean, with respect to any Affected Property, to rebuild, repair, restore or replace such Affected Property. The terms “Restoration” and “Restoring” shall have a correlative meaning.

“Riser Supply Contract Bank Guarantee” shall mean Letter of Guarantee No. 5130155803, dated June 4, 2010, issued by Citibank NA in favor of the Borrower in connection with the Riser Supply Contact (No. Alpha BC4005).

“Riser Supply Contracts” shall mean, collectively, the Design & Supply Contract for Riser System, No. Alpha BC4005, and the Design & Supply Contract for Riser System, No. Alpha IC4006, each dated June 30, 2008 and between Aker Solutions and the Borrower.

“Sanctions” shall have the meaning provided in Section 4.24.

“Scheduled Principal Payments” shall mean the scheduled amounts payable in respect of the principal of the Loans pursuant to Section 6.1(a).

“Secured Parties” shall mean, collectively, the Agents, the Lenders, the Joint Lead Arrangers and the Required Hedge Providers.

“Security Documents” shall mean, collectively, the following documents:

(i)	the General Security Agreement;

(ii)	the Accounts Agreement;

(iii)	the Offshore Accounts Assignment;

(iv)	the Offshore Proceeds Account Assignment;

(v)	the Subordination and Assignment of Debt Deed;

(vi)	the Share Pledge Agreement;

(vii)	the Mortgage;

(viii)	the Assignment of Insurances;

(ix)	the Consent Agreements relating to each of the Project Documents (other than the Project Documents with respect to which such Consent Agreement is not required pursuant to Section 5.30(b));

(x)	all Uniform Commercial Code financing statements and other filings, recordings or registrations required by this Agreement to be filed or made in respect of any such Security Document; and

(xi)	any other document designated as such by the Administrative Agent and the Borrower.

Appendix A

“Security Interests” shall mean the Liens on the Collateral or any other collateral purported to be granted to the Collateral Agent for the benefit of one or more of the Secured Parties (or any trustee, sub-agent or other Person acting for or on behalf thereof).

“Semi-annual Calculation Date” shall mean each date, occurring no less than twelve (12) months after the Commercial Operation Date, that is the last day of each of June and December in each year.

“Services Agreement” shall mean the Services Agreement entered into on July 25, 2008 between Scorpion Serviços Offshore Ltda. and Petrobras, as amended on March 16, 2010 among Scorpion Serviços Offshore Ltda., the Operator (as assignee) and Petrobras, and as further amended on June 1, 2010 between the Operator and Petrobras.

“Share Pledge Agreement” shall mean the Equitable Mortgage entered into or to be entered into among the Sponsor, the Borrower and the Collateral Agent.

“Specified Conditions” shall mean each of the conditions specified in the following Sections: 3.2(a), 3.2(e) and 3.2(f).

“Specified Indebtedness” shall mean Indebtedness, other than the Indebtedness under the Financing Documents and the Subordinated Loans, which is (x) in the aggregate amount of at least ten million Dollars ($10,000,000) and owed by the Borrower or any Relevant Affiliate to any Person other than any Lender or Lender Affiliate, (y) in the aggregate amount of at least three million Dollars ($3,000,000) and owed by the Borrower or any Relevant Affiliate to any Lender or any Lender Affiliate or (z) in the aggregate amount of at least ten million Dollars ($10,000,000) and owed by the Sponsor to any Person.

“Sponsor” shall mean Constellation Overseas Ltd, a company limited by shares organized and existing under the laws of the British Virgin Islands.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Subordinated Loans” shall mean any loans made by the Sponsor to the Borrower, which are subordinated to the claims of the Secured Parties and in which a first-priority security interest has been granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the terms of the relevant Financing Documents.

“Subordination and Assignment of Debt Deed” shall mean the Deed of Priority and Subordination and Assignment of Debt entered into or to be entered into among the Sponsor, the Borrower and the Collateral Agent.

“Subsidiary” shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of

Appendix A

the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Taking” shall mean any circumstance or event, or series of circumstances or events (including an Expropriation Event), in consequence of which the Drilling Unit or any material portion thereof shall be condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain or otherwise.

“Taxes” shall have the meaning provided in Section 2.9(a).

“Total Commitment” shall mean the aggregate amount of the Commitments of all the Lenders.

“Transaction Documents” shall mean, collectively, the Project Documents and the Financing Documents.

“Transfer” shall have the meaning provided in Section 5.32.

“Undertaking Agreement” shall mean the Undertaking Agreement entered into or to be entered into among the Borrower, the Sponsor, Positive, the Operator, the Administrative Agent, the Offshore Accounts Bank and the Collateral Agent.

“Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as adopted in any applicable jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Unutilized Commitment” shall mean, for each Lender, at any time, the Commitment of such Lender at such time less the aggregate outstanding principal amount of all Loans made by such Lender.

“Unutilized Contingency Amount” shall mean, at any time of determination, the sum of (i) the then unutilized amount of “contingency” indicated in the Capex Budget, such amount initially being $9,400,000 and (ii) the then unutilized amount of the guaranty obligations of the Sponsor as set forth in Section 2.1 of the Cost Overrun Guaranty, such amount initially being $71,875,000.

“Work” shall mean the work to be performed by the Construction Contractors under the Construction Contracts.

2. Rules of Interpretation. In each Financing Document, unless otherwise indicated:

(a) each reference to, and the definition of, any document (including any Financing Document) shall be deemed to refer to such document as it may be amended, supplemented, revised or modified from time to time in accordance with its terms and, to the extent applicable, the terms of the other Financing Documents;

Appendix A

(b) each reference to a Law or Governmental Approval shall be deemed to refer to such Law or Governmental Approval as the same may be amended, supplemented or otherwise modified from time to time;

(c) any reference to a Person in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any Governmental Authority, any Person succeeding to any of its functions and capacities;

(d) references to days shall refer to calendar days unless Business Days are specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively;

(e) all references to a “Section,” “Appendix,” “Annex,” “Schedule” or “Exhibit” are to a Section of such Financing Document or to an Appendix, Annex, Schedule or Exhibit attached thereto;

(f) the table of contents and Section headings and other captions therein are for the purpose of reference only and do not affect the interpretation of such Financing Document;

(g) defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

(h) the words “hereof”, “herein” and “hereunder”, and words of similar import, when used in any Financing Document, shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document;

(i) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”;

(j) where the terms of any Financing Document require that the approval, opinion, consent or other input of any Secured Party be obtained, such requirement shall be deemed satisfied only where the requisite approval, opinion, consent or other input is given by or on behalf of such Secured Party in writing;

(k) where the terms of any Financing Document require or permit any action to be taken by any Secured Party, such action shall be taken strictly in accordance with the applicable provisions of such Financing Document; and

(l) any reference to a document shall be deemed to include all exhibits, annexes, appendices and schedules thereto.

APPENDIX B

to

Credit Agreement

PRINCIPAL PAYMENTS

Month	Installment	Month	Installment
1st
Repayment	7,42%	36	0,97%
Date
2	1,03%	37	0,97%
3	1,03%	38	0,96%
4	1,03%	39	0,96%
5	0,89%	40	0,96%
6	0,89%	41	0,99%
7	0,89%	42	0,99%
8	0,85%	43	0,99%
9	0,85%	44	1,01%
10	0,85%	45	1,01%
11	0,86%	46	1,01%
12	0,86%	47	1,02%
13	0,86%	48	1,02%
14	0,86%	49	1,02%
15	0,86%	50	1,03%
16	0,86%	51	1,03%
17	0,88%	52	1,03%
18	0,88%	53	1,04%
19	0,88%	54	1,04%
20	0,90%	55	1,04%
21	0,90%	56	1,07%
22	0,90%	57	1,07%
23	0,91%	58	1,07%
24	0,91%	59	1,08%
25	0,91%	60	1,08%
26	0,91%	61	1,08%
27	0,91%	62	1,08%
28	0,91%	63	1,08%
29	0,93%	64	1,08%
30	0,93%	65	1,10%
31	0,93%	66	1,10%
32	0,96%	67	1,10%
33	0,96%	68	1,12%
34	0,96%	69	1,12%
35	0,97%	70	26,35%

APPENDIX C

to

Credit Agreement

INSURANCE PROVISIONS

A. Construction Phase

1. Construction ‘All Risks’

Insured Parties:
The Borrower and other interested parties, including construction contractors, subcontractors, manufacturers, suppliers, consultants and engineers as their respective interests may appear

Insured Property :	The asset to be known as Alpha Star

Period of Insurance:	From the Effective Date and until delivery to buyers and attachment of the operational insurance. Including 12 months discovery period

Scope of cover:	‘All risks’ of physical loss or damage from any cause not otherwise excluded

Sum Insured:	The full Contract Price

Maximum Deductible:	According to market practice and in any case not greater than USD 200,000

Geographical limits:	Worldwide and limited as required provided the geographical limits are always sufficient to cover the construction and parts / property destined for the construction

B- I. Operational Phase (to be procured by Borrower)

1. Hull & Machinery/ Increased Value/War Risks

Principal Assured:	The Borrower and other interested parties

Others Assureds:	Petrobras

Each for their respective rights and interests

Insured Property:	The asset to be known as Alpha Star

Appendix C

Period of Insurance:	From final completion and operational acceptance at the yard until repayment in full of all money under this Agreement

Scope of Cover:	“All risks” of physical loss or damage, machinery damage and war risks, from any cause not otherwise excluded

Insured Property:	The asset to be known as Alpha Star

Sum Insured:	Market Value of the asset or 110% of the loan amount, whichever is the greater, subject always so that the Hull and Machinery sums insured is always greater than or equal to the outstanding Loans

Maximum Deductibles:	According to market practice and in any case not greater than USD 5,000,000

Geographical Limits:	Not less wide than: (a) worldwide subject to any mandatory limitations or (b) the geographical limits being sufficient to comply with the operating contract

2. Protection and Indemnity

Insured Parties:	The Borrower and other interested parties

Insured Property;	The asset to be known as Alpha Star

Period of Insurance:	As per the Property Damage Section 1 above

Scope of Cover:	Indemnity against the Insured Parties legal liability to third parties for death, bodily injury or damage to property arising out of the operation of the Facilities including pollution risks

Limit of Liability	Not less than USD 300,000,000, subject always to any mandatory sub limits imposed by the International Group of Protection and Indemnity Associations

B – II. Operation Phase (to be procured by Lenders)

Mortgagees’ Interest Insurance

Insured Parties:	The Lenders as Mortgagees

Insured Property:	The asset to be known as Alpha Star

Appendix C

Period of Insurance:	From final completion and operational acceptance at the yard until repayment in full of all money under this Agreement

Scope of Cover:	Indemnity for loss resulting from loss or damage to or liability arising out of the operation of the asset in the event of avoidance of liability under the policies in respect of Hull and Machinery / Increased Value / War Risks and/or Protection and Indemnity

Limit of Liability:	110% of the amount outstanding as per Credit Agreement

Appendix C

C. Lenders Interest Endorsements

1.	Assignment

“The Insurers will acknowledge that pursuant to (i) the Credit Agreement and (ii) other documents executed in connection therewith, the Borrower assigned absolutely to the Collateral Agent, all its rights, title and interest in and to the insurance and all benefits thereof including all claims of whatsoever nature thereunder.”

2.	Loss Payee Provisions

Construction Phase

(a)	In respect of the construction ‘all risks’ insurance, all claim payments are payable into the following Offshore Construction Account:

Citibank, N.A., 111 Wall Street, New York, New York 10043

Swift Code: CITIUS33

For Account of Citibank, N.A., London

Swift Code: CITIGB2L

Account Number: 11779907

Account Name: Alpha Star Equities Ltd. Offshore Construction Account

Reference: Alpha Star / Agency & Trust New York

Operational Phase

(a)	In respect of the hull & machinery/ increase value and war risks insurances during the operational phase, all claim payments are payable into the following Offshore Loss Proceeds and Compensation Account:

Citibank, N.A., 111 Wall Street, New York, New York 10043

Swift Code: CITIUS33

For Account of Citibank, N.A., London

Swift Code: CITIGB2L

Account Number: 11779931

Account Name: Alpha Star Equities LTD Offshore Loss Proceeds and

                           Compensation Account

Reference: Alpha Star / Agency & Trust New York

(b)	In respect of protection and indemnity insurance, all claim payments shall be paid directly to the claimant who has incurred the liability to which such claim relates or to the Collateral Agent for deposit into the following Offshore Proceeds Account to the extent of the amounts expended by the Borrower to discharge such liability:

Citibank, N.A., 111 Wall Street, New York, New York 10043

Swift Code: CITIUS33

For Account of Citibank, N.A., London

Swift Code: CITIGB2L

Account Number: 11779893

Account Name:     Alpha Star Equities LTD & Positive Investments C.V., Offshore Proceeds

                               Account

Reference: Alpha Star / Agency & Trust New York.

Appendix C

D. Broker’s Letter of Undertaking

[Date]

NAME AND ADDRESS OF BANK

Dear Sirs,

Vessel: Alpha Star Drilling Rig

Owners

We confirm that we have effected insurances for the account of the above Owners as set out in Appendix “A” attached.

Pursuant to instructions received from the Owners and/or their authorized Manager or Agents and in consideration of your approving us as the appointed Brokers in connection with the insurances covered by this letter, we hereby undertake:-

1) To hold the Insurance Slips or Contracts, the Policies when issued, and any renewals of such Policies or new Policies or any Policies substituted therefor with your consent and the benefit of the insurances thereunder to your order in accordance with the terms of the Loss Payable Clause set out in Appendix “B” attached; and

2) To arrange for the said Loss Payable Clause to be included on the policies when applicable; and

3) To have endorsed on each and every Policy as and when the same is issued a Notice of Assignment in the form of Appendix “C” hereto dated and signed by the Owners and acknowledged by Underwriters; and

4) To advise you promptly if we cease to be the Broker for the Owners or in the event of any material changes of which we are aware affecting the said insurance; and

5) Following a written application received from you not later than one month before expiry of these insurances to notify you within fourteen days of the receipt of such application in the event of our not having received notice of renewal instructions from the Owners and/or their authorised Managers or Agents, and in the event of our receiving instructions to renew to advise you promptly of the details thereof.

If and when we are responsible for the payment of premium to underwriters, our above undertakings are given subject to our lien on the policies for premium and subject to our right of cancellation on default in premium payment of such premiums but we undertake not to exercise such right of cancellation without giving you ten days notice in writing either by letter or electronically transmitted message and a reasonable opportunity for you to pay any premiums outstanding.

Notwithstanding the terms of the said Loss Payable Clause(s) and the said Notice of Assignment, unless and until we receive written notice from you to the contrary, we shall be empowered to arrange a collision and/or salvage guarantee to be given in the event of bail being required in order to prevent the arrest of the Vessel or to secure the release of the Vessel from arrest following a casualty. Where a guarantee has been given as aforesaid and the guarantor has paid any sum under the guarantee in respect of such claim, there shall be payable directly to the guarantor out of the proceeds of the said Insurance Policies a sum equal to sum so paid.

Appendix C

In the event the vessel(s) to which this applies is insured as part of a fleet policy it is further agreed that our lien is limited to the vessel governed by this letter and will not extend to any premium outstanding on any other vessels insured on the same fleet policy.

This Undertaking shall always be governed by and construed in accordance with English law and any disputes arising out of or in any connection with this undertaking shall be submitted to the exclusive jurisdiction of the English courts.

APPENDIX D

to

Credit Agreement

QUEIROZ GALVÃO FAMILY GROUP STRUCTURE CHART

As of the Effective Date

On and after March 31, 2011	Appendix D Page 2

Antônio Augusto de Queiroz Galvão (14,28%)
Carlos de Queiroz Galvão (14,28%)
Fernando de Queiroz Galvão (14,28%)
Marcos de Queiroz Galvão (14,28%)
Maria Dulce de Queiroz Galvão (14,28%)
Maurício José de Queiroz Galvão (14,28%)
Roberto de Queiroz Galvão (14,28%)
Ricardo de Queiroz Galvão (25%)
Suzana de Queiroz Galvão Gonçalves (25%)
Cristina de Queiroz Galvão Mariz (25%)
Carmem Lúcia Galvão de S. Leão (25%)
Paulo César Viana Galvão
100%
100%
100%
Timbaúba N. 491980 (BVI) 50,063%
Guararapes N. 491849 (BVI) 29,249%
Skycrest N. 493925 (BVI) 1,148%
CIPEF Constellation Coinvestment Fund. (DEL) 9,133%
CIPEFV Constellation Holding (DEL) 10,405%
Constellation Overseas
100%
Alpha Star Equities Ltd.
ALPHA STAR RIG

SCHEDULE 4.2

to

Credit Agreement

FINANCING-RELATED FILINGS, ETC.

Type of Authorization, Consent Approval, Notice or Filing	Governmental Authority or other Person

UCC-1 Financing Statement (Borrower)	Recorder of Deeds, Washington, DC

UCC-1 Financing Statement (Positive)	Recorder of Deeds, Washington, DC

Registration of particulars of General Security Agreement in a RMC-01 form	BVI Registrar of Corporate Affairs

Registration of particulars of Offshore Accounts Assignment in a RMC-01 form	BVI Registrar of Corporate Affairs

Registration of particulars of Offshore Proceeds Account Assignment in a RMC-01 form	BVI Registrar of Corporate Affairs

Registration of particulars of Subordination and Assignment of Debt Deed in a RMC-01 form	BVI Registrar of Corporate Affairs

Registration of particulars of the Share Pledge Agreement in a RMC-01 form	BVI Registrar of Corporate Affairs

Registration of particulars of Mortgage in a RMC-01 form	BVI Registrar of Corporate Affairs

Registration of particulars of Assignment of Insurances in a RMC-01 form	BVI Registrar of Corporate Affairs

SCHEDULE 4.3

to

Credit Agreement

CAPITALIZATION

Holder	Interest	Amount

Constellation Overseas Ltd.	Equity Interests	$50,000

SCHEDULE 4.6

to

Credit Agreement

GOVERNMENTAL APPROVALS

A.	GOVERNMENTAL APPROVALS REQUIRED TO BE OBTAINED PRIOR TO THE CLOSING DATE

(a)	Brazil:

(i)	There are no Governmental Approvals applicable in Brazil prior to the Closing Date.

(b)	Panama:

(i)	Issuance of Provisional Navigation Patent and Radio License by the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority;

(ii)	Preliminary registration of the title of ownership of the Drilling Unit in the name of the Borrower with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority; and

(iii)	Preliminary registration of the Mortgage with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority

B.	GOVERNMENTAL APPROVALS NOT REQUIRED TO BE OBTAINED PRIOR TO THE CLOSING DATE

(a)	Brazil:

(i)	Registration of Positive before CADEMP (Cadastro de Empresas da Área DECEC) of the Brazilian Central Bank (“Central Bank”);

(ii)	The registration of the financial terms and conditions of the Charter Agreement with the Central Bank electronic registry of financial transactions (Registro de Operações Financeiras - ROF) (“Central Bank Registration”);

(iii)	Filing under the Central Bank Registration of a schedule of payments (esquema de pagamentos) due under the Charter Agreement;

Schedule 4.6

(iv)	All approvals and registrations in connection with the REPETRO regime (Regime Aduaneiro Especial de Exportação e Importação de Bens Destinados às Atividades de Pesquisa e de Lavra das Jazidas de Petróleo e Gás Natural), including:

a.	Registration of the Import Declaration of the Drilling Unit on SISCOMEX (Declaração de Importação formulada no Sistema Integrado de Comércio Exterior (Siscomex));

b.	Registration with the Federal Tax Authority (habilitação pela Secretaria da Receita Federal -SRF);

c.	Concession of the temporary admission regime with respect to the Drilling Unit (Deferimento do Requerimento de Concessão do Regime (RCR) de Admissão Temporária);

(v)	Registration of the Drilling Unit with, and pertinent approvals and permits from, Brazilian naval and air authorities including, inter alia, helipad registration and certification by the Diretoria de Portos e Costas, the “AIT” (Atestado de Inscrição Temporária de Embarcação Estrangeira), and the Ordinance of Helipad Homologation issued by Agência Nacional de Aviação Civil (ANAC)

(b)	Panama:

(i)	Enrollment of the Drilling Unit in the name of the Borrower through the port of registry under the laws and flag of the Republic of Panama;

(ii)	Permanent registration of the title of ownership of the Drilling Unit in the name of the Borrower with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority;

(iii)	Permanent registration of the Mortgage with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority; and

(iv)	Issuance of the Tax Free Certificate by the Panamanian Shipping Bureau

EXHIBIT A

to

Credit Agreement

[FORM OF NOTICE OF BORROWING]

NOTICE OF BORROWING

[Date]1

Citibank, N.A.,

as Administrative Agent for the Lenders

party to the Credit Agreement referred to below

[Address]

Attention:

Ladies and Gentlemen:

The undersigned, Alpha Star Equities Ltd., refers to the Credit Agreement dated as of March 21, 2011 (as amended from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined) among the undersigned, certain lenders party thereto (the “Lenders”), Citibank, N.A. as Collateral Agent and you as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 3.2(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing of the Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 3.2(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is [—]

(ii) The aggregate principal amount of the Proposed Borrowing is $[—].

(iii) The proceeds of the Proposed Borrowing are to be deposited into the Offshore Construction Account.

This Notice of Borrowing covers the payment of Project Costs which have been paid, are due and payable, or, to the best of the Borrower’s knowledge and belief, will become due and payable during the thirty (30)-day period beginning on the Disbursement Date (the “Construction Period”).

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing both before and after giving effect to the application of the proceeds thereof:

(A) Each of the conditions precedent contained in [Section 3.1]2 and Section 3.2 of the Credit Agreement has been fully satisfied;

[1]	At least three (3) Business Days prior to the date of Proposed Borrowing.
[2]	Include in the Notice of Borrowing for the first Disbursement only.

Exhibit A

(B) the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects as though made on and as of such date (or if expressly stated to have been made as of an earlier date, were true and correct as of such date); and

(C) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

The undersigned hereby further certifies as follows:

(A) Set forth on Schedule 1 attached hereto is the following information: (a) the name of each Person to whom any payment is to be made from the amounts described in paragraph 1 above, (b) an accurate description of the work performed or to be performed, services rendered or to be rendered, materials, equipment or supplies delivered or to be delivered, the Construction Milestones completed [or to be completed]3 or such other purpose for which each such payment was or is to be made, (c) the aggregate amount of each such payment, and (d) the proposed date of each such payment.

(B) Attached hereto as Attachment I are copies of all invoices and payment requests under the relevant Project Documents with respect to each item set forth on Schedule 1 [(unless otherwise stated therein)]4 and, in the case of any amount set forth on Schedule 1 payable to the Building Contractor, a true and complete copy of the applicable progress report and payment request submitted to the Borrower by the Building Contractor (other than, in each case, any such invoices, payment requests and progress reports reasonably expected to be received by the Borrower during the Construction Period).

(C) The Project Costs for which payment is requested under this Notice of Borrowing have not been the basis for any prior Notice of Borrowing by the Borrower[, except as noted in Schedule 2 hereto]5 . [No payment is requested under this Notice of Borrowing for a Construction Milestone not yet completed in accordance with the terms of the Building Contract.]6 Furthermore, the proceeds of all Borrowings as of the date hereof have been applied to pay Project Costs listed on the applicable Notice of

[3]	Include in the Notice of Borrowing for the final Disbursement only.
[4]	Insert if applicable.
[5]	Insert if applicable.
[6]	May be omitted from the Notice of Borrowing for the final Disbursement only.

Exhibit A

Borrowing with respect to which such amounts were drawn [or to the Project Costs listed in Schedule 2]7, and copies of invoices and payment requests under the relevant Project Documents have been provided with respect to all Project Costs paid with respect to the proceeds of Borrowings as of the date hereof.

Very truly yours, ALPHA STAR EQUITIES LTD.

By:
Name:
Title:

[7]	Insert if applicable.

SCHEDULE 1

to

Exhibit A

(Notice of Borrowing)

Name of Payee	Purpose	Amount of Payment	Date of Payment

ATTACHMENT I

to

Exhibit A

(Notice of Borrowing)

INVOICES AND CONTRACTOR’S PAYMENT APPLICATION

[To be attached.]

SCHEDULE 2

to

Exhibit A

(Notice of Borrowing)

Name of Payee	Purpose	Amount of Payment[1]	Date of Payment

[1]	Copies of invoices and payment requests to be attached.

EXHIBIT B-1

to

Credit Agreement

[FORM OF NOTE]

PROMISSORY NOTE

U.S. $[—]	New York, New York [Date]

ALPHA STAR EQUITIES LTD., a special purpose company organized and existing under the laws of the British Virgin Islands (the “Borrower”), FOR VALUE RECEIVED, hereby promises to pay to [—] or registered assigns (the “Lender”)1, for the account of its Applicable Lending Office (as defined in the Credit Agreement), in accordance with the Credit Agreement referred to below, the principal sum of [—], or so much thereof as shall constitute Loans (as defined in the Credit Agreement) which have been lent to the Borrower by, and remain outstanding to, the Lender pursuant to the Credit Agreement referred to below, in lawful money of the United States of America (in freely transferable U.S. dollars and in immediately available funds) on the dates and in the principal amounts provided in the Credit Agreement.

The Borrower promises also to pay interest on the unpaid principal amount hereof in like money from the date hereof until paid in full at the rate per annum which shall be determined in accordance with the provisions of the Credit Agreement, said interest to be payable at the times and at the place provided for in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of March 21, 2011 among the Borrower, the Lender, the other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and Citibank, N.A., as Collateral Agent (as from time to time in effect, the “Credit Agreement”) and is entitled to the benefits thereof. This Note is secured by the Security Documents (as defined in the Credit Agreement). This Note is subject to repayment and prepayment, in whole or in part, as specified in the Credit Agreement.

[1]

For the Note to be issued to Banco Santander, S.A., the following is to be used instead: “FOR VALUE RECEIVED, hereby promises to pay to, not to the order of, [—] (the “Lender”)… .” In addition, the following sentence is to be included: “For the avoidance of doubt, by the reference to “not to the order of” above it is understood that this Note cannot be conveyed by means of an endorsement (endorso) as stipulated under the Ley Cambiaria of Spain, but may be transferred in accordance with the provisions of the Credit Agreement.”

Exhibit B

In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

ALPHA STAR EQUITIES LTD.

By:
Name:
Title:

EXHIBIT C

to

Credit Agreement

[FORM OF INDEPENDENT ENGINEER’S CERTIFICATE]

INDEPENDENT ENGINEER’S CERTIFICATE

Date:

Re: Notice of Borrowing No.

To:	Citibank, N.A., as Administrative Agent for the Lenders
party to the Credit Agreement referred to below
[Address]

Re:	ALPHA STAR EQUITIES LTD.

[NAME OF INDEPENDENT ENGINEER], acting as the “Independent Engineer” under the Credit Agreement defined below, hereby submits this Certificate in connection with the proposed Disbursement of Loans pursuant to the Credit Agreement.

Except as otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement, dated as of March 21, 2011, among Alpha Star Equities Ltd. (the “Borrower”), the Lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Citibank, N.A., as Collateral Agent (as in effect on the date hereof, the “Credit Agreement”).

The Independent Engineer has discussed all matters believed pertinent to this Certificate and the Independent Engineer Report (enclosed hereto) with the Borrower, the Construction Contractors and/or any other third party as the Independent Engineer has deemed appropriate, and has made such inspections, site visits, reviews, examinations and investigations as the Independent Engineer believed were reasonably necessary to establish the accuracy of this Certificate and the Independent Engineer Report. On the basis of the foregoing and on the understanding and belief that the Independent Engineer has been provided with true, correct and complete information from such other parties as to the matters covered by this Certificate and the Independent Engineer Report, the Independent Engineer hereby certifies, in its professional opinion, as of the date hereof, that:

1. The individual executing this Certificate is a duly authorized representative of the Independent Engineer, authorized to execute and deliver this Certificate on behalf of the Independent Engineer.

Exhibit C

2. The Independent Engineer has performed its review of the Notice of Borrowing referenced above (the “Notice of Borrowing”) in a professional manner using sound project management and supervisory principles and procedures and in accordance with the standards of care practiced by leading consulting engineers in performing similar tasks on like projects. The Independent Engineer represents that it has the required skills and capacity to perform its services in the foregoing manner.

3. The Independent Engineer has received all information it has requested relating to the Building Contract and any other Transaction Document and has no reason to believe that any of the information is untrue, incorrect or incomplete.

4. With respect to the Notice of Borrowing, the Independent Engineer has no reason to believe, except as may be noted below, that any statement made by the Borrower in the Notice of Borrowing is not true.

5. The Drilling Unit is being built in all material respects in accordance with the Plans and Specifications, the quality of the Work completed to date is in accordance with the Construction Contracts, and the Independent Engineer has no reason to believe that the Drilling Unit is being built in violation in any material respect of any applicable laws, regulations, or Governmental Approvals in effect at the time of performance of the relevant Work, subject to the following:

6. With respect to the amount requested in the Notice of Borrowing pertaining to any element of the Work performed and/or any Construction Milestone achieved under the Construction Contracts, (a) the applicable Construction Contractor has already been paid such amount, or is entitled to receive such amount as of the date hereof, pursuant to the terms of the applicable Construction Contract, (b) each such element has been completed and/or such Construction Milestone has been achieved and (c) except as noted below, all such Work and each such Construction Milestone have been satisfactorily completed in all material respects.

Element Not Completed	Value

7. The expenditures contemplated by the Notice of Borrowing set forth below are [or, in the case of the Disbursements to be made on the First Disbursement Date, were] contemplated by the line item of the Capex Budget specified below opposite each such expenditure. Such payments, when added to other such payments previously authorized, represent the percentage specified below of the aggregate amount of such payments provided for in the Capex Budget.

Exhibit C

Expenditure	Line Item	Percentage

%

%

8. It is the professional opinion of the undersigned that the Delivery Date will occur on or prior to             ,          and that the Commercial Operation Date will occur on or prior to             ,         .

9. The Independent Engineer has no reason to believe that any Construction Contractor has failed to perform on a timely basis any material obligation under the relevant Construction Contract as of the date hereof, except as may be noted below. The Independent Engineer has no reason to believe, except as may be noted below, that there has occurred an event or there exists a default on the part of the Borrower or any Construction Contractor under the relevant Construction Contract which would permit any party to terminate such Construction Contract or to suspend such party’s performance thereunder.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first above written.

[NAME OF INDEPENDENT ENGINEER]

By:
Name:
Title:

Enclosed: Independent Engineer Report

EXHIBIT D-1

to

Credit Agreement

[FORM OF BORROWER COMPLETION CERTIFICATE]

ALPHA STAR EQUITIES LTD.

[INSERT PROJECT COMPLETION DATE]

BORROWER COMPLETION CERTIFICATE

Citibank, N.A.,

as Administrative Agent for the Lenders

party to the Credit Agreement referred to below

[Address]

This Certificate is being delivered by the undersigned, ALPHA STAR EQUITIES LTD., a special purpose company duly organized and existing under the laws of the British Virgin Islands (the “Borrower”) in connection with the Credit Agreement dated as of March 21, 2011 (as amended, supplemented or modified and in effect from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto, Citibank, N.A., as Administrative Agent, and Citibank, N.A., as Collateral Agent.

Each capitalized term used herein and not otherwise defined has the meaning assigned thereto in the Credit Agreement.

After due inquiry and to induce the Secured Parties to rely hereon and to take action in reliance hereon, I do hereby certify that I am an Authorized Officer of the Borrower, and in such capacity do hereby further certify that:

(a)	Attached hereto as Exhibit A are certified copies of the insurance policies required by Section 5.9 of the Credit Agreement, or certificates of insurance with respect thereto together with evidence of the payment of all premiums therefor and a certificate of the Insurance Advisor, certifying that insurance complying with Section 5.9 of the Credit Agreement, covering the risks referred to therein, has been obtained and is in full force and effect.

(b)	All Necessary Governmental Approvals, which under applicable Law were required to be obtained prior to the Project Completion Date (if any), have been duly obtained and are in full force and effect and free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect or which the Borrower does not reasonably expect to be able to satisfy. Attached hereto as Exhibit B are certified copies of such Necessary Governmental Approvals (if any).

Exhibit D-1

(c)	Attached hereto as Exhibit C are certified copies of the all documents that were required to be delivered by the Building Contractor under Section 3 of Article VII of the Building Contract.

(d)	The Work has been completed in all material respects in accordance with the Construction Contracts and in compliance in all material respects with all applicable Laws and Governmental Approvals, and all ancillary construction, upgrades and improvements necessary for the operation of the Project as contemplated by the Transaction Documents have been completed.

(e)	The Commercial Operation Date has occurred and, upon delivery of this Certificate to the Administrative Agent, all other conditions set forth in Sections 3.3(a) through (f) of the Credit Agreement have been satisfied.

(f)	The representations and warranties made by the Borrower in Section 4 of the Credit Agreement and the representations and warranties made by the Borrower in each of the other Financing Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if stated to have been made solely as of an earlier date, were true and correct as of such date).

(g)	No Default or Event of Default has occurred and is continuing on the date hereof.

(h)	(i) The Drilling Unit has been duly enrolled in the name of the Borrower through the [Port of Registry] under the laws and the flag of the Republic of Panama, (ii) the title of ownership of the Drilling Unit has been duly registered on the permanent basis in the name of the Borrower with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority, (iii) the Mortgage has been registered on the permanent basis with the Directorate General of Public Registry of Titles and Encumbrances of Vessels of the Panama Maritime Authority, (iv) the Tax Free Certificate has been issued by the Panamanian Shipping Bureau and (v) the Drilling Unit has been classified by the American Bureau of Shipping with the classification specified in Section 2 of Article I of the Building Contract, and such registration and classification remain unconditional and in full force and effect, free of any material recommendations (in the case of the classification) and any qualifications.

IN WITNESS WHEREOF, the undersigned has executed this certificate this [—] day of [—].

ALPHA STAR EQUITIES LTD.

By:
Name:
Title:

EXHIBIT D-2

to

Credit Agreement

[FORM OF INDEPENDENT ENGINEER COMPLETION CERTIFICATE]

INDEPENDENT ENGINEER COMPLETION CERTIFICATE

[INSERT PROJECT COMPLETION DATE]

To:	Citibank, N.A.,

as Administrative Agent for the Lenders

party to the Credit Agreement referred to below

[Address]

Re:	ALPHA STAR DRILLING RIG PROJECT

[NAME OF INDEPENDENT ENGINEER], acting as the “Independent Engineer” under the Credit Agreement defined below, hereby submits this Certificate in connection with the Project Completion Date, as defined in the Credit Agreement.

Except as otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement, dated as of March 21, 2011, among ALPHA STAR EQUITIES LTD. (the “Borrower”), the Lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Citibank, N.A., as Collateral Agent (as in effect on the date hereof, the “Credit Agreement”).

The Independent Engineer has discussed all matters believed pertinent to this Certificate with the Borrower, the Construction Contractors and/or any other third party as the Independent Engineer has deemed appropriate, and has made such inspections, site visits, reviews, examinations and investigations as the Independent Engineer believed were reasonably necessary to establish the accuracy of this Certificate. On the basis of the foregoing and on the understanding and belief that the Independent Engineer has been provided true, correct and complete information from such other parties as to the matters covered by this Certificate, the Independent Engineer hereby certifies, in its professional opinion, as of the date hereof, that:

1. The individual executing this Certificate is a duly authorized representative of the Independent Engineer, authorized to execute and deliver this Certificate on behalf of the Independent Engineer.

2. The Independent Engineer has performed its review of the Borrower Completion Certificate in a professional manner using sound project management and supervisory principles and procedures and in accordance with the standards of care practiced by leading consulting engineers in performing similar tasks on like projects. The Independent Engineer represents that it has the required skills and capacity to perform its services in the foregoing manner.

Exhibit D-2

3. With respect to the Borrower Completion Certificate, the Independent Engineer has no reason to believe that any statement made by the Borrower is not true in any material respect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first above written.

[NAME OF INDEPENDENT ENGINEER]

By:
Name:
Title:

EXHIBIT E

to

Credit Agreement

[FORM OF CONSENT AGREEMENT]

ACKNOWLEDGMENT AND CONSENT AGREEMENT

                     (the “Contracting Party”) hereby acknowledges the General Security Agreement, dated as of                      (as from time to time amended, supplemented or modified, the “Security Agreement”), among                              (the “Assignor”),                      and                             , as [Collateral Agent (in such capacity, the “Collateral Agent”)], for the benefit of various financial institutions providing financing to [the Assignor] [Alpha Star Equities Ltd.] (collectively, the “Secured Parties”), and hereby agrees as follows:

1. The Contracting Party hereby acknowledges and consents to the pledge and assignment of all right, title and interest of the Assignor in, to and under (but not its obligations, liabilities or duties with respect to) the                      Agreement, dated                             , between the Contracting Party and the Assignor (as amended by [describe all existing amendments], the “Assigned Agreement”) by the Assignor to the [Collateral Agent] pursuant to the Security Agreement.

2. The Contracting Party represents and warrants as follows:

(a) Each of this agreement (this “Consent”) and the Assigned Agreement has been duly authorized, executed and delivered by the Contracting Party, is in full force and effect and is a legal, valid and binding obligation of the Contracting Party enforceable against the Contracting Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, debt adjustment, moratorium or other similar laws affecting creditors’ rights generally. [Except as described in paragraph 1 above,] there are no amendments, modifications or supplements (whether by waiver, consent or otherwise) to the Assigned Agreement, either oral or written.

(b) The Assignor has complied with all conditions precedent required to be complied with by or on behalf of the Assignor on or prior to the date hereof pursuant to the Assigned Agreement.

(c) The Contracting Party is a [corporation] duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Contracting Party has the corporate power to carry on its business as currently being conducted and as proposed to be conducted by it. The Contracting Party has the corporate power and authority to execute and deliver this Consent and the Assigned Agreement and to perform its obligations under each thereof.

Exhibit E

(d) The execution and delivery of this Consent and the Assigned Agreement by the Contracting Party did not, and the fulfillment and compliance with the respective provisions hereof and thereof by the Contracting Party do not and will not, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the properties or assets of the Contracting Party pursuant to the provisions of, or result in any violation of, the articles or by-laws of the Contracting Party, or any applicable law, statute, rule or regulation, or any agreement, instrument, order, judgment or decree, to which the Contracting Party is subject.

(e) No consent or approval of, or other action by or any notice to or filing with, any court or administrative or governmental body (except those previously obtained) was required in connection with the execution and delivery of the Assigned Agreement, or is required in connection with the execution and delivery of this Consent or the performance by the Contracting Party of its obligations hereunder or thereunder. The Contracting Party has obtained all permits, licenses, approvals, consents and exemptions with respect to the performance of its obligations under this Consent and the Assigned Agreement required by applicable laws, statutes, rules and regulations in effect as of the date hereof.

(f) There are no proceedings pending or, to the best of the Contracting Party’s knowledge, threatened against or affecting the Contracting Party in any court or by or before any governmental authority, arbitration board or tribunal that may result in a material adverse effect upon the property, business, prospects, profits or condition (financial or otherwise) of the Contracting Party, or the ability of the Contracting Party to perform its obligations under this Consent and the Assigned Agreement, and the Contracting Party is not in default with respect to any order of any court, governmental authority, arbitration board or tribunal.

(g) The Contracting Party affirms that it has no notice of any assignment relative to the right, title and interest of the Assignor in, to and under the Assigned Agreement other than the pledge and assignment referred to in paragraph 1.

(h) After giving effect to the pledge and assignment referred to in paragraph 1, and after giving effect to the consent to such pledge and assignment by the Contracting Party, there exists no event or condition (a “Termination Event”) that would, either immediately or with the passage of time or giving of notice, or both, entitle either the Contracting Party or the Assignor to terminate or suspend its obligations under the Assigned Agreement and there are no claims or rights of set-off pending by any party to the Assigned Agreement. All amounts due under the Assigned Agreement as of the date hereof have been paid in full.

3. (a) From and after the date hereof and unless and until the Contracting Party shall have received written notice from the [Collateral Agent] that the lien of the Security

Exhibit E

Agreement has been released in full, the [Collateral Agent] shall have the right, but not the obligation, to pay all sums due under the Assigned Agreement by the Assignor and to perform any other act, duty or obligation required of the Assignor thereunder at any time; provided, that no such payment or performance shall be construed as an assumption by the [Collateral Agent] or any Secured Party of any covenants, agreements or obligations of the Assignor under or in respect of the Assigned Agreement.

(b) The Contracting Party agrees that it will not terminate or suspend its obligations under the Assigned Agreement without first giving the [Collateral Agent] notice and opportunity to cure as provided below.

(c) If a Termination Event shall occur, and the Contracting Party shall desire to terminate or suspend its obligations under the Assigned Agreement, the Contracting Party first shall give written notice to the [Collateral Agent] of such Termination Event. If the [Collateral Agent] elects to exercise its right to cure as herein provided, it shall, within [sixty (60)] days after the receipt by it of the notice from the Contracting Party referred to in the preceding sentence, deliver to the Contracting Party a written notice stating that it has elected to exercise such right to cure, together with a written statement of the [Collateral Agent] that it will promptly commence to cure the Termination Event(s) described in the Contracting Party’s notice, and that it will, during the cure period, diligently attempt in good faith to complete the curing of such Termination Event(s).

(d) The [Collateral Agent] shall have a period of [one hundred and twenty] ([120]) days after the delivery of the notice by the [Collateral Agent] referred to in paragraph 3(c) in which to cure the Termination Event(s) specified in such notice. In the event that any such Termination Event (except monetary defaults) shall be incurable by the [Collateral Agent] within such [one hundred and twenty] ([120])-day period, the Contracting Party shall not exercise any remedies under the Assigned Agreement if the [Collateral Agent] shall, within such [one hundred and twenty] ([120])-day period, initiate action to cure such Termination Event and diligently attempt to complete the curing thereof. Any curing of or attempt to cure any Termination Event shall not be construed as an assumption by the [Collateral Agent] or the other Secured Parties of any covenants, agreements or obligations of the Assignor under or in respect of the Assigned Agreement.

(e) If, before the [Collateral Agent] shall have cured any Termination Event pursuant to paragraph 3(d), the Assignor shall have cured such Termination Event, the Contracting Party promptly shall provide the [Collateral Agent] with notice of such cure and the discontinuance of such Termination Event.

(f) Without limiting the generality of the foregoing provisions, the Contracting Party agrees not to terminate the Assigned Agreement solely by reason of the commencement or pendency of bankruptcy, insolvency, reorganization or similar proceedings in respect of the Assignor.

4. (a) Notwithstanding any provision in the Assigned Agreement to the contrary, in the event that the Assigned Agreement is rejected or otherwise terminated in connection with any bankruptcy, insolvency, reorganization or similar proceedings in respect of

Exhibit E

the Assignor, at the [Collateral Agent]’s request, the Contracting Party will enter into a new agreement with the [Collateral Agent] or with the [Collateral Agent]’s nominee, for the remainder of the originally scheduled term of the Assigned Agreement, effective as of the date of such rejection or termination, with the same covenants, agreements, terms, provisions and limitations as are contained in the Assigned Agreement.

(b) If the [Collateral Agent] or its nominee is prohibited by any process or injunction issued by any court having jurisdiction of any bankruptcy or insolvency proceeding involving the Assignor from continuing the Assigned Agreement in place of the Assignor or from otherwise exercising any of its rights or remedies hereunder or under the Security Agreement in respect of the Assigned Agreement, then the times specified herein for the exercise by the [Collateral Agent] of any right or benefit granted to it hereunder (including without limitation the time period for the exercise of any cure rights granted hereunder) shall be extended for the period of such prohibition; provided, that the [Collateral Agent] is diligently pursuing such rights or remedies (to the extent permitted) in such bankruptcy or insolvency proceeding or otherwise.

5. The Contracting Party acknowledges that upon an event of default by the Assignor under the Security Agreement, the [Collateral Agent] may (but shall not be obligated to) assume, or cause any purchaser at any foreclosure sale or any assignee or transferee under any instrument of assignment or transfer in lieu of foreclosure to assume, all of the interests, rights and obligations of the Assignor thereafter arising under the Assigned Agreement. If the interest of the Assignor in the Assigned Agreement shall be assumed, sold or transferred as hereinbefore provided, the assuming party shall agree in writing to be bound by and to assume the terms and conditions of the Assigned Agreement and any and all obligations to the Contracting Party arising or accruing thereunder from and after the date of such assumption, and the Contracting Party shall continue to perform its obligations under the Assigned Agreement in favor of the assuming party as if such party had thereafter been named as the Assignor under the Assigned Agreement; provided that if the [Collateral Agent] (or any entity acting on behalf of the [Collateral Agent] or any of the other Secured Parties) assumes the Assigned Agreement as provided above, it shall not be personally liable for the performance of the obligations thereunder except to the extent of all of its right, title and interest in and to the Project (as defined in the Assigned Agreement). Notwithstanding any such assumption or disposition by the [Collateral Agent], a purchaser, an assignee or a transferee, the Assignor shall not be released or discharged from and shall remain liable for any and all of its obligations to the Contracting Party arising or accruing under the Assigned Agreement prior to such assumption.

6. The Contracting Party shall make all payments due to the Assignor under the Assigned Agreement to             , as Offshore Accounts Bank, to Account No.                     , ABA No.             . All parties hereto agree that each payment by the Contracting Party to the Offshore Accounts Bank of amounts due to the Assignor from the Contracting Party under the Assigned Agreement shall satisfy the Contracting Party’s corresponding payment obligation under the Assigned Agreement.

7. No amendment or modification of, or waiver by or consent of the Assignor in respect of, any provision of the Assigned Agreement shall be effective unless the same shall be in writing and the [Collateral Agent] shall have given its prior written consent thereto.

Exhibit E

[OTHER PROVISIONS SPECIFIC TO CONTRACT]

8. Notice to any party hereto shall be in writing and shall be deemed to be delivered on the earlier of: (a) the date of personal delivery, (b) if deposited in a United States Postal Service depository, postage prepaid, registered or certified mail, return receipt requested, or sent by express courier, in each case addressed to such party at the address indicated below (or at such other address as such party may have theretofore specified by written notice delivered in accordance herewith), upon delivery or refusal to accept delivery, or (c) if transmitted by facsimile, the date when sent and facsimile confirmation is received; provided that any facsimile communication shall be followed promptly by a hard copy original thereof by express courier:

The [Collateral Agent]:

The Assignor:

The Contracting Party:

9. This Consent shall be binding upon and shall inure to the benefit of the successors and assigns of the Contracting Party, and shall inure to the benefit of the [Collateral Agent], the Secured Parties and their respective successors, transferees and assigns.

10. This Consent may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

Exhibit E

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the              day of     ,         .

[Contracting Party]

By:
Name:
Title:

Citibank, N.A., as Collateral Agent

By:
Name:
Title:

Acknowledged and Agreed:

[Assignor]

By:
Name:
Title:

EXHIBIT F

to

Credit Agreement

[FORM OF ASSIGNMENT AND ACCEPTANCE]

ASSIGNMENT AND ACCEPTANCE

[Date]

Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such credit agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

[Name of Assignor] (the “Assignor”) and [Name of Assignee] (the “Assignee”) hereby agree as follows:

1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, a portion of the Assignor’s rights and obligations under the Credit Agreement as of the Settlement Date (as hereinafter defined) as specified in Item 6 of Annex I hereto (the “Assigned Share”) including, without limitation, all rights and obligations with respect to the Assigned Share of the outstanding Loans. After giving effect to such sale and assignment, the amount of the outstanding Loans owing to the Assignee will be as set forth in Item 6 of Annex I hereto.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Financing Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Financing Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition or prospects of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Financing Documents or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Financing Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agents

Exhibit F

to take such action each as an agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof will be delivered to the Administrative Agent and the Borrower. The effective date of this Assignment and Acceptance shall be [Date] (the “Settlement Date”).

5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Financing Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Financing Documents.

6. On the Settlement Date, [(a) the Assignor agrees to pay to the Assignee the fee specified in Item 3 of Annex I hereto, and (b)] the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans made pursuant to the Credit Agreement which are outstanding on the Settlement Date, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date. It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the outstanding Loans at the rates specified in the Credit Agreement which accrues from and after the Settlement Date, such interest to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the outstanding Loans which occur from and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee.

7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. The addresses of the Assignee for notice and payment purposes are set forth in Items 4 and 5, respectively, of Annex I hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their duly authorized officers, as of the date first above written.

Exhibit F

[NAME OF ASSIGNOR]

By:
Name:
Title:

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

By:
Name:
Title:

The undersigned, as Administrative Agent, hereby consents to this Assignment and Acceptance:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

ANNEX I

to

Exhibit F

ANNEX I

TO

ASSIGNMENT AND ACCEPTANCE

1. Borrower: ALPHA STAR EQUITIES LTD.

2. Name and date of Credit Agreement and other documents or agreements evidencing or securing the Obligations: (1) the Credit Agreement, dated as of March 21, 2011, among ALPHA STAR EQUITIES LTD., a special purpose company organized and existing under the laws of the British Virgin Islands, as the Borrower, the financial institutions from time to time party thereto as Lenders, Citibank, N.A., as Administrative Agent and Citibank, N.A., as Collateral Agent; and (2) the Security Documents described in the Credit Agreement.

[3. Fee payable to Assignee: $—]

4. Notice Address (for Assignee):

5. Assignee’s Payment Instructions:

6. Assigned Share (as of Settlement Date):

(a)	Aggregate principal amount of outstanding Loans: $[—] ([—]%)

(b)	Commitment: $[—] ([—]%)

ANNEX I

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Credit Agreement

COMMITMENTS

Lenders	Commitment
ABN AMRO Bank N.V.	45,000,000.00
Banco Bradesco S.A. – New York Branch	45,000,000.00
Banco do Brasil S.A., acting through its New York Branch	45,000,000.00
Banco Itaú BBA S.A. – Nassau Branch	45,000,000.00
Banco Santander, S.A.	65,500,000.00
BNP Paribas	21,000,000.00
Citibank, N.A.	65,500,000.00
Crédit Industriel et Commercial	33,000,000.00
DnB NOR Bank ASA, New York Branch	33,000,000.00
HSBC Bank USA, National Association	33,000,000.00
Intesa Sanpaolo S.p.A. New York Branch	45,000,000.00
Mizuho Corporate Bank, Ltd.	45,000,000.00
NIBC Bank N.V.	21,000,000.00
The Bank of Nova Scotia	33,000,000.00

TOTAL	575,000,000.00

ANNEX II

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Credit Agreement

APPLICABLE LENDING OFFICES

1. ABN AMRO Bank N,V,

Loan Lending Office:

ABN AMRO Bank N.V.
Coolsingel 93 / GL1640
3012 AE Rotterdam
The Netherlands
Attn: Sena Dora / Reinout Aberson / Sandra Stoop
Telephone: +31 10 401 0715 / +31 10 401 0777 / +31 10 401 0278
Facsimile: +31 10 401 6433

E-mail address:	Sena.dora@nl.abnamro.com / Reinout.aberson@nl.abnamro.com /
Sandra.stoop@nl.abnamro.com

Fed Wire Instructions:

Bank: The Royal Bank of Scotland N.V., New York
BIC/SWIFT/Sort Code: ABNA US 33
DDA Account Number: 026 009 580
DDA Account Name: ABN AMRO Bank N.V., Rotterdam
BIC/SWIFT/Sort Code: FTSB NL 2R
Reference Information: F/F/C – Alpha Star - #24.20.49.206

2. Banco Bradesco S.A. – New York Branch

Loan Lending Office:

Banco Bradesco S.A. – New York Branch
450 Park Avenue -32nd and 33rd floors
New York, N.Y. 10022
United States of America

Attn:	Roberto Medeiros Paula / André Felipe Soares
Fernandes

Telephone: + 1 (212) 688-9855 / 751-8397 / 759- 9128
Facsimile: + 1 (212) 754-4032

E-mail address: 4945.roberto@bradesco.com.br /4945.andre@bradesco.com.br with a copy to:

Banco Bradesco S.A.
Av Paulista, 1450 – 2ª sobreloja – CEP 01310-100
Brazil
Attn: Maísa de Oliveira / Mauro Lopes

ANNEX II

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Credit Agreement

Telephone: + 55 11 2178- 5196 / 5195
Facsimile: + 55 11 2178-5225

E-mail address:	4900.maisamo@bradesco.com.br / 4900.mlopes@bradesco.com.br

Fed Wire Instructions:

Bank: Banco Bradesco S.A. – New York Branch
Address: New York, NY, USA
ABA #: 0260-04860
Credit to: Federal Reserve Bank – NY – NY
Attn: Money Market Dpt
SWIFT Code: BBDEUS33
Reference Information: Alpha Star BVI 2011

3. Banco do Brasil NY Branch

Loan Lending Office:

Banco do Brasil NY Branch c/o Banco do Brasil Orlando Servicing Center
(Loans Department)
8325 South Park Circle Suite 140
Orlando, FL 32819
United States of America
Attn: Izabella Falconi / Luciana Rezende
Telephone: + 1 ((407) 608- 1710
Facsimile: + 1 (407) 608 -1852
E-mail address: borlando.loans@bb.com.br

Fed Wire Instructions:

Bank: Banco do Brasil NY Branch
Account No.: 174200100002
ABA #: 026003557
Account Name: Clearing Loans IBF
SWIFT Code: BRASUS33
Reference Information: Alpha Star Equities Ltd.

ANNEX II

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Credit Agreement

4. Banco Itaú BBA S.A. – Nassau Branch

Loan Lending Office:

Banco Itaú BBA S.A. – Nassau Branch
Avenida das Nações Unidas 7815 – 9 andar, CEP 05425-905
São Paulo, SP, Brazil
Attn: Marivaldo Pires de Carvalho
Telephone: +(55 11) 3035-6011
Facsimile: +(5511) 3524-9780
E-mail address: IBBA-controledeoperacoesestruturadasinternacionais@itaubba.com.br

and

Mundostar/S.A.
Plaza Independencia, 831 oficina 707 c.p. 11100 Montevideo -Uruguay
Attn: Sergio Alves da Silva
Telephone: +(598) 29012841
Facsimile: +(598) 29013296
E-mail address: procoperacoesinternacionaissindicalizadas@mundostar.com.uy

Fed Wire Instructions:

Bank: Standard Chartered Bank
Account No.: 3544- 030213-001
AGA #: 026002561
SWIFT Code: SCBLUS33

5. Banco Santander, S.A.

Loan Lending Office:

Ciudad Grupo Santander
Edificio Encinar (Planta Baja)
28660 Boadilla del Monte – Madrid
Spain
Attn : Luis Casero Ynfiesta / Jaime Ridaura Gallego
Telephone: +34 91 289 96 46 / 34 91 289 34 76
Facsimile: +34 91 257 16 17 / 34 91 257 16 17

E-mail:	luiscasero@gruposantander.com /
jridaura@gruposantander.com

ANNEX II

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Credit Agreement

Fed Wire Instructions:

Bank: Citibank N.A. – New York
SWIFT/Sort Code: CITIUS33
Account Name/Location: Banco Santander - Madrid
SWIFT Code: BSCHESMM
Account No.: 10936195

Reference Information:	Syndicated Loan in favour of Alpha Star Equities Ltd.
dated as of March 21, 2011

6. BNP Paribas

Loan Lending Office:

Back office des Crédits internationaux
BNP PARIBAS CFI -CIB -BOCI
Crédits Financiers
150, rue du Fbg Poissonnière
75450 PARIS CEDEX 09
France
Attn: Delphine BRUNEAU / Carine CARADEC
Telephone: +33 1 57 43 72 44 / 33 1 57 43 71 24
Facsimile: +33 1 40 14 74 25
E-mail address: delphine.bruneau@bnpparibas.com / carine.caradec@bnpparibas.com

Fed Wire Instructions:

Bank: BNP PARIBAS – NEW YORK Branch
SWIFT Code: BNPAUS3NXXX
Account Name: BNP PARIBAS – PARIS
Account No.: 0200 194 093 00136
CHIPS ABA: 026 007 689
SWIFT Code: BNPAFRPPCFI
Attention: BOCI – CFI “2” – Alpha Star

7. Citibank, N.A.

Loan Lending Office:

Citibank, N.A.
399 Park Avenue
New York, NY 10043
United States of America

ANNEX II

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Credit Agreement

Attn: Paulo Stavale / Luci Nobre
Telephone: +(55 11) 3232 8335 / (55 11) 3232 7584
Facsimile: +(55 11) 2122 2039
E-mail: paulo.stavale@citi.com / luci.nobre@citi.com

Fed Wire Instructions:

Bank: Citibank NA

BIC/SWIFT/Sort Code:	ABA # 021000089 / UID# CITIUS33 / CHIPS 0008
DDA Account Number:	36050739

DDA Account Name:	Citibank NA HOGL
Reference Information:	Alpha Star

Attention: Paulo Stavale / Luci Nobre

8. Crédit Industriel et Commercial

Loan Lending Office:

Crédit Industriel et Commercial
520 Madison Avenue
37th Floor
New York, NY 10022
United States of America

Attn:	Alex Aupoix, Vice President Asset Finance /
Adrienne Molloy, Vice President Asset Finance

Telephone: +1 212-715- 4410 / 212-715-4605
Facsimile: +1 212-715-4535 / 212-715-4535
E-mail address: aaupoix@cicny.com / amolloy@cicny.com

Fed Wire Instructions:

Bank: Deutsche Bank Trust Company Americas, New York
SWIFT No.: BKTRUS33
Beneficiary: Crédit Industriel et Commercial
ABA #: 021001033

Account No.:	04201520
SWIFT Code:	CMCIUS33

Reference: Alpha Star QG

ANNEX II

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Credit Agreement

9. DnB NOR Bank ASA, New York Branch
Loan Lending Office: DnB NOR Bank ASA, New York Branch
200 Park Ave
New York, New York 10166
United States of America
Attn: Stian Lovseth / Barbara Gronquist
Telephone: 212-681-3860 / 212 681 3859
Facsimile: 212-681-3900
E-mail address: stian.lovseth@dnbnor.no / barbara.gronquist@dnbnor.no
Fed Wire Instructions:
Bank: The Bank of New York, New York
ABA #: 021- 000-018
Account No.: 802- 600- 1499
SWIFT Code: DNBAUS33
Account Name: Alpha Star Equities Ltd
Account No.: 23424999
Reference Information: ALPHA STAR/MARYBELLE/CSD DEPT
10. HSBC Bank USA, National Association
Loan Lending Office:
HSBC Bank USA, National Association
452 Fifth Avenue
Floor 5
New York, NY 10018
United States of America
Attn: Lucy Groves / Scott Regan
Telephone: +1 212 525 8984 / 212 525 2482
Facsimile: +1 212 525 2469
E-mail address: lucy.groves@us.hsbc.com / scott.regan@us.hsbc.com
Fed Wire Instructions:
Bank: HSBC Bank USA, National Association
ABA #: 021001088
DDA Account No.: 001940503
DDA Account Name: Syndications and Asset Trading
Reference Information: Alpha Star Equities
Attention: Amy Hammond

ANNEX II

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Credit Agreement

11. Intesa Sanpaolo S.p.A. New York Branch

Loan Lending Office:

Intesa Sanpaolo S.p.A. New York Branch

1 William Street

New York, NY 10004

United States of America

Attn: Alex Papace

Telephone: +1 (212) 607-3531

Facsimile: +1 (212) 607-3897

E-mail address: apapace@intesasanpaolo.us

Fed Wire Instructions:

Bank: Intesa Sanpaolo S.p.A.

ABA #: 026005319

Account No.: 35150840049

Account Name: Loans Settlement Account

Reference Information: Alpha Star Equities Ltd

12. Mizuho Corporate Bank, Ltd.

Loan Lending Office:

Mizuho Corporate Bank, Ltd.

Harborside Financial Center

1800 Plaza Ten, 17th Floor

Jersey City, NJ 07311-4098

United States of America

Attn: Hema Divatia

Telephone: +1 201-626-9142

Facsimile: +1 201-626-9944

E-mail address: hemangini.divatia@mizuhocbus.com

Fed Wire Instructions:

Bank: Mizuho Corporate Bank Ltd

ABA#: 026004307

Account No.: H79-740-222205

Account Name: ISA ACCOUNT

Reference Information: Deal Name (Alpha Star)

ANNEX II

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Credit Agreement

13. NIBC Bank N.V.

Loan Lending Office:

NIBC Bank N.V.

Carnegieplein 4

2517 KJ

The Hague, The Netherlands

Attn: Kim Kropff / Dirk Kaper

Telephone: +31(0)70 342 5380 / 5924

E-mail address: kim.kropff@nibc.com / dirk.kaper@nibc.com

Fed Wire Instructions:

Bank: The Bank of New York

Account No.: 89006471400253

ABA #: 021000018

Account Name: NIBC Bank NV, All Branches

SWIFT Code: IRVTUS3N

Reference Information: 10012857/ Alpha Star equities

14. The Bank of Nova Scotia

Loan Lending Office:

The Bank of Nova Scotia

720 King St., West, 2nd Floor

Toronto, Ontario M5V 2T3

Canada

Attn: Edyta Kruk / Geraldine Lim

Telephone: +416-645-7188 / 416-866-2094

Facsimile:  +416-866-5991

E-mail address: Edyta_Kruk@scotiacapital.com / Geraldine_Lim@scotiacapital.com

Fed Wire Instructions:

Bank: THE BANK OF NOVA SCOTIA, NEW YORK AGENCY

Physical Address for Delivery: 1 Liberty Plaza, Floors 22-26, New York, N.Y. 10006

ABA #: 026002532

DDA Account No.: 6027-36

DDA Account Name: The Bank of Nova Scotia, Toronto Wholesale Banking Operations

Attention: John Hall-Kevin Bird - LOAN OPERATIONS

Reference Information: Alpha Star Equities Ltd.